FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-12

Free Writing Prospectus

Structural and Collateral Term Sheet

$586,352,904

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2026-C66

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Societe Generale Financial Corporation

JPMorgan Chase Bank, National Association

Citi Real Estate Funding Inc.

UBS AG New York Branch

Bank of Montreal

BSPRT CMBS Finance, LLC

LMF Commercial, LLC

Starwood Mortgage Capital LLC

Natixis Real Estate Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-C66

March 19, 2026

WELLS FARGO SECURITIES	BMO CAPITAL MARKETS	CITIGROUP	J.P. MORGAN	SOCIÉTÉ GÉNÉRALE	UBS SECURITIES LLC
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Natixis Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC and Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Société Générale is the marketing name for SG Americas Securities, LLC.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

“Natixis” is the marketing name for Natixis Securities Americas LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2026-C66	Transaction Highlights

I.             Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	10	10	$209,737,483	35.8%
Societe Generale Financial Corporation	7	24	119,747,637	20.4
JPMorgan Chase Bank, National Association	3	4	78,040,000	13.3
Citi Real Estate Funding Inc.	2	2	68,918,416	11.8
UBS AG New York Branch	1	1	28,750,000	4.9
BSPRT CMBS Finance, LLC	1	1	24,500,000	4.2
Bank of Montreal	2	2	16,959,368	2.9
Bank of Montreal / Natixis Real Estate Capital LLC	1	1	15,000,000	2.6
LMF Commercial, LLC	1	1	13,700,000	2.3
Starwood Mortgage Capital LLC	1	3	11,000,000	1.9
Total	29	49	$586,352,904	100.0%

Loan Pool:

Initial Pool Balance:	$586,352,904
Number of Mortgage Loans:	29
Average Cut-off Date Balance per Mortgage Loan:	$20,219,066
Number of Mortgaged Properties:	49
Average Cut-off Date Balance per Mortgaged Property(1):	$11,966,386
Weighted Average Interest Rate:	6.2740%
Ten Largest Mortgage as % of Initial Pool Balance:	67.0%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	118
Weighted Average Original Amortization Term (months)(2):	327
Weighted Average Remaining Amortization Term (months)(2):	325
Weighted Average Seasoning (months):	3
(1)

Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.64x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	58.8%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.3%
% of Mortgage Loans with Additional Subordinate Debt(2):	NAP
% of Mortgage Loans with Single Tenants(3):	12.1%
(1)

With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) and/or mezzanine loans, as applicable (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2026-C66	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 36.4% of the mortgage pool (13 mortgage loans) has scheduled amortization, as follows:

18.9% (6 mortgage loans) requires amortization during the entire loan term;

11.5% (6 mortgage loans) provides for an interest-only period followed by an amortization period; and

5.9% (1 mortgage loan) requires amortization during the entire loan term followed by an ARD.

Interest-Only: Based on the Initial Pool Balance, 63.6% of the mortgage pool (16 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 59.6% and 1.71x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 52.8% of the mortgage pool (12 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	69.9% of the pool
Insurance:	10.1% of the pool
Capital Replacements:	63.8% of the pool
TI/LC:	55.1% of the pool	(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, leased fee and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

53.7% of the mortgage pool (12 mortgage loans) features a lockout period, then defeasance only until an open period;

20.9% of the mortgage pool (8 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

13.7% of the mortgage pool (5 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

7.5% of the mortgage pool (3 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

4.2% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool

II.             Characteristics of the Mortgage Pool(1)

A.    Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Beds/ Rooms	Cut-off Date Balance Per SF/Bed/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
JPMCB	NOVA Retail 2-Pack	Various	VA	1 / 2	$58,000,000	9.9%	Retail	840,643	$196	70.3%	70.3%	1.39x	9.2%
WFB	Marriott Anchorage Downtown	Anchorage	AK	1 / 1	57,932,483	9.9%	Hospitality	392	318,506	57.5%	45.4%	1.77x	15.8%
WFB	Sheraton Denver Downtown Hotel	Denver	CO	1 / 1	55,000,000	9.4%	Leased Fee	191,437	940	76.6%	76.6%	1.29x	8.2%
CREFI	50 West 23rd Street	New York	NY	1 / 1	53,000,000	9.0%	Office	331,744	250	39.9%	39.9%	2.18x	15.3%
WFB	Domain at Town Centre	Morgantown	WV	1 / 1	35,805,000	6.1%	Multifamily	912	39,260	54.9%	54.9%	1.90x	12.3%
SGFC	U-Haul AREC RW Portfolio	Various	Various	1 / 18	34,733,694	5.9%	Self Storage	733,516	141	51.8%	40.0%	1.40x	10.6%
UBS AG	1688 Meridian Avenue	Miami Beach	FL	1 / 1	28,750,000	4.9%	Office	87,056	330	52.2%	52.2%	1.53x	10.2%
SGFC	255 Greenwich	New York	NY	1 / 1	27,000,000	4.6%	Office	626,617	235	52.5%	52.5%	1.90x	12.9%
BSPRT	Air Depot Industrial	Middletown	PA	1 / 1	24,500,000	4.2%	Industrial	435,880	56	62.5%	62.5%	1.77x	12.1%
SGFC	Ellenton Premium Outlets	Ellenton	FL	1 / 1	18,000,000	3.1%	Retail	477,175	251	60.6%	60.6%	2.31x	15.2%
Top Three Total/Weighted Average				3 / 4	$170,932,483	29.2%				68.0%	63.9%	1.49x	11.1%
Top Five Total/Weighted Average				5 / 6	$259,737,483	44.3%				60.5%	57.8%	1.69x	12.1%
Top Ten Total/Weighted Average				10 / 28	$392,721,178	67.0%				58.7%	55.8%	1.70x	12.0%
Non-Top Ten Total/Weighted Average				19 / 21	$193,631,726	33.0%				59.0%	54.1%	1.51x	11.3%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Bed/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) and/or mezzanine loans, as applicable (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

Loan No.	Property Name	Mortgage Loan Seller in WFCM 2026-C66	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	NOVA Retail 2-Pack	JPMCB	$58,000,000	$107,000,000	$165,000,000	WFCM 2026-C66	Trimont LLC	LNR Partners, LLC	Future Securitization	1.39x	9.2%	70.3%
2	Marriott Anchorage Downtown	WFB	$57,932,483	$66,922,006	$124,854,490	WFCM 2026-C66	Trimont LLC	LNR Partners, LLC	Future Securitization	1.77x	15.8%	57.5%
3	Sheraton Denver Downtown Hotel	WFB	$55,000,000	$125,000,000	$180,000,000	BANK 2025-BNK51	Midland	Rialto	BANK 2025-BNK51	1.29x	8.2%	76.6%
4	50 West 23rd Street	CREFI	$53,000,000	$30,000,000	$83,000,000	WFCM 2026-C66	Trimont LLC	LNR Partners, LLC	Benchmark 2026-B42	2.18x	15.3%	39.9%
6	U-Haul AREC RW Portfolio	SGFC	$34,733,694	$68,474,997	$103,208,692	BMO 2026-C14	Trimont LLC	Rialto	BMO 2026-C14, BMARK 2026-B42	1.40x	10.6%	51.8%
8	255 Greenwich	SGFC	$27,000,000	$120,000,000	$147,000,000	BANK 2025-BNK51	Midland	Rialto	BANK 2025-BNK51, BMO 2026-C14	1.90x	12.9%	52.5%
10	Ellenton Premium Outlets	SGFC	$18,000,000	$102,000,000	$120,000,000	BANK 2025-BNK51	Midland	Rialto	BANK 2025-BNK51, BMO 2026-C14	2.31x	15.2%	60.6%
12	Brandywine Regency Warehouse & Distribution Center	CREFI	$15,918,416	$59,694,060	$75,612,476	BBCMS 2025-C39	Midland	LNR Partners, LLC	BBCMS 2025-C39	1.27x	10.6%	54.7%
13	Birch Run Premium Outlets	BMO/NREC	$15,000,000	$75,000,000	$90,000,000	BMO 2026-C14	Trimont LLC	Rialto Capital Advisors, LLC	BMO 2026-C14	1.92x	15.3%	56.7%
17	Houston Multifamily Portfolio	SMC	$11,000,000	$25,000,000	$36,000,000	BMO 2026-C14	Trimont LLC	Rialto Capital Advisors, LLC	BMO 2026-C14	1.33x	10.0%	65.6%
19	Landstown Commons	BMO	$10,000,000	$63,400,000	$73,400,000	BMO 2026-C14	Trimont LLC	Rialto Capital Advisors, LLC	BMO 2026-C14 Benchmark 2026-B42	1.58x	10.5%	69.8%
26	Park Center Plaza I, II, III	BMO	$6,959,368	$24,854,886	$31,814,255	BMO 2026-C14	Trimont LLC	Rialto Capital Advisors, LLC	BMO 2026-C14	1.66x	18.1%	52.0%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool

C.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	WFB	Marriott Anchorage Downtown	Anchorage	AK	Hospitality	$57,932,483	9.9%	WFCM 2015-P2, CGCMT 2015-GC35
3	WFB	Sheraton Denver Downtown Hotel	Denver	CO	Leased Fee	55,000,000	9.4	CGCMT 2016-GC37, CGCMT 2016-GC36
10	SGFC	Ellenton Premium Outlets	Ellenton	FL	Retail	18,000,000	3.1	MSC 2015-UBS8, MSC 2016-UBS9, MSBAM 2016-C28
11	WFB	Security Public Storage - Palm Desert	Palm Desert	CA	Self Storage	16,500,000	2.8	WFCM 2016-NXS5
13	BMO/NREC	Birch Run Premium Outlets	Birch Run	MI	Retail	15,000,000	2.6	CD 2016-CD1, CD 2016-CD2, COMM 2016-COR1, COMM 2016-DC2
14	LMF	Greenwich Portfolio	Greenwich	CT	Mixed Use	13,700,000	2.3	COMM 2016-COR1
16	WFB	Security Public Storage - Santa Rosa	Santa Rosa	CA	Self Storage	13,300,000	2.3	WFCM 2016-C34
17	SMC	Houston Multifamily Portfolio	Houston	TX	Multifamily	11,000,000	1.9	GSMS 2020-GSA2
18	JPMCB	Guardian Storage Waterfront	Munhall	PA	Self Storage	10,920,000	1.9	CGCMT 2016-GC36
20	SGFC	Fountain Court	Bradenton	FL	Retail	10,000,000	1.7	CGCMT 2016-P4
22	JPMCB	Guardian Storage Monroeville	Monroeville	PA	Self Storage	9,120,000	1.6	CGCMT 2016-GC36
23	WFB	Security Public Storage - Moreno Valley	Moreno Valley	CA	Self Storage	8,800,000	1.5	WFCM 2016-NXS5
25	WFB	Cherry Hill Court	Canton	MI	Retail	7,250,000	1.2	WFCM 2016-C33
26	BMO	Park Center Plaza I, II, III	Independence	OH	Office	6,959,368	1.2	JPMDB 2017-C5
27	WFB	Security Public Storage - Sacramento I	Sacramento	CA	Self Storage	6,750,000	1.2	WFCM 2016-NXS5
28	WFB	Springhill Storage	Grass Valley	CA	Self Storage	4,700,000	0.8	WFCM 2016-NXS5
	Total					$264,931,851	45.2%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool

D.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	7	$118,250,000	20.2%	65.4%	64.4%	1.63x	11.4%	10.6%	6.2149%
Anchored	5	85,250,000	14.5	67.9	67.6	1.44	9.9	9.1	6.1732
Outlet Center	2	33,000,000	5.6	58.8	56.1	2.13	15.2	14.5	6.3225
Office	4	115,709,368	19.7	46.6	45.9	1.92	13.6	12.7	6.4058
CBD	3	108,750,000	18.5	46.3	46.3	1.94	13.4	12.6	6.3742
Suburban	1	6,959,368	1.2	52.0	39.7	1.66	18.1	14.5	6.9000
Self Storage	26	108,523,694	18.5	54.8	48.3	1.52	10.7	10.6	5.8887
Self Storage	26	108,523,694	18.5	54.8	48.3	1.52	10.7	10.6	5.8887
Multifamily	7	76,818,942	13.1	59.7	56.2	1.60	11.1	10.7	6.3061
Garden	6	41,013,942	7.0	63.9	57.4	1.33	10.1	9.8	6.4879
Student Housing	1	35,805,000	6.1	54.9	54.9	1.90	12.3	11.7	6.0980
Hospitality	1	57,932,483	9.9	57.5	45.4	1.77	15.8	14.3	6.4610
Full Service	1	57,932,483	9.9	57.5	45.4	1.77	15.8	14.3	6.4610
Leased Fee	1	55,000,000	9.4	76.6	76.6	1.29	8.2	8.2	6.2760
Leased Fee	1	55,000,000	9.4	76.6	76.6	1.29	8.2	8.2	6.2760
Industrial	2	40,418,416	6.9	59.4	55.1	1.57	11.5	11.1	6.4988
Warehouse	1	24,500,000	4.2	62.5	62.5	1.77	12.1	11.5	6.4200
Warehouse/Distribution	1	15,918,416	2.7	54.7	43.6	1.27	10.6	10.5	6.6200
Mixed Use	1	13,700,000	2.3	62.6	62.6	1.37	10.1	9.9	7.0800
Retail/Multifamily	1	13,700,000	2.3	62.6	62.6	1.37	10.1	9.9	7.0800
Total/Weighted Average:	49	$586,352,904	100.0%	58.8%	55.3%	1.64x	11.8%	11.2%	6.2740%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) and/or mezzanine loans, as applicable (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool

E.       Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	2	$80,000,000	13.6%	44.2%	44.2%	2.09	x	14.5%	13.6%	6.4414%
Virginia	3	68,000,000	11.6	70.2	70.2	1.42		9.4	8.8	6.0940
Alaska	2	60,353,388	10.3	57.3	45.2	1.76		15.6	14.1	6.4257
Florida	3	56,750,000	9.7	55.2	55.2	1.80		12.2	11.4	6.2574
Colorado	1	55,000,000	9.4	76.6	76.6	1.29		8.2	8.2	6.2760
California	7	52,427,054	8.9	55.6	49.4	1.50		10.7	10.6	5.9752
Southern California	3	26,719,840	4.6	59.3	52.3	1.32		9.6	9.5	5.9527
Northern California	4	25,707,214	4.4	51.7	46.3	1.69		11.8	11.7	5.9987
Pennsylvania	4	46,065,744	7.9	61.7	61.3	1.67		11.1	10.7	6.2443
West Virginia	1	35,805,000	6.1	54.9	54.9	1.90		12.3	11.7	6.0980
Wisconsin	3	30,013,942	5.1	63.3	54.4	1.33		10.1	9.9	6.2818
Other(3)	23	101,937,775	17.4	56.2	49.2	1.50		11.9	11.4	6.4075
Total/Weighted Average:	49	$586,352,904	100.0%	58.8%	55.3%	1.64	x	11.8%	11.2%	6.2740%

(1)    The mortgaged properties are located in 21 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) and/or mezzanine loans, as applicable (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 12 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool

F.        Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,700,000 - 6,000,000	2	$8,400,000	1.4%
6,000,001 - 7,000,000	2	13,709,368	2.3
7,000,001 - 10,000,000	7	61,782,408	10.5
10,000,001 - 15,000,000	6	77,321,535	13.2
15,000,001 - 20,000,000	3	50,418,416	8.6
20,000,001 - 50,000,000	5	150,788,694	25.7
50,000,001 - 58,000,000	4	223,932,483	38.2
Total:	29	$586,352,904	100.0%
Average:	$20,219,066
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.28 - 1.30	4	$93,018,416	15.9%
1.31 - 1.50	9	171,197,637	29.2
1.51 - 1.70	5	65,540,000	11.2
1.71 - 1.90	2	34,500,000	5.9
1.91 - 2.25	5	142,696,851	24.3
2.26 - 3.00	3	74,700,000	12.7
3.01 - 3.04	1	4,700,000	0.8
Total:	29	$586,352,904	100.0%
Weighted Average:	1.72x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.2 - 9.0	1	$55,000,000	9.4%
9.1 - 10.0	8	136,973,575	23.4
10.1 - 11.0	8	131,032,478	22.3
11.1 - 12.0	1	6,750,000	1.2
12.1 - 13.0	4	97,305,000	16.6
13.1 - 19.5	7	159,291,851	27.2
Total:	29	$586,352,904	100.0%
Weighted Average:	11.8%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	27	$540,547,904	92.2%
Acquisition	2	45,805,000	7.8
Total:	29	$586,352,904	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.5800 - 6.0000	4	$71,283,694	12.2%
6.0001 - 6.2500	9	186,673,833	31.8
6.2501 - 6.5000	11	270,817,592	46.2
6.5001 - 6.7500	2	25,918,416	4.4
6.7501 - 7.0000	1	6,959,368	1.2
7.0001 - 7.0800	2	24,700,000	4.2
Total:	29	$586,352,904	100.0%
Weighted Average:	6.2740%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.27 - 1.30	5	$102,351,991	17.5%
1.31 - 1.40	8	161,864,062	27.6
1.41 - 1.60	5	65,540,000	11.2
1.61 - 1.70	2	16,959,368	2.9
1.71 - 1.90	4	145,237,483	24.8
1.91 - 2.25	2	68,000,000	11.6
2.26 - 3.00	3	26,400,000	4.5
Total:	29	$586,352,904	100.0%
Weighted Average:	1.64x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.2 - 9.0	2	$113,000,000	19.3%
9.1 - 10.0	12	152,103,942	25.9
10.1 - 11.0	4	67,902,110	11.6
11.1 - 12.0	3	67,055,000	11.4
12.1 - 15.0	6	177,891,851	30.3
15.1 - 19.2	2	8,400,000	1.4
Total:	29	$586,352,904	100.0%
Weighted Average:	11.2%

(1)

With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool
ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
120	28	$531,352,904	90.6%
121	1	55,000,000	9.4
Total:	29	$586,352,904	100.0%
Weighted Average:	120 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
115	1	$34,733,694	5.9%
116	6	92,279,319	15.7
117	11	166,202,408	28.3
118	7	131,400,000	22.4
119	3	151,737,483	25.9
120	1	10,000,000	1.7
Total:	29	$586,352,904	100.0%
Weighted Average:	118 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	16	$373,195,000	63.6%
276	1	6,959,368	1.2
300	3	108,584,593	18.5
360	9	97,613,942	16.6
Total:	29	$586,352,904	100.0%
Weighted Average(3):	327 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	16	$373,195,000	63.6%
272 - 300	4	115,543,962	19.7
301 - 360	9	97,613,942	16.6
Total:	29	$586,352,904	100.0%
Weighted Average(3):	325 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	12	$309,810,267	52.8%
Springing	10	176,418,942	30.1
None	6	65,390,000	11.2
Soft / Springing Cash Management	1	34,733,694	5.9
Total:	29	$586,352,904	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	12	$315,055,899	53.7%
Lockout / GRTR 1% or YM / Open	8	122,753,942	20.9
Lockout / Defeasance or GRTR 1% or YM / Open	5	80,083,694	13.7
Lockout / GRTR 1% or YM / Defeasance or GRTR 1% or YM / Open	3	43,959,368	7.5
GRTR 1% or YM / Open	1	24,500,000	4.2
Total:	29	$586,352,904	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
31.3 - 40.0	3	$61,400,000	10.5%
40.1 - 55.0	8	165,916,478	28.3
55.1 - 60.0	4	98,232,483	16.8
60.1 - 65.0	10	126,803,942	21.6
65.1 - 70.0	2	21,000,000	3.6
70.1 - 76.6	2	113,000,000	19.3
Total:	29	$586,352,904	100.0%
Weighted Average:	58.8%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
31.3 - 40.0	5	$103,093,063	17.6%
40.1 - 50.0	3	80,600,899	13.7
50.1 - 55.0	10	175,835,368	30.0
55.1 - 65.0	7	92,823,575	15.8
65.1 - 70.0	2	21,000,000	3.6
70.1 - 76.6	2	113,000,000	19.3
Total:	29	$586,352,904	100.0%
Weighted Average:	55.3%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	16	$373,195,000	63.6%
Amortizing Balloon	6	110,824,210	18.9
Interest Only, Amortizing Balloon	6	67,600,000	11.5
Amortizing Balloon - ARD	1	34,733,694	5.9
Total:	29	$586,352,904	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
24	5	$60,350,000	10.3%
60	1	7,250,000	1.2
Total:	6	$67,600,000	11.5%
Weighted Average:	28 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	1	$10,000,000	1.7%
1	3	151,737,483	25.9
2	7	131,400,000	22.4
3	10	111,202,408	19.0
4	7	147,279,319	25.1
5	1	34,733,694	5.9
Total:	29	$586,352,904	100.0%
Weighted Average:	3 months

(1)

The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Tysons Corner Center
Dulles Intl. Airport 14 miles
McLean
Tysons Corner
ARLINGTON COUNTY
Vienna
Dunn Loring
Gallows Rd
WEST FALLS CHURCH
ORANGE/SILVER LINES
Williamsburg Blvd
Great Falls St
Virginia Hospital Center
Maple Ave
West St
Falls Church
ARLINGTON
DUNN LORING/MERRIFIELD
Oakton Shopping Center
METRO ORANGE LINE
EAST FALLS CHURCH
Leesburg Pike
Blake Ln
VIENNA/FAIRFAX
Merrifield
Mosaic District
Lee Hwy
Wilson Blvd
Oakton
Fairfax Plaza
Northrop Grumman Corporation
Washington, DC 8 miles
Arlington Blvd
Seven Corners
Sleeping Hollow Rd
Fairfax Blvd
Stryker Square
West Falls Church
Army Navy Country Club-Fairfax
Prosperity Ave
General Dynamics IT
Inova Fairfax Medical Campus
Capital Beltway
Crossroads Center
Fairfax
FAIRFAX COUNTY
Lake Barcroft
Columbia Pike
Main Street Marketplace
Gallows Rd
Crossroads Place
Mantua
Annandale
Barcroft Plaza
George Mason University
Long Branch
Northern Virginia Community College - Annandale Campus
Little River Tpke
Pinecrest GC
Braddock Rd
Lincolnia Rd
Beauregard St
Ravensworth Rd
Backlick Rd
Bradlick Shopping Center
Kings Park West
Lincolnia
Kings Park Shopping Center
ALEXANDRIA
Royal Lake Park
Edsall Rd
Guinea Rd
Kings Park
Lake Accotink Park
Amazon Distribution Center
VAN DORN STREET
Burke
AMTRAK/VRE
Backlick Road
Backlick Plaza
Bren Mar Business Center
Burke Center
Burke Village Center
Rolling Road
Lake Accotink
Burke Town Center
Pohick Stream Valley Park
Rose Hill
Springfield
Van Dorn St
Springfield Plaza
Franconia Rd
METRO BLUE LINE
Franconia
Springfield Golf and Country Club
Springfield Town Center
Beulah St
Springfield Commons
Kingstowne
TSA HQ
West Springfield
FRANCONIA-SPRINGFIELD
National Geospatial-Intelligence Agency
Northern VA Comm. College - Medical Educ. Campus
US Coast Guard Radio Station
Hooes Road Park
Kingstowne
Telegraph Rd
Fort Belvoir US Army Reserve
MARYLAND
VIRGINIA
Leesburg
Gaithersburg
Rockville
Bethesda
Reston
Chantilly
Centreville
WASH. DC
ARLINGTON
Annandale
ALEXANDRIA
Manassas
Woodbridge
NOVA Retail 2-Pack
1 Fair City Mall Fairfax, VA
2 Plaza at Landmark Alexandria, VA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Mortgage Loan No. 1 – NOVA Retail 2-Pack

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(3):	Portfolio
Credit Assessment (Fitch/S&P/KBRA):		NR/NR/NR		Location(3):	Various, VA Various
Original Balance(1):		$58,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$58,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		9.9%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(3):	Various/2020
Borrower Sponsor:		HHH Properties		Size:	840,643 SF
Guarantors:		Marshall S. Ruben, Myrna Ruben Haft and Dana Ruben Rogers		Cut-off Date Balance PSF(1):	$196
Mortgage Rate:		6.0930%		Maturity Date Balance PSF(1):	$196
Note Date:		2/20/2026		Property Manager:	HHH Properties Corp.
Maturity Date:		3/1/2036			(borrower-related)
Term to Maturity:		120 months
Amortization Term:		0 months		Underwriting and Financial Information(1)
IO Period:		120 months		UW NOI(4):	$15,191,983
Seasoning:		1 month		UW NCF	$14,208,344
Prepayment Provisions:		L(24),YM1(90),O(6)		UW NOI Debt Yield(1):	9.2%
Lockbox/Cash Mgmt. Status:		Hard/Springing		UW NCF Debt Yield(1):	8.6%
Additional Debt Type(1):		Pari Passu		UW NOI Debt Yield at Maturity(1):	9.2%
Additional Debt Balance(1):		$107,000,000		UW NCF DSCR(1):	1.39x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(4)(5):	$14,085,754 (12/31/2025)
Reserves(2)				2nd Most Recent NOI(5):	$12,595,407 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$13,097,024 (12/31/2023)
RE Taxes:	$781,365	$195,341	NAP	Most Recent Occupancy:	97.4% (12/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	96.0% (12/31/2024)
Replacement Reserve:	$14,011	$14,011	NAP	3rd Most Recent Occupancy:	93.8% (12/32/2023)
TI/LC Reserve:	$4,000,000	Springing	$4,000,000	Appraised Value (as of)(6):	$234,700,000 (11/30/2025)
Free Rent Reserve:	$752,723	$0	NAP	Appraised Value PSF(6):	$279
Outstanding TI/LC Reserve:	$549,705	$0	NAP	Cut-off Date LTV Ratio(1):	70.3%
				Maturity Date LTV Ratio(1):	70.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$140,634,428	85.2%
			Closing Costs:	$2,472,017	1.5%
			Upfront Reserves:	$6,097,803	3.7%
			Principal Equity Distribution:	$15,795,752	9.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The NOVA Retail 2-Pack Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000 (the “NOVA Retail 2-Pack Whole Loan”). Underwriting and Financial Information in the chart above reflects the NOVA Retail 2-Pack Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	See “The Properties”. No individual property release are permitted pursuant to the terms of the NOVA Retail 2-Pack Whole Loan documents.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) recent leasing (approximately $166,344 in underwritten rent), (ii) contractual rent steps underwritten through February 2027 and straight-line average rent underwritten through the lesser of the loan and lease term for Chase Bank and HomeGoods (approximately $356,693) and (iii) reduction in contractual management fees from approximately 5% historically to 3% in the most recently executed management agreement.
(5)	The increase in Most Recent NOI from 2nd Most Recent NOI is largely attributed to eight newly executed triple net leases accounting for 4.4% of NRA.
(6)	See “Appraisal” for individual property valuations.

The Mortgage Loan. The largest mortgage loan (the “NOVA Retail 2-Pack Mortgage Loan”) is part of the NOVA Retail 2-Pack Whole Loan evidenced by seven pari passu notes with an aggregate principal balance of $165,000,000 as of the Cut-off Date. The NOVA Retail 2-Pack Mortgage Loan, with an aggregate principal balance of $58,000,000, is evidenced by the controlling Note A-1-1. The NOVA Retail 2-Pack Whole Loan is secured by fee simple interests in two grocery-anchored retail centers, Fair City Mall (the “Fair City Mall Property”) and Plaza at Landmark (the “Plaza at Landmark Property”) totaling 840,643 square feet (“SF”) located in Fairfax County, Virginia.

The relationship between the holders of the NOVA Retail 2-Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The NOVA Retail 2-Pack Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The table below summarizes the promissory notes that comprise the NOVA Retail 2-Pack Whole Loan:

NOVA Retail 2-Pack Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$58,000,000	$58,000,000	WFCM 2026-C66	Yes
A-1-2(1)	$12,000,000	$12,000,000	JPMCB	No
A-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3(1)	$18,750,000	$18,750,000	Goldman Sachs Mortgage Company	No
A-4(1)	$18,750,000	$18,750,000	Goldman Sachs Mortgage Company	No
A-5(1)	$18,750,000	$18,750,000	Goldman Sachs Mortgage Company	No
A-6(1)	$18,750,000	$18,750,000	Goldman Sachs Mortgage Company	No
Whole Loan	$165,000,000	$165,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are Fair City HHH, L.L.C. and Landmark HHH, L.L.C. (collectively the “Borrowers”). The borrower sponsor is HHH Properties, a family owned and operated privately-held asset management company, founded in 1996 and headquartered in Fairfax, Virginia. HHH Properties has owned and operated the NOVA Retail 2-Pack Portfolio (as defined below) for over 30 years. HHH Properties is led by Marshall S. Ruben who also serves as the president of Ruben/Horan, P.C., a law firm based out of Hartford, Connecticut. The non-recourse carveout guarantors are Marshall S. Ruben, Myrna Ruben Haft and Dana Ruben Rogers, shareholders of HHH Properties.

The Properties. The NOVA Retail 2-Pack Portfolio is comprised of two grocery anchored retail centers, the Fair City Mall Property and the Plaza at Landmark Property (collectively the “NOVA Retail 2-Pack Portfolio”), totaling 840,643 SF, located in Northern Virginia. The NOVA Retail 2-Pack Portfolio was most recently renovated in 2020, which included general infrastructure upgrades, tenant space improvements and landscaping. Both the Plaza at Landmark Property and the Fair City Mall Property are located in affluent, high-growth submarkets with nearby access to I-495, I-395 and major regional employment centers. The centers are served by robust public transit and are proximate to major residential neighborhoods and demand generators, including George Mason University and Inova Alexandria Hospital. The NOVA Retail 2-Pack Portfolio is anchored by leading national grocers and features a diverse mix of national and regional tenants, including 32 national retailers (644,526 SF, 76.7% of net rentable area, 70.1% of UW Rent), with 12 investment-grade tenants (251,782 SF, 30.0% of net rentable area, 29.7% of UW Rent). With over 80 tenants, the NOVA Retail 2-Pack Portfolio benefits from a granular rent roll with minimal exposure to any single tenant or industry. Aside from Giant, Hobby Lobby, Lifetime Fitness and Safeway, no other tenant occupies more than 5.2% of net rentable area or 3.9% of total UW rent. The NOVA Retail 2-Pack Portfolio boasts a weighted average tenant tenure of 24.7 years, underscoring the portfolio’s stability and exceptional tenant retention. Notably, the NOVA Retail 2-Pack Portfolio has maintained an average occupancy of 92.4% since 2019, further demonstrating sustained long-term tenant demand.

The Fair City Mall Property (55.8% of underwritten net cash flow), located in Fairfax, Virginia, encompasses 403,370 SF across five buildings on a 32.76-acre site. As of December 31, 2025, the Fair City Mall Property was 96.5% occupied by 41 tenants. The Fair City Mall Property is anchored by Safeway and supported by a strong lineup of national retailers including Lifetime Fitness, Marshall’s, HomeGoods, Designer Shoe Warehouse, Burlington, Sierra Trading Post, Ulta Salon and Five Below. The Fair City Mall Property has received significant capital improvements since 2001 through the borrower sponsor’s investment of over $39 million in property upgrades and $26 million in tenant improvements. Bed Bath & Beyond vacated the Fair City Mall Property in January 2021 in connection with the broader corporate bankruptcy. Within 18 months of Bed Bath & Beyond’s exit, the borrower sponsor successfully executed a lease with Sierra Trading Post, a TJX company, encompassing 20,000 SF, and bifurcated the remainder of the space between JPMorgan Chase Bank (3,500 SF), South Block Co. (1,714 SF) and Dave’s Hot Chicken (2,500 SF). The speed with which the borrower sponsor was able to adapt the tenant space for current retail demand and re-lease demonstrates the viability of the property through an evolving retail landscape. The Fair City Mall Property is served by 1,874 parking spaces, resulting in a parking ratio of 4.65 spaces per 1,000 SF.

The Plaza at Landmark Property (44.2% of underwritten net cash flow), located in Alexandria, Virginia encompasses 437,273 SF across five buildings on a 22.67 acre site. As of December 31, 2025, the Plaza at Landmark Property was 98.3% occupied by 39 tenants. The Plaza at Landmark Property is anchored by Giant with major tenants including Hobby Lobby, LA Fitness, Marshalls, Ross, Total Wine and More and Overstock Furniture. Since 1999, the borrower sponsor has invested $24.2 million in property upgrades and $14.1 million in tenant improvements. The Plaza at Landmark Property has a total of 1,900 parking spaces, resulting in a parking ratio of 4.35 spaces per 1,000 SF.

The following table presents certain information relating to NOVA Retail 2-Pack Portfolio:

	NOVA Retail 2-Pack Portfolio Summary
Property Name	City, State	Property Type	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance(1)	Year Built/Renovated	SF	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Fair City Mall	Fairfax, VA	Retail	$34,028,973	58.7%	1974 / 2020	403,370	$7,928,981	55.8%	$137,700,000	58.7%
Plaza at Landmark	Alexandria, VA	Retail	$23,971,027	41.3%	1963 / 2020	437,273	$6,279,362	44.2%	$97,000,000	41.3%
Total			$58,000,000	100.0%		840,643	$14,208,344	100.0%	$234,700,000	100.0%

(1)	No allocated loan amounts are provided for in the underlying loan documents, as no individual property releases are permitted. The Allocated Cut-Off Date Balances noted above are calculated on a pro-rata basis based on the individual appraised values for the Fair City Mall Property and the Plaza at Landmark Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Major Tenants.

Giant (65,000 SF; 7.7% of NRA; 7.4% of UW Rent): Giant, headquartered in Hyattsville, Maryland, is an American regional supermarket chain with over 160 stores located in Delaware, Maryland, Virginia and the District of Columbia. Established in 1936, Giant offers a comprehensive range of products and services, including fresh produce, meat, dairy, bakery items and a variety of general merchandise. Many of its locations feature in-store pharmacies, providing customers with convenient access to prescription medications and health services. Per a third-party market research report, Giant represented 21% of DC Metro area market share in 2024, making it the largest grocer in the area. Giant is a subsidiary of Ahold Delhaize (Fitch/Moody’s/S&P: NR/Baa1/BBB+), a global retail conglomerate headquartered in Zaandam, Netherlands. Giant has occupied its leased space at the Plaza at Landmark Property since 2018. Giant has a lease expiration in December 2030, six five-year renewal options and no termination options.

Safeway (61,915 SF; 7.4% of NRA; 6.3% of UW Rent). Safeway is a leading American supermarket chain, with over 900 stores across 18 states, offering a comprehensive selection of groceries, general merchandise and specialty departments, including bakery, delicatessen, floral, seafood, and pharmacy services. Many locations also feature Starbucks coffee shops and adjacent fuel centers. Headquartered in Pleasanton, California, Safeway operates as a subsidiary of Albertsons Companies (Fitch/Moody’s/S&P: NR/Ba1/BB+), one of the largest food and drug retailers in the United States. According to a third-party market research report, Safeway is the second-largest supermarket brand in the Washington, DC metro area, holding 12.4% market share, trailing only Giant. Safeway has occupied its leased space at the Fair City Mall Property since 1983. Safeway has a lease expiration in September 2033, four five-year renewal options and no termination options.

Lifetime Fitness (58,900 SF; 7.0% of NRA; 5.1% of UW Rent). Lifetime Fitness is a premier athletic country club in the United States, offering a wide range of programs and amenities designed to enhance overall well-being. From state-of-the-art workout facilities to spaces for relaxation, every aspect of Lifetime Fitness is dedicated to helping individuals live their healthiest lives. Amenities at Lifetime Fitness in the Fair City Mall Property include an indoor pool, kids academy, spa, sauna, steam room and whirlpool. Lifetime Fitness currently operates more than 180 athletic country clubs across the United States and Canada. Lifetime Fitness has occupied its leased space at the Fair City Mall Property since 2001. Lifetime Fitness has a lease expiration in July 2031, three five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the NOVA Retail 2-Pack Portfolio:

Tenant Summary(1)
								Annual Sales Data(2)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Giant(4)	Plaza at Landmark	NR/Baa1/BBB+	65,000	7.7%	$1,235,000	7.4%	$19.00	$22,873,711(5)	$352	6.8%	12/31/2030	6 x 5 yrs	N
Safeway(6)	Fair City Mall	NR/Ba1/BB+	61,915	7.4%	$1,052,555	6.3%	$17.00	$43,340,529	$700	3.3%	9/30/2033	4 x 5 yrs	N
Lifetime Fitness	Fair City Mall	BB-/NR/NR	58,900	7.0%	$862,355	5.1%	$14.64	$9,413,148	$160	11.1%	7/31/2031	3 x 5 yrs	N
Marshall's	Plaza at Landmark	NR/A2/A	43,375	5.2%	$699,564	4.2%	$16.13	$12,108,096	$279	8.9%	1/31/2034	2 x 5 yrs	N
Total Wine and More	Plaza at Landmark	NR/NR/NR	26,377	3.1%	$656,256	3.9%	$24.88	$12,675,179	$481	6.4%	10/31/2028	3 x 5 yrs	N
Ross	Plaza at Landmark	NR/A2/BBB+	28,700	3.4%	$574,000	3.4%	$20.00	$12,158,470(5)	$424	5.7%	1/31/2031	2 x 5 yrs	N
Marshall's	Fair City Mall	NR/A2/A	27,630	3.3%	$568,344	3.4%	$20.57	$12,028,271(5)	$435	6.7%	1/31/2029	2 x 5 yrs	N
Hobby Lobby	Plaza at Landmark	NR/NR/NR	62,480	7.4%	$562,320	3.4%	$9.00	NAV	NAV	NAV	3/31/2029	3 x 5 yrs	N
Burlington	Fair City Mall	NR/NR/BB+	30,964	3.7%	$464,460	2.8%	$15.00	$5,576,039(5)	$180	11.2%	2/29/2032	4 x 5 yrs	N
LA Fitness(7)	Plaza at Landmark	NR/B2/B	42,735	5.1%	$360,000	2.1%	$8.42	NAV	NAV	NAV	1/31/2028	None	N
Major Tenants Subtotal/Wtd. Avg.			448,076	53.3%	$7,034,854	42.0%	$15.70

Other Tenants			371,023	44.1%	$9,713,155	58.0%	$26.17
Occupied Subtotal/Wtd. Avg.			819,099	97.4%	$16,748,009	100.0%	$20.45

Vacant Space			21,544	2.6%
Total/Wtd. Avg.			840,643	100.0%

(1)	Based on the underwritten rent roll as of December 31, 2025, inclusive of contractual rent steps through February 15, 2027.
(2)	Based on the year end 2025 sales data unless otherwise noted.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	In addition to the 65,000 SF of retail space, the tenant leases an additional 2,000 SF of equipment space under the same lease with a co-terminus expiration date.
(5)	Reflects 2024 year-end sales.
(6)	Safeway is not required to report sales. The Annual Sales Data presented is based on a Sponsor provided estimate of $700 per square foot.
(7)	Borrower is in discussion with Crunch Fitness to take occupancy of the space upon expiration of the LA Fitness lease. It cannot be assured that, in the event LA Fitness vacates, Crunch Fitness will execute the letter of intent and lease the space currently occupied by LA Fitness or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the NOVA Retail 2-Pack Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	6	20,186	2.4%	2.4%	$577,445	3.4%	3.4%	$28.61
2027	7	19,067	2.3%	4.7%	$524,001	3.1%	6.6%	$27.48
2028	12	92,377	11.0%	15.7%	$1,961,943	11.7%	18.3%	$21.24
2029	14	144,435	17.2%	32.8%	$2,486,901	14.8%	33.1%	$17.22
2030	10	101,297	12.0%	44.9%	$2,398,383	14.3%	47.5%	$23.68
2031	8	116,999	13.9%	58.8%	$2,357,819	14.1%	61.5%	$20.15
2032	7	95,053	11.3%	70.1%	$1,598,425	9.5%	71.1%	$16.82
2033	3	90,556	10.8%	80.9%	$1,726,796	10.3%	81.4%	$19.07
2034	6	64,086	7.6%	88.5%	$1,458,837	8.7%	90.1%	$22.76
2035	5	13,252	1.6%	90.1%	$544,942	3.3%	93.4%	$41.12
2036 & Thereafter	6	61,791	7.4%	97.4%	$1,112,517	6.6%	100.0%	$18.00
Vacant	0	21,544	2.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	84	840,643	100.0%		$16,748,009	100.0%		$20.45

(1)	Information is based on the underwritten rent roll as of December 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The Market. The NOVA Retail 2-Pack Portfolio is located in Fairfax County, Virginia, within the Washington, DC Core-Based Statistical Area, the seventh most populous metro in the United States. As of 2024, the region is characterized by high household incomes (average $150,248), strong population density (6,271,592) and a robust employment base anchored by government, technology and healthcare sectors.

The Fair City Mall Property is located within the Fairfax City retail submarket. The Fairfax City retail submarket contains approximately 4.1 million SF of inventory and has a vacancy rate of 3.8% as of the first quarter of 2026. As of the first quarter of 2026, there is no retail space under construction in the Fairfax City submarket. Market rents in Fairfax City are $43.00 PSF, compared to a Washington DC market rent rate of $35.37 PSF. The Fair City Mall Property is situated in an affluent area with an average household income of approximately $180,730 within a three-mile radius as of 2024 and is located in close proximity to George Mason University (approximately 40,000 students). The surrounding Fairfax, Virginia area is home to ten Fortune 500 companies, including Booz Allen Hamilton, General Dynamics, Capital One, Hilton Worldwide, Freddie Mac, QXO Building Products, Leidos, Northrop Grumman, NVR and Science Applications International Corporation.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Fair City Mall Property:

Market Rent Summary(1)
	Market Rent	Lease Terms
Grocery Anchor	$18.00	15
Fitness Anchor	$16.00	15
Anchor	$15.00	10
Jr Anchor	$28.50	10
Jr Anchor (Theater)	$12.00	5

(1)	Source: Appraisal dated December 24, 2025.

The following table presents certain information relating to comparable shopping centers for the Fair City Mall Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Anchor NRA (SF)	Occupancy (%)	Distance from Property (miles)	Anchor Tenant(s)
Fair City Mall 9600-9688 Main Street Fairfax, VA	1974 / 2020	403,370(2)	242,950(2)	96.5%(2)	NAP	Safeway Lifetime Fitness Burlington Coat Factory Marshall’s HomeGoods Sierra Trading Post Designer Shoe Warehouse
Turnpike Shopping Center 9520 Main Street Fairfax, VA	1967 / 2013	103,292	46,731	98.0%	0.1	Ross Dress for Less PetSmart Dollar Tree
Pickett Shopping Center 9400 Main Street Fairfax, VA	1967 / NAP	89,389	49,794	100.0%	0.3	Trader Joe’s Total Wine Staples Chuck E. Cheese
Main Street Marketplace 10250 Main Street Fairfax, VA	1962 / NAP	100,848	55,418	100.0%	1.5	TJ Maxx Walgreens Ace Hardware
Courthouse Plaza 10384 Willard Way Fairfax, VA	1974 / NAP	83,170	40,000	95.0%	1.7	Safeway
University Mall 10653 Braddock Road Fairfax, VA	1970 / 2015	201,566	50,816	100.0%	3.2	Giant Food
Fairfax Junction Shopping Center 11001 Lee Highway Fairfax, VA	1980 / 1999	75,632	46,006	100.0%	2.7	Aldi Planet Fitness
Twinbrooke Centre 9521 Braddock Road Fairfax, VA	1977 / 2026	101,000	35,200	100.0%	2.2	Safeway
Kings Park Shopping Center 8900 Burke Lake Road Fairfax, VA	1966 / 2015	93,284	51,100	100.0%	3.4	Giant Food

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The Plaza at Landmark Property is located within the I-395 Corridor retail submarket. The I-395 Corridor retail submarket has a vacancy rate of 3.2% as of the first quarter of 2026, compared to a Washington DC market vacancy rate of 4.4%. As of the first quarter of 2026, there is no retail space under construction in the I-395 Corridor retail submarket. The I-395 Corridor retail submarket contains roughly 6.1 million SF of inventory. Market rents in the submarket are $41.00 PSF, compared to the total DC market rents of $35.37 PSF. The Plaza at Landmark Property is situated in an affluent, densely populated area, with an average household income of $136,474 within a three-mile radius. Approximately two miles east from the Plaza at Landmark Property is the WestEnd Alexandria mixed-use master planned development featuring the new Inova Alexandria Hospital Campus. The campus is expected to include an inpatient hospital, specialty care center and the Inova Schar Cancer Institute. The development is located on the former Landmark Mall site and broke ground in 2024. It is expected to bring approximately 2,000 healthcare workers to the area and is slated to open in 2028.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Plaza at Landmark Property:

Market Rent Summary(1)
	Market Rent	Lease Terms
Grocery Anchor	$16.00	15
Fitness Anchor	$13.00	15
Lower Level Anchor	$9.00	10
Upper Level Anchor	$9.00	10
In Line	$35.00	5

(1)	Source: Appraisal dated December 24, 2025.

The following table presents certain information relating to comparable shopping centers for the Plaza at Landmark Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Anchor NRA (SF)	Occupancy (%)	Distance from Property (miles)	Anchor Tenant(s)
Plaza at Landmark 6198-6244 Little River Turnpike Alexandria, VA	1974 / 2020	437,273(2)	283,335(2)	98.3%(2)	NAP	Giant Hobby Lobby LA Fitness Marshall’s Ross Dress for Less Total Wine and More Overstock Furniture
Grand Mart 6229 Little River Turnpike Alexandria, VA	1968 / 2013	65,330	23,800	100.0%	0.1	New Grand Mart
Van Dorn Plaza 229 Little River Turnpike Alexandria, VA	1979 / NAP	128,138	47,443	100.0%	0.8	Safeway CVS Pharmacy
Shoppes at Foxchase 4513 Duke Street Alexandria, VA	1959 / 2006	195,066	55,635	100.0%	1.7	Harris Teeter
The Shops at Mark Center 1400 North Beuregard Street Alexandria, VA	1973 / NAP	66,000	32,809	97.0%	1.3	Global Foods
Seminary Plaza 4500 Kenmore Avenue Alexandria, VA	1964 / NAP	94,525	20,318	100.0%	2.1	Aldi CVS Pharmacy
Bradlee Shopping Center 3610 King Street Alexandria, VA	1955 / 1999	170,922	56,097	100.0%	3.4	The Fresh Market Michael’s Walgreens
Barcroft Plaza 6341 Columbia Pike Falls Church, VA	1960 / 1999	108,641	45,500	100.0%	1.5	Harris Teeter

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 31, 2025.

Appraisal. The “as-is” appraised value for the NOVA Retail 2-Pack Portfolio of $234,700,000 is based on the sum of the “as-is” values from the individual appraisals for the Fair City Mall Property and the Plaza at Landmark Property. The individual “as-is” appraised values for the Fair City Mall Property and the Plaza at Landmark Property as of November 30, 2025 are $137,700,000 and $97,000,000, respectively.

Environmental Matters. According to the Phase I environmental reports, dated December 11, 2025 (Fair City Mall Property) and December 10, 2025 (Plaza at Landmark Property), both the Fair City Mall Property and Plaza at Landmark Property were identified as having recognized environmental conditions. The lender obtained a Site Lender Environmental Asset Protection-type environmental insurance policy and an excess environmental insurance policy for the identified properties issued by Beazley Excess with total limits of $5,000,000 per occurrence and $10,000,000 in aggregate, subject to a $25,000 deductible, with a 13-year policy term (ending February 20, 2039). The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding that remediation would not exceed an upper range estimate of $1,816,000 in aggregate. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the NOVA Retail 2-Pack Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW	UW PSF
Rents in Place	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$16,391,315	$19.50
Rent Steps	$0	$0	$0	$0	$0	$356,693	$0.42
Vacant Income	$0	$0	$0	$0	$0	$725,095	$0.86
Gross Potential Rent	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$17,473,103	$20.78
CAM Recovery	$2,302,007	$2,391,755	$2,627,765	$2,369,542	$3,064,279	$3,056,262	$3.64
R/E Tax Recovery	$1,501,728	$1,510,135	$1,540,266	$1,652,807	$1,905,906	$1,871,964	$2.23
Gross Potential Income	$17,205,495	$17,939,826	$18,806,154	$18,909,461	$20,782,044	$22,401,329	$26.65
Vacancy & Bad Debt	($142,916)	($0)	($191,967)	($25,125)	($0)	($1,132,401)	($1.35)
Other Income	$133,560	$114,208	$120,490	$111,946	$139,694	139,694	$0.17
Effective Gross Income	$17,196,139	$18,054,034	$18,734,677	$18,996,282	$20,921,738	$21,408,622	$25.47

Real Estate Taxes	$1,956,404	$1,921,983	$2,011,055	$2,123,750	$2,278,465	$2,205,106	$2.62
Insurance	$209,314	$246,639	$283,326	$322,457	$323,899	$399,727	$0.48
Other Expenses(3)	$3,529,660	$3,516,569	$3,343,272	$3,954,668	$4,233,620	$3,611,806	$4.30
Total Expenses	$5,695,378	$5,685,191	$5,637,653	$6,400,875	$6,835,984	$6,216,639	$7.40

Net Operating Income(4)	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$15,191,983	$18.07
TI/LC	$0	$0	$0	$0	$0	$857,543	$1.02
Replacement Reserves	$0	$0	$0	$0	$0	$126,096	$0.15
Net Cash Flow	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$14,208,344	$16.90

Occupancy %(5)	84.9%	93.8%	93.8%	96.0%	97.4%	94.9%
NOI DSCR(6)	1.13x	1.21x	1.28x	1.24x	1.38x	1.49x
NCF DSCR(6)	1.13x	1.21x	1.28x	1.24x	1.38x	1.39x
NOI Debt Yield(6)	7.0%	7.5%	7.9%	7.6%	8.5%	9.2%
NCF Debt Yield(6)	7.0%	7.5%	7.9%	7.6%	8.5%	8.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of December 31, 2025.
(3)	The decrease in UW Other Expenses from 2025 Other Expenses is primarily attributable (i) a one-time roof repair expense at the Fair City Mall Property that occurred in 2025 and is not reflected in UW Other Expenses and (ii) a reduction in contractual management fees from approximately 5.2% in 2025 to the underwritten 3% per the most recently executed agreement.
(4)	The increase in 2025 NOI from 2024 NOI is largely attributed to eight newly executed triple net leases accounting for 4.4% of NRA. The increase in UW NOI from 2025 NOI is primarily attributable to: (i) recent leasing (approximately $166,344 in annual rent), (ii) 12-months of contractual rent steps underwritten through February 2027 and straight-line average rent underwritten through the lesser of the loan and lease term for Chase Bank and HomeGoods (approximately $356,693) and (iii) reduction in contractual management fees from approximately 5% historically to 3% in most recently executed management agreement.
(5)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.
(6)	Based on the NOVA Retail 2-Pack Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the Borrowers were required to make an upfront deposit of approximately $781,365. The Borrowers are required to make a monthly deposit on each payment date equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months (initially $195,341 monthly).

Insurance – On each payment date, the Borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration. However, if no event of default is continuing and the NOVA Retail 2-Pack Portfolio is insured under a blanket policy meeting the requirements set forth in the related NOVA Retail 2-Pack Whole Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $14,011. The Borrowers are required to make a monthly deposit on each payment date of $14,011 to be used for replacements and repairs at the NOVA Retail 2-Pack Portfolio.

TI/LC Reserve – At origination, the Borrowers were required to make an upfront deposit of $4,000,000. Upon the occurrence of a Rollover Reserve Monthly Trigger (as defined below), the Borrowers are required to make a monthly deposit of approximately $105,080 until the balance of the rollover reserve is equal to $4,000,000 (the “Rollover Reserve Cap”). If on January 1, 2030, the balance in the rollover reserve account is below the Rollover Reserve Cap, then the positive difference of $3,000,000 and the aggregate amount of rollover funds in the rollover reserve account must be deposited by the Borrowers and held by the lender for tenant improvement and leasing commission obligations. Such obligations will be recourse to the NOVA Retail 2-Pack Whole Loan guarantors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

A “Rollover Reserve Monthly Trigger” will commence upon the earliest of (i) the occurrence of a Cash Sweep Period (as defined below) and (y) the date the balance in the rollover reserve falls below $3,000,000.

Free Rent Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $752,723 for outstanding free rent, gap rent and rent abatements for specified tenants in accordance with the NOVA Retail 2-Pack Whole Loan agreement.

Outstanding TI/LC Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $549,705 for outstanding tenant improvement and leasing commission obligations for specified tenants in accordance with the NOVA Retail 2-Pack Whole Loan agreement.

Lockbox and Cash Management. The NOVA Retail 2-Pack Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and the property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents otherwise received into the lockbox account within two business days of receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account will be swept each business day to the Borrowers’ operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an excess cash flow reserve account as additional security for the NOVA Retail 2-Pack Whole Loan, to be held, maintained and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

“Cash Sweep Period” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action with respect to the Borrowers or the property manager; (iii) the debt service coverage ratio (“DSCR”) falling below 1.15x (provided the DSCR Cure Conditions (as defined below) are not met) or (iv) a Lease Sweep Period (as defined below). A Cash Sweep Period will end upon the occurrence of the following: (a) with respect to clause (i) above, upon the lender’s acceptance (in its sole and absolute discretion) of a cure of the applicable event of default; (b) with respect to clause (ii) above solely with respect to a bankruptcy action of the property manager, upon the Borrowers’ replacement of the affiliated property manager with a qualified manager pursuant to a replacement management agreement within 60 days of such bankruptcy action (c) with respect to clause (iii) above, upon achievement of a DSCR of at least 1.20x for two consecutive quarters or upon the satisfaction of the DSCR Cure Conditions; and (d) with respect to clause (iv) above, upon the Lease Sweep Period ending; provided, however, a Cash Sweep Period cannot be cured more than four times in the aggregate during the term of the NOVA Retail 2-Pack Whole Loan. The Borrowers are not entitled to cure a Cash Sweep Period caused by a bankruptcy action of Borrowers in any event.

A “Lease Sweep Period” is a tenant-focused sweep tied to any lease that, either individually or in the aggregate when taken with any other lease with the same tenant or its affiliate, (A) covers 10% or more of the net rentable area of the NOVA Retail 2-Pack Portfolio or (B) accounts for 10% or more of gross rents at the NOVA Retail 2-Pack Portfolio (each, a “Lease Sweep Lease”). A Lease Sweep Period commences upon the first payment date after the occurrence of any of the following: (i) with respect to each Lease Sweep Lease, the earliest of (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term) or (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) a default under a Lease Sweep Lease by the tenant that continues beyond any notice and cure period; (vi) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vii) the date that any tenant under a Lease Sweep Lease appears on a published store closure list. A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve or rollover reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the tenant irrevocably exercises a renewal or extension option for all of its space, with sufficient funds reserved for any related expenses; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (iii) above, any surrender, cancellation or termination or notice thereof is waived in writing by the related tenant and such tenant has affirmed in writing the respective Lease Sweep Lease is in full force and effect; (e) in the case of clause (iv), any revocation or withdrawal in writing of the tenant’s notice to discontinue its business or abandon or vacate its premises or the reopening of the tenant’s business or written notice of its intent to continue to operate its business; (e) in the case of clause (v), the default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months; (f) in the clause of clause (vi), termination or dismissal of the insolvency proceeding and the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (g) in the case of clause (vii), the tenant no longer appears on a published store closure list.

“Qualified Lease” means either (A) the original Lease Sweep Lease, as extended in accordance with (i) the renewal option set forth therein or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with an initial term of at least five years; (ii) entered into in accordance with the NOVA Retail 2-Pack Whole Loan agreement and reasonably approved by the lender; and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

The “DSCR Cure Conditions” exist for so long as Borrowers have deposited cash into an escrow reserve account or has delivered to the lender a letter of credit in an amount which, if applied to the principal amount of the debt, would cause the debt service coverage ratio to equal to or greater than 1.20x (the “DSCR Deposit Amount”). The Borrowers may elect to deposit the DSCR Deposit Amount during each quarter the debt service coverage ratio is tested within five days.

Releases. None.

Terrorism Insurance. The NOVA Retail 2-Pack Whole Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies; while TRIPRA (or a similar federal program) remains in effect and covers both domestic and foreign acts, TRIPRA “covered acts” coverage is accepted as full compliance for required terrorism risks. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

Arctic Ocean
NUNAVUT
Barrow
Prudhoe Bay
RUSSIA
Kotzebue
BROOKS RANGE
NORTHWEST TERRITORIES
ALASKA
CANADA
Fairbanks
Nome
YUKON TERRITORY
ALASKA RANGE
ANCHORAGE
Whitehorse
Bethel
Valdez
BRITISH COLUMBIA
Seward
Homer
Juneau
Gulf of Alaska
Sitka
Kodiak
Ketchikan
Bristol Bay
Kodiak Island
Pacific Ocean
Unalaska
Knik Arm
381st Intelligence Squadron
Elmendorf Air Force Base
Davis Hwy
Arctic Warrior Dr
ALASKA RAILROAD
Vanderberg Ave
Alaska Museum of Science and Nature
Palmer 38 miles
Government Hill
Reeve Blvd
Commercial Dr
Glenn Hwy
1
ANCHORAGE
Alaska Center for the Performing Arts
William A. Egan Civic & Conv. Center
3rd Ave
Glenn Square
Captain Cook Monument
5th Ave
Northeast Anchorage
Marriott Anchorage Downtown
820 West 7th Avenue
Anchorage, AK 99501
Downtown
Merrill Field Airport
Anchorage Museum
Alaska Regional Hospital
Russian Jack Springs Park
ConocoPhillips Alaska
Debarr Rd
Anchorage 5th Ave Mall
Dena'ina Civic and Convention Center
15th Ave
Sullivan Arena
Bragaw St
Boniface Pkwy
C St
ANCHORAGE
Fireweed Ln
Earthquake Park
Northern Lights Blvd
Alaska Pacific University
Northern Lights Blvd
W. Benson Blvd
Midtown Mall
University of Alaska-Anchorage
34th Ave
Walter J. Hickel Pkwy
Lake Otis Pkwy
Alaska Airlines Center
Baxter Rd
36th Ave
Providence Alaska Med. Ctr.
ZJ Loussac Public Library
Seward Hwy
University Center
Alaska Heart and Vascular Institute
Alaska Native Med. Ctr.
Tudor Rd
Tudor Rd
Spenard
1
Far North Bicentennial Park
W. Intl. Airport Rd
Intl. Airport Rd
Campbell Park
Ted Stevens Anchorage Intl. Airport
Seward Hwy
Conner's Lake Park
Dowling Rd
Minnesota Drive
Campbell Airstrip Airport
Raspberry Rd
68th Ave
Strawberry Rd
Old Seward Hwy
Sand Lake
Abbott Loop
Sand Lake Rd
Jewel Lake Rd
Northwood St
C St
Dimond Blvd
Elmore Rd
Dimond Center
Lake Otis Pkwy
Dimond Blvd
Bayshore Mall
Seward 118 miles
Abbott Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Mortgage Loan No. 2 – Marriott Anchorage Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Anchorage, AK 99501
Original Balance(1):	$58,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$57,932,483			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2021
Borrower Sponsor:	William J. Yung III			Size:	392 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room(1):	$318,506
Mortgage Rate:	6.4610%			Maturity Date Balance Per Room(1):	$251,662
Note Date:	3/6/2026			Property Manager:	Crestview Management, LLC
Maturity Date:	3/11/2036
Term to Maturity:	120 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$19,735,966
Seasoning:	1 month			UW NCF:	$17,903,315
Prepayment Provisions(2):	L(25),D(88),O(7)			UW NOI Debt Yield(1):	15.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	20.0%
Additional Debt Balance(1):	66,922,006			UW NCF DSCR(1):	1.77x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$20,059,126 (1/31/2026 TTM)
Reserves(3)				2nd Most Recent NOI:	$20,341,296 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$18,191,617 (12/31/2024)
RE Taxes:	$635,495	$90,785	NAP	Most Recent Occupancy:	74.8% (1/31/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	75.7% (12/31/2025)
FF&E Reserve:	$0	$152,721	NAP	3rd Most Recent Occupancy:	73.8% (12/31/2024)
Seasonality Reserve:	$1,435,000	Springing	$1,435,000	Appraised Value (as of):	$217,100,000 (8/26/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room(1):	$553,827
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.5%
				Maturity Date LTV Ratio(1):	45.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$125,000,000	100.0%	Loan Payoff:	$64,241,883	51.4%
			Return of Equity:	$58,351,478	46.7%
			Upfront Reserves:	$2,072,995	1.7%
			Closing Costs:	$333,645	0.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Marriott Anchorage Downtown Mortgage Loan (as defined below) is part of the Marriott Anchorage Downtown Whole Loan (as defined below) evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $124,854,490 million. The Underwriting and Financial Information in the chart above reflects the Marriott Anchorage Downtown Whole Loan.
(2)	Defeasance of the Marriott Anchorage Downtown Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Marriott Anchorage Downtown Whole Loan to be securitized and (b) April 11, 2029. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2026.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The second largest mortgage loan (the “Marriott Anchorage Downtown Mortgage Loan”) is part of a whole loan evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $57,932,483 (the “Marriott Anchorage Downtown Whole Loan”). The Marriott Anchorage Downtown Whole Loan is secured by the fee interest in a 392-room full-service hotel located in Anchorage, Alaska (the “Marriott Anchorage Downtown Property”). The Marriott Anchorage Downtown Mortgage Loan is evidenced by the controlling A-1 note with an outstanding principal balance as of the Cut-off Date of $57,932,483. The relationship between the holders of the Marriott Anchorage Downtown Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus. The Marriott Anchorage Downtown Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

The table below identifies the promissory notes that comprise the Marriott Anchorage Downtown Whole Loan.

Marriott Anchorage Downtown Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,000,000	$57,932,483	WFCM 2026-C66	Yes
A-2(1)	$30,000,000	$29,965,078	WFB	No
A-3(1)	$20,000,000	$19,976,718	WFB	No
A-4(1)	$17,000,000	$16,980,211	WFB	No
Total	$125,000,000	$124,854,90
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Anchorage, L.P., a single-purpose entity, limited partnership, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Anchorage Downtown Whole Loan. The borrower sponsor is William J. Yung III. The non-recourse carveout guarantor is CSC Holdings, LLC (“CSC”), an affiliate of Columbia Sussex. CSC currently owns 47 hotels across 20 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The Property. The Marriott Anchorage Downtown Property is a 20-story, 392-room, full-service hotel and is located at 820 West 7th Avenue, Anchorage, Alaska. Situated on an approximately 0.80-acre site, the Marriott Anchorage Downtown Property was built in 2000, underwent renovations in 2021 and is operated by Marriott International, Inc. under a franchise agreement that expires in February 2042. The borrower sponsor developed the property for $62.2 million in 2000 and has since invested an additional approximately $13.1 million ($33,418/Key) in capital improvements. Amenities at the Marriott Anchorage Downtown Property include restaurant/bar, a lounge, more than 10,000 square feet of indoor meeting space, an indoor pool, a sundry/gift shop, a fitness center, a business center, and the typical complement of back-of-the-house facilities. The Marriott Anchorage Downtown Property guestroom configurations consist of 172 King and 220 Double Queen rooms.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Anchorage Downtown Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set (2)			Marriott Anchorage Downtown Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2024 TTM	67.6%	$236.49	$159.88	73.8%	$266.50	$196.67	109.2%	111.5%	121.7%
12/31/2025 TTM	68.4%	$247.49	$169.39	75.7%	$279.50	$211.68	110.6%	111.8%	123.7%
1/31/2026 TTM	68.6%	$248.21	$170.24	74.8%	$279.64	$209.28	109.1%	111.5%	121.7%
(1)	Source: Industry Report, unless otherwise indicated.
(2)	Competitive set includes Clarion Suites Anchorage Downtown, Sheraton Anchorage, Hilton Anchorage, The Wildbirch Hotel, Four Points by Sheraton Anchorage Downtown, Embassy Suites by Hilton Anchorage and The Lakefront Anchorage.
(3)	The information for the Marriott Anchorage Downtown Property is obtained from the underwriting.

The Market. The Marriott Anchorage Downtown Property is located in the center of Anchorage’s primary commercial district, within the downtown core, and is bounded by West 7th Avenue to the north, H Street to the east, I Street to the west, and an alley to the south. The Marriott Anchorage Downtown Property is located approximately five miles northeast of Ted Stevens Anchorage International Airport. Property is located within the Downtown Anchorage, which is well-served by a network of arterial north–south and east–west roadways including Minnesota Drive, C Street, the Glenn Highway, and 4th Avenue, which provide direct connectivity to major employment centers and surrounding communities. The Marriott Anchorage Downtown Property benefits from its proximity to key attractions such as the Anchorage Museum, Alaska Native Heritage Center, Tony Knowles Coastal Trail, Kincaid Park, Flattop Mountain, and major national and state parks including Denali National Park, Chugach State Park, and Lake Clark National Park which are the leisure demand generators. Anchorage hosts a wide range of major events and activities, including outdoor recreation, wildlife viewing, and seasonal festivals. Its role as a primary staging point for Alaska’s cruise traffic further enhances and supports the city’s tourism industry. Major employers include Joint Base Elmendorf-Richardson, Ted Stevens Anchorage International, Southcentral, Providence Alaska Medical Center, Alaska Native Medical Center, University of Alaska Anchorage and Alyeska Resort. According to the appraisal, the Marriott Anchorage Downtown Property’s 2024 demand segmentation was 70% Transient and 30% Meeting & Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Anchorage Downtown Property is 10,088, 61,173 and 140,780, respectively, and the average household income for the same radii is $ $124,213, $110,332 and $110,294, respectively.

According to a third-party report, the Marriott Anchorage Downtown Property is in the Anchorage submarket, which is within the Alaska USA market. According to a third-party report, the Anchorage submarket is comprised of 7,647 rooms in total. As of January 2026, the Anchorage submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 68.9%, $229.53 and $158.21, respectively.

The following table presents certain information relating to comparable sales pertaining to the Marriott Anchorage Downtown Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rooms	Occupancy	Sale Date	Sale Price (Per Room)
Marriott Anchorage Downtown	Anchorage, AK	2000/2021	392	74.8%
Seattle Marriott Waterfront	Seattle, WA	2003/NAV	369	74.0%	Jul-25	$392,954
Hyatt Regency Lake Washington	Renton, WA	2017/NAV	347	77.0%	Dec-24	$452,450
Kimpton Hotel Monaco Seattle Downtown	Seattle, WA	1969/NAV	189	NAV	May-23	$334,656
AC Hotels by Marriott Phoenix Biltmore	Phoenix, AZ	2018/NAV	160	75.0%	Jan-23	$423,750
The Charter Hotel Seattle, Curio Collection by Hilton	Seattle, WA	2018/NAV	229	NAV	Oct-22	$470,729
Hilton San Diego Bayfront	San Diego, CA	2008/2019	1,190	77.0%	Jun-22	$527,731
W Hollywood	Los Angeles, CA	2010/NAV	305	83.0%	Dec-21	$636,066
Le Meridien San Francisco	San Francisco, CA	1989/2023	360	NAV	Sep-21	$615,278

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Anchorage Downtown Property of $217,100,000 as of August 26, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 15, 2025, there was no evidence of any recognized environmental conditions at the Marriott Anchorage Downtown Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Marriott Anchorage Downtown Property:

Cash Flow Analysis(1)(2)
	2021	2022	2023	2024	2025	TTM Jan 2026	UW	UW per Room
Occupancy	59.9%	72.8%	74.0%	73.8%	75.7%	74.8%	74.8%
ADR	$188.26	$234.67	$252.43	$266.50	$279.50	$279.64	$279.64
RevPAR	$112.76	$170.83	$186.75	$196.67	$211.68	$209.28	$209.28

Rooms Revenue	$16,133,249	$24,442,437	$26,720,784	$28,217,063	$30,286,555	$29,944,041	$29,944,041	$76,387.86
Food & Beverage Revenue	$1,218,768	$3,895,698	$5,137,894	$5,699,932	$6,157,561	$6,057,817	$6,057,817	$15,453.61
Parking Revenue	$222,643	$384,510	$421,182	$450,185	$431,658	$439,889	$439,889	$1,122.17
Other Income	$152,506	$209,420	$217,254	$188,104	$210,444	$211,272	$211,272	$538.96
Total Revenue	$17,727,166	$28,932,065	$32,497,113	$34,555,284	$37,086,218	$36,653,019	$36,653,019	$93,502.60

Room Expense	$2,585,615	$4,049,462	$3,976,427	$4,118,485	$4,291,310	$4,263,382	$4,263,382	$10,875.97
Food & Beverage Expense	$876,906	$2,210,846	$3,046,815	$3,238,057	$3,349,916	$3,316,323	$3,316,323	$8,460.01
Other Department Expense	$119,022	$132,466	$152,531	$134,953	$177,219	$176,838	$176,838	$451.12
Total Department Expenses	$3,581,542	$6,392,774	$7,175,774	$7,491,494	$7,818,445	$7,756,543	$7,756,543	$19,787.10
Gross Operating Income	$14,145,624	$22,539,291	$25,321,339	$27,063,790	$29,267,773	$28,896,476	$28,896,476	$73,715.50

Total Undistributed Expenses	$4,316,510	$6,014,580	$6,758,674	$7,520,854	$7,599,491	$7,516,392	$7,544,244	$19,245.52
Gross Operating Profit	$9,829,114	$16,524,711	$18,562,665	$19,542,936	$21,668,282	$21,380,084	$21,352,232	$54,469.98

Property Taxes(3)	$1,132,223	$813,335	$769,941	$755,242	$756,221	$755,920	$1,037,545	$2,646.80
Insurance	$361,476	$389,864	$522,510	$596,078	$570,765	$565,038	$578,722	$1,476.33
Total Expenses	$9,391,751	$13,610,553	$15,226,899	$16,363,667	$16,744,922	$16,593,893	$16,917,053	$43,155.75

Net Operating Income	$8,335,415	$15,321,513	$17,270,214	$18,191,617	$20,341,296	$20,059,126	$19,735,966	$50,346.85
FF&E	$0	$0	$0	$0	$0	$0	$1,832,651	$4,675.13
Net Cash Flow	$8,335,415	$15,321,513	$17,270,214	$18,191,617	$20,341,296	$20,059,126	$17,903,315	$45,671.72

NOI DSCR(4)	0.83x	1.52x	1.71x	1.80x	2.02x	1.99x	1.96x
NCF DSCR(4)	0.83x	1.52x	1.71x	1.80x	2.02x	1.99x	1.77x
NOI Debt Yield(4)	6.7%	12.3%	13.8%	14.6%	16.3%	16.1%	15.8%
NCF Debt Yield(4)	6.7%	12.3%	13.8%	14.6%	16.3%	16.1%	14.3%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anchorage Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in NOI from 2021 to 2022 and 2022 to 2023 is primarily attributable to higher Occupancy and ADR, resulting in increased rooms revenue.
(3)	The decrease in Property Taxes is due to the recent reassessment for the 2026 tax year.
(4)	Based on the Marriott Anchorage Downtown Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $635,495 and ongoing monthly deposits equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, initially estimated as $90,785.

Insurance - The Marriott Anchorage Downtown Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve - The Marriott Anchorage Downtown Whole Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $152,721.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

Seasonality Reserve - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $1,435,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements or for the payment of any part of the monthly debt service payments occurring in December, January, February, March, and April to the extent that there is insufficient cash flow from the Mariott Anchorage Downtown Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance and thus the seasonality reserve deposit amount to an amount equal to the shortfall in debt service and to maintain a net cash flow debt service coverage ratio (“NCF DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months. On each monthly payment date occurring in June, July, August, September, and October of each year, the borrower is required to deposit an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially estimated at $287,000 and is capped at Seasonality Reserve Required Annual Balance.

PIP Reserve - The Mariott Anchorage Downtown Whole Loan documents require that on the date that any new property required improvement plan (“PIP”) is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Replacement Comfort Letter Reserve - The Mariott Anchorage Downtown Whole Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Anchorage Downtown Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled deposit account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the Marriott Anchorage Downtown Property into the lender-controlled deposit account within three business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Anchorage Downtown Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Anchorage Downtown Whole Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the Marriott Anchorage Downtown Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the NCF DSCR falling below 1.25x for any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the NCF DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Refusal/Purchase Options.  Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) if there is a proposed transfer of the Marriott Anchorage Downtown Property, any interest therein, or a controlling ownership interest in the borrower to a competitor (defined generally as any person or entity that owns or controls a hotel brand comprising at least 10 luxury hotels or 20 full-service hotels or 50 limited-service hotels). Upon receipt of notice of such proposed transfer, the franchisor has 30 days to elect one of four alternatives: (i) acquire the Marriott Anchorage Downtown Property for cash at the same price and terms offered by the competitor; (ii) acquire the Marriott Anchorage Downtown Property or ownership interests at fair market value determined through appraisals; (iii) terminate the franchise agreement, requiring the borrower to cancel the transfer or pay liquidated damages; or (iv) consent to the transfer on terms acceptable to the franchisor. The ROFR survives early termination of the franchise agreement for six months.

Terrorism Insurance. The Marriott Anchorage Downtown Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Anchorage Downtown Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 12-months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

Sheraton Denver Downtown Hotel
1550 Court Place
Denver, CO 80202
DENVER
Downtown Denver
LoDo
Ballpark
RiNo
Five Points
North Denver
Whitter
City Park West
Uptown
Capitol Hill
Civic Center
Lincoln Park
City of Cuernavaca Park
Denver Skate Park
Commons Park
Curtis Park
Coors Field
Union Station
Lawson Park
Benedict Fountain Park
Civic Center Park
Sunken Gardens Park
LARIMER SQUARE
16TH STREET MALL
Museum of Contemporary Art Denver
17th Street Plaza
One Tabor Center
1800 Larimer
Denver Place
U.S. Courthouse
1999 Broadway
1801 California
US Bank Tower
707 17th Street
1144 Fifteenth
555 17th Street
The Brown Palace Hotel
Wells Fargo Center
1700 Broadway
DENVER PAVILIONS
Republic Plaza
Spire
Denver Performing Arts Complex
Colorado Convention Center
Auraria Events Center
Univ. of Colorado at Denver
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Denver Public Works
1560 Broadway
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
State Capitol
Legislative Services Building
CO Court of Appeals
Ralph L. Carr CO Judicial Ctr.
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
The Kirkland at the Denver Art Museum
Saint Joseph Hospital
Denver Health Medical Center
Cherry Creek
RTD LIGHT RAIL L LINE
A LINE
A,B,G LINES
D,E,F,H,L LINES
W. Colfax Ave.
E. Colfax Ave.
Speer Blvd.
Park Ave.
Broadway
Lincoln St.
Sherman St.
Grant St.
Logan St.
Pennsylvania St.
Washington St.
Downing St.
Welton St.
Wynkoop St.
Wazee St.
Blake St.
Market St.
Larimer St.
Lawrence St.
Arapahoe St.
Curtis St.
Champa St.
Stout St.
California St.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
Santa Fe Dr.
Kalamath St.
Mariposa St.
Boulder
Broomfield
Thornton
Westminster
Arvada
Northglenn
Commerce City
Wheat Ridge
Lakewood
Golden
AURORA
Englewood
Littleton
Centennial
Greenwood Village
Highlands Ranch
Lone Tree
Parker
Castle Rock
Denver International Airport
ROCKY MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mortgage Loan No. 3 – Sheraton Denver Downtown Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Denver, CO 80202
Original Balance(1):	$55,000,000			General Property Type:	Leased Fee
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	NAP
Borrower Sponsor:	AVR Realty Corporation			Size:	191,437 SF
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance PSF(1):	$940
Mortgage Rate:	6.2760%			Maturity Date Balance PSF(1):	$940
Note Date:	12/1/2025			Property Manager:	Sheraton License Operating
Maturity Date:	1/1/2036				Company, LLC (borrower-related)
Term to Maturity:	121 months
Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	121 months			UW NOI:	$14,738,237
Seasoning:	4 months			UW NCF:	$14,738,237
Prepayment Provisions(2) :	L(28),D(86),O(7)			UW NOI Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Balance(1):	$125,000,000			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	NAV
Reserves(3)				2nd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	NAV
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	100.0% (4/1/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
				3rd Most Recent Occupancy:	100.0% (12/31/2023)
				Appraised Value (as of):	$235,000,000 (9/16/2025)
				Appraised Value PSF:	$1,228
				Cut-off Date LTV Ratio:	76.6%
				Maturity Date LTV Ratio:	76.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$180,000,000	99.4%	Loan Payoff:	$180,677,256	99.8%
Borrower Sponsor Equity	$1,114,774	0.6%	Closing Costs:	$437,517	0.2%

Total Sources:	$181,114,774	100.0%	Total Uses:	$181,114,774	100.0%

(1)	The Sheraton Denver Downtown Hotel Mortgage Loan (as defined below) is part of the Sheraton Denver Downtown Hotel Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million. The Financial Information in the chart above reflects the Sheraton Denver Downtown Hotel Whole Loan.
(2)	Defeasance of the Sheraton Denver Downtown Hotel Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Sheraton Denver Downtown Hotel Whole Loan to be securitized and (b) December 1, 2028. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in April 2026.
(3)	See “Escrows and Reserves” below.
(4)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.

The Mortgage Loan. The third largest mortgage loan (the “Sheraton Denver Downtown Hotel Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “Sheraton Denver Downtown Hotel Whole Loan”). The Sheraton Denver Downtown Hotel Whole Loan is secured by the land/leased fee interest on 191,437 SF of land (the “Sheraton Denver Downtown Hotel Property”) that is improved by a 1,238-room full-service hotel located in Denver, Colorado. The Sheraton Denver Downtown Hotel Mortgage Loan is evidenced by the non-controlling A-2 and A-4 notes with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The relationship between the holders of the Sheraton Denver Downtown Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The table below identifies the promissory notes that comprise the Sheraton Denver Downtown Hotel Whole Loan.

Sheraton Denver Downtown Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2025-BNK51	Yes
A-2	$40,000,000	$40,000,000	WFCM 2026-C66	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4	$15,000,000	$15,000,000	WFCM 2026-C66	No
Total	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Court Place Land LLC, a single-purpose entity, limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Denver Downtown Hotel Whole Loan. The borrower sponsor is AVR Realty Corporation. The non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded in 1950, AVR Realty Company is a privately owned hospitality company headquartered in New York, NY.

The Property. The Sheraton Denver Downtown Hotel Property is the land/leased fee interest on 191,437 SF of land that is subject to a 99-year ground lease between the borrower, as ground lessor, and Denver HS-EF Court Place, LLC (the “Ground Lessee”), and improved by a 22-story, 1,238-room, full-service hotel. On December 9, 2015, the Ground Lessee’s predecessor-in-interest sold the leased fee interest (excluding the hotel improvements) for $210,000,000 and leased-back the hotel improvements under a 99-year triple-net ground lease. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver International Airport in Denver, Colorado. The hotel improvements were built in 1959, renovated in 2021, and are currently Sheraton-managed under an agreement expiring in June 2039. The 2021 hotel renovations were undertaken at a reported cost of approximately $80.0 million, and involved upgrading guest rooms, meeting spaces and public areas. Hotel amenities include 139,165 SF of meeting/event space among 54 event rooms, as well as on-site restaurants, gifts shops, a fitness center and swimming pool.

Sole Tenant.

Denver HS-EF Court Place, LLC. (191,437 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Denver HS-EF Court Place, LLC is a joint venture between Eagle Four Partners and High Street Real Estate Partners. The partnership purchased the Sheraton Denver Downtown Hotel Property in September 2018. Eagle Four Partners is a Newport Beach, CA-based private equity group specializing in strategic hospitality, golf, lifestyle residential, and sports entertainment investments. Founded in 1996, Eagle Four has participated as the lead equity investor in more than $3 billion in transactions. High Street Real Estate Partners is a privately held real estate investment firm. With over $1 billion in assets under management, the firm is focused on developing and acquiring high-quality, well-located hospitality and multifamily assets in growth markets. The initial lease was signed in December 2015 and conveyed to the current tenant upon their purchase of the Sheraton Denver Downtown Hotel Property. The lease expires in November 2114 with no termination or renewal options.

The following table presents certain information relating to the tenancy at the Sheraton Denver Downtown Hotel Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual U/W Base Rent(1)	% of Annual U/W Base Rent	Annual U/W Base Rent psf	Lease Expiration	Term. Option (Y/N)	Renewal Option
Denver HS-EF Court Place, LLC	NR/NR/NR	191,437	100.0%	14,738,237(2)	100.0%	$76.99	11/30/2114	N	N
Subtotal/Wtd. Avg.		191,437	100.0%	14,738,237	100.0%	$76.99

Vacant Space		0	0.0%
Total/Wtd. Avg.		191,437	100.0%
(1)	Information is based on the underwritten cash flow analysis.
(2)	UW rent includes 2% annual rent steps through the loan term. Lease includes the lesser of CPI increase or 4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the lease rollover schedule at the Sheraton Denver Downtown Hotel Property:

Lease Rollover Schedule(1)
Year	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2035	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2036 & Thereafter	1	191,437	100.0%	191,437	100.0%	$14,738,237	100.0%	$76.99
Vacant	0	0	0.0%	191,437	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	191,437	100.0%			$14,738,237	100.0%	$76.99

(1)	Information based on the underwritten cash flow analysis.

The Market. The Sheraton Denver Downtown Hotel Property is located along both sides of Court Place, between 15th Street and 16th Street, within the central business district of Denver. Proximity to major office towers, government buildings, cultural institutions, and the Colorado Convention Center enhances its appeal for corporate, group, and convention-related demand. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver international Airport and 0.4 miles of the west of Central Business district Denver. According to the appraisal, Denver International Airport serves as a major economic engine, recording over 82 million passengers in 2024. Interstate 25 also provides access to Interstate 70, the major east/west freeway through the DMA, approximately 1 mile north of the CBD. Major employers includes HealthONE, UCHealth: University of Colorado Hospital, Lockheed Martin Corporation, United Airlines, Children's Hospital Colorado, Centura Health, Comcast, Amazon, Southwest Airlines and CenturyLink.

According to a third party report, the 2024 estimated population within a one-, two- and three-mile radius of the Sheraton Denver Downtown Hotel Property is 53,106, 147,534 and 251,745, respectively, and the average household income for the same radii is $112,578, $126,108 and $130,831, respectively.

According to a third-party report, the Sheraton Denver Downtown Hotel Property is in the Denver CBD submarket, which is within the Denver - CO USA market. According to a third-party report, the Denver CBD submarket is comprised of 14,931 rooms in total. As of September 2025, the Denver CBD submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 67.6%, $209 and $141, respectively.

The following table presents certain information relating to comparable retail leases for the Sheraton Denver Downtown Hotel Property:

Comparable Hospitality Ground Leases
Property Name	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (yrs)	Size (SF)	Annual Base Rent PSF	Lease Type
Sheraton Denver Downtown Hotel	NAP/NAP	191,437	Denver HS-EF Court Place, LLC	Dec-15	99	191,437	$76.99(1)	NNN
Hilton Garden Inn Trinidad Downtown	NAV/NAP	187,308	Kip Hampden. LLLP	Jul-23	25	187,308	$0.22	Net
Holiday Inn Belingham	NAV/NAP	164,221	Bellingham HI, LLC	Jan-20	44	164,221	$0.90	Net
Super 8 Juneau	NAV/NAP	75,865	Alaska Resort Condos Inc.	Mar-18	40	75,865	$1.68	Modified Gross
Residence Inn Seattle	NAV/NAP	21,240	PNW Suites, LLC	Jan-15	108	21,240	$80.27	Net

Source: Appraisal.

(1)	Information based on the underwritten cash flow analysis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to comparable sales pertaining to the Sheraton Denver Downtown Hotel Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Total SF	Occupancy	Sale Date	Sale Price (PSF)
Sheraton Denver Downtown Hotel	Denver, CO	NAP/NAP	191,437	100%
The Sinclair	Fort Worth, TX	NAV/NAP	7,125	100%	Oct-25	$2,632

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Sheraton Denver Downtown Hotel Property of $235,000,000 as of September 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 10, 2025, there was no evidence of any recognized environmental conditions at the Sheraton Denver Downtown Hotel Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Sheraton Denver Downtown Hotel Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$14,738,237	$76.99
Total Recoveries	$0	$0
Less Vacancy & Credit loss	$0	$0
Effective Gross Income	$14,738,237	$76.99

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Operating Expense	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$14,738,237	$76.99
CapEx	$0	$0
TI/LC	$0	$0
Net Cash Flow	$14,738,237	$76.99

Occupancy %	100.0%
NOI DSCR(2)	1.29x
NCF DSCR(2)	1.29x
NOI Debt Yield(2)	8.2%
NCF Debt Yield(2)	8.2%

(1)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.
(2)	Based on the Sheraton Denver Downtown Hotel Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. No deposits are required so long as (i) the Ground Lessee is solely responsible for paying all taxes relating to each tax parcel comprising the Sheraton Denver Downtown Hotel Property, (ii) the ground lease remains in full force and effect, (iii) evidence of payment of such taxes is provided prior the delinquency of payment on such taxes.

Insurance – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required so long as (i) the Ground Lessee is required to maintain all insurance policies covering the Sheraton Denver Downtown Hotel Property and is solely responsible for paying, or causing payment of, all insurance premiums with respect to such policies, (ii) the ground lease remains in full force and effect, and (iii) evidence of renewal and paid receipts are provided at least 30 days prior the delinquency of payment on such policies.

Lockbox and Cash Management. The Sheraton Denver Downtown Hotel Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to instruct the Ground Lessee to deposit all ground rent payments into the lender-controlled lockbox account. If notwithstanding the foregoing the borrower receives any ground rent payments then such funds are required to be deposited into the lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Event (as defined below) occurred. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Sheraton Denver Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Denver Downtown Hotel Whole Loan.

A “Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	an event of default by borrower occurs under the ground lease (beyond all notice and cure periods) which allows the Ground Lessee to withhold payments, offset any funds, commence the exercise of remedies or terminate the ground lease;
(iii)	the debt service coverage ratio (“DSCR”) falling below 1.05x for two consecutive quarters; or
(iv)	bankruptcy of the borrower or guarantor.

A Trigger Event will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, upon the cure of the related event of default under the ground lease, or
(iii)	with regard to clause (iii) above, upon the DSCR has been equal to or greater than 1.10x for two consecutive quarters.

Right of First Refusal/Purchase Options.  The ground lessee, Denver HS-EF Court Place, LLC (including its successors/assigns) has an option to purchase the Sheraton Denver Downtown Hotel Property, as follows: (i) by notice to the borrower not later than June 30, 2035 (six months prior to the last day of the 20th lease year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to borrower not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First and Second Purchase Options, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Whole Loan’s open prepayment period.  The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/ condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

Terrorism Insurance. The borrower’s interest in the Sheraton Denver Downtown Hotel Property is a leased fee interest, and the borrower does not own or insure the hotel improvements during the ground lease term. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee. The Sheraton Denver Downtown Hotel Whole Loan documents require that the ground lessee-provided “all risk” insurance policy includes coverage for terrorism in an amount equal to the full replacement cost of the hotel improvements, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

50 West 23rd Street
50 West 23rd Street
New York, NY 10010
MANHATTAN
West Side
East Side
Koreatown
Chelsea
Flatiron District
Union Square
Meatpacking District
East Village
Greenwich Village
HERALD SQUARE
PENN 1
34TH ST/ PENN STA
PENN STATION
LONG ISLAND RAILROAD
LONG ISLAND RAILROAD
AMTRAK
NJ TRANSIT
James A. Farley Building
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Empire State Building
325 Fifth Ave.
33RD ST/ LEXINGTON
HGU New York
The Marmara Park Ave.
Textile Building
Hotel AKA NoMad
Lexington Avenue Campus, Touro College
Virgin Hotels New York City
Ace Hotel NY
Blanton Peale Institute
Hotel Seville NoMad
Royalton Park Avenue
Magnet Theater
Bayard Rustin Residence
Fashion Institute of Technology
The Museum at FIT
28TH ST/ 7TH AVE
Casey Kaplan Gallery
28TH ST
The Fifth Avenue Hotel
The Evelyn
28TH ST/ LEXINGTON
Broadway Plaza Hotel
National Museum of Mathematics
The NY Life Building
Hotel Giraffe by Library Hotel Collection
Swedish Inst. College of Health Sciences
Supreme Court-Appellate Division
Madison Square Park
Metropolitan Life North Building
One Madison Avenue
23RD ST/ 8TH AVE
SVA Theater
Muhlenberg Library
Poster House
23RD ST
23RD ST
23RD ST/ LEXINGTON
Flatiron Building
Irish Repertory Theatre
Theo. Roosevelt Birthplace Natl. Historic Site
Gramercy Park
Atlantic Theater Company - Linda Gross Theater
New York Live Arts
The Joyce Theater
Siegel-Cooper Building
18TH ST/ 7TH AVE
Walker Tower
The Maritime Hotel
Dream Downtown, by Hyatt
Rubin Museum of Himalayan Art
Oden Technologies
The Twenty Two New York
Google NYC - 9th Avenue
14TH ST/ 8TH AVE
14TH ST
Adobe Inc.
Union Square
Daryl Roth Theatre
The Strand
Irving Plaza
UNION SQUARE/ 14TH ST
The Sierra Chelsea
The Victoria
14TH ST/ LEXINGTON/ UNION SQUARE
Mt. Sinai Union Square
6TH AVE
Salvation Army - Greater New York Division
80 Fifth Ave. Business Ctr.
The New School University Center
UNION SQUARE/ 14TH ST
Walker Hotel Greenwich Village
Quad Cinema
Macmillan Building
Hyatt Union Square
Benjamin N. Cardozo School of Law
The Village Temple
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Infinity Technologies Group
Grace Church
Emma Lazarus House
Yahoo
NYU Center for Bioethics
8TH ST/ NYU
The Cooper Union
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
Broadway
University Pl.
Greenwich Ave.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
East River
Williamsburg
Hoboken
Hudson River
Greenwich Village
SOHO
Little Italy
NEW JERSEY
Lower East Side
Chinatown
BROOKLYN
Tribeca
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Mortgage Loan No. 4 – 50 West 23rd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Location:	New York, NY 10010
Original Balance(1):	$53,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$53,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1906/2015
Borrower Sponsors:	Amish Patel, Jed Walentas and Walentas Trust 3			Size:	331,744 SF
Guarantor:	Walentas Trust 3			Cut-off Date Balance Per SF(1):	$250
Mortgage Rate:	6.4600%			Maturity Date Balance Per SF(1):	$250
Note Date:	1/29/2026			Property Manager:	Two Trees Management Co. LLC (borrower-related)
Maturity Date:	2/6/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$12,682,647
IO Period:	120 months			UW NCF:	$11,868,908
Seasoning:	2 months			UW NOI Debt Yield(1):	15.3%
Prepayment Provisions:	L(26),D(87),O(7)			UW NCF Debt Yield(1):	14.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	15.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.18x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI(4):	$8,158,122 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$9,362,821 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$12,314,881 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.3% (12/31/2025)
RE Taxes:	$854,048	$427,024	NAP	2nd Most Recent Occupancy:	68.1% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.1% (12/31/2023)
Replacement Reserve:	$0	$5,529	NAP	Appraised Value (as of):	$208,000,000 (12/16/2025)
TI/LC Reserve:	$0	$41,667	NAP	Appraised Value PSF:	$627
Other(3):	$2,863,694	$0	NAP	Cut-off Date LTV Ratio(1):	39.9%
				Maturity Date LTV Ratio(1):	39.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$83,000,000	95.9%	Loan Payoff	$81,932,218	94.6%
Sponsor Equity:	$3,588,414	4.1%	Upfront Reserves	$3,717,742	4.3%
			Closing Costs	$938,454	1.1%
Total Sources:	$86,588,414	100.0%	Total Uses:	$86,588,414	100.0%

(1)	The 50 West 23rd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $83,000,000. The information presented above is based on the 50 West 23rd Street Whole Loan (as defined below).
(2)	See the “Escrows and Reserves” section below for further discussion.
(3)	Other Reserves are comprised of (i) an initial free rent reserve of approximately $2,746,644 related to six tenants at the 50 West 23rd Street Property (as defined below) and (ii) an initial unfunded obligations reserve of $117,050.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 SF and $9,445,952 of underwritten base rent since 2025.

The Mortgage Loan. The fourth largest mortgage loan (the “50 West 23rd Street Mortgage Loan”) is part of a whole loan (the “50 West 23rd Street Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $83,000,000. The 50 West 23rd Street Whole Loan is secured by a first priority fee mortgage encumbering a 331,744 SF office building with ground floor retail space located in the Flatiron/Union Square neighborhood of New York, New York (the “50 West 23rd Street Property”).

The 50 West 23rd Street Mortgage Loan is evidenced by the controlling Note A-1 of the 50 West 23rd Street Whole Loan, with an original principal balance of $53,000,000. The 50 West 23rd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	WFCM 2026-C66	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2026-B42	No
Whole Loan	$83,000,000	$83,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

The Borrower and the Borrower Sponsors. The borrower is 50 West 23rd Street LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 West 23rd Street Whole Loan.

The non-recourse carveout guarantor is Walentas Trust 3, a family trust of which Jed Walentas and his children are beneficiaries. The borrower sponsors are Amish Patel, Jed Walentas and Walentas Trust 3. Jed Walentas is the chief executive officer of Two Trees, a Brooklyn-based, family-owned real estate development firm that was founded in 1968. Two Trees currently owns and manages more than 4,000 apartments and three million SF of commercial and industrial real estate throughout New York City.

The Property. The 50 West 23rd Street Property is comprised of two interconnected 11- and 14-story office buildings with ground floor retail, totaling 331,744 SF. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd Street and 23rd Street and is located in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property was originally constructed in 1906 and was most recently renovated in 2015. The 50 West 23rd Street Property features 296,886 SF of office space accounting for 92.4% of underwritten base rent, 22,883 SF of ground floor retail space accounting for 5.9% of underwritten base rent, and 11,975 SF of basement storage space accounting for 1.7% of underwritten base rent. The office space includes 64,000 SF of space leased to the NYC Department of Education which uses its space as a public school known as Manhattan Village Academy with its own separate dedicated entrance. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

As of December 31, 2025, the 50 West 23rd Street Property was 97.3% leased to 14 office tenants and four retail tenants. Recent leasing activity at the 50 West 23rd Street Property includes 12 new tenants since 2023 representing 53.4% of net rentable area and 53.2% of underwritten base rent. As of the cut-off date, the tenants at the 50 West 23rd Street Property had been in occupancy for a weighted average of 8.4 years and had a weighted average lease term remaining of 5.1 years.

Major Tenants.

NYC Department of Education (64,000 SF, 19.3% of NRA, 20.7% of UW Rent). The New York City Department of Education is the largest public school system in the United States, serving roughly one million students in more than 1,800 schools (including charter schools) and childcare centers and employing 130,000 full-time staff. The NYC Department of Education has been a tenant at the 50 West 23rd Street Property since September 1994 and uses its space at the 50 West 23rd Street Property as a public high school commonly known as the Manhattan Village Academy. The NYC Department of Education has a current lease term through June 30, 2030 with one, five-year renewal option. The NYC Department of Education has the option to terminate its lease at any time by delivering at least six months’ prior written notice.

Buzzfeed, Inc. (“Buzzfeed”) (42,210 SF, 12.7% of NRA, 12.0% of UW Rent). Founded in 2006, Buzzfeed is a digital media and entertainment company with content spanning entertainment, lifestyle, and news. Buzzfeed targets a digital audience, with revenue derived from advertising, branded content, e-commerce, and licensing. Buzzfeed recently moved to the 50 West 23rd Street Property in June 2025 and uses its space at the 50 West 23rd Street Property as its corporate headquarters. Buzzfeed has a current lease term through April 30, 2036 with one, five-year renewal option. Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months’ prior written notice and pays an early termination fee. Buzzfeed has a monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029.

MSQ Partners NA LLC (“MSQ Partners”) (38,273 SF, 11.5% of NRA, 11.3% of UW Rent). MSQ Partners is a global creative and technology company that helps brands grow by providing a wide range of marketing, data, and digital services including advertising, public relations, brand strategy, and digital marketing. MSQ Partners has been a tenant at the 50 West 23rd Street Property since November 2025 and has a current lease term through July 2036 with one, five year renewal option. MSQ Partners has the option to terminate its lease effective as of July 31, 2033 provided it gives 12 months’ prior written notice and pays an early termination fee. MSQ partners has a monthly abatement of $191,365 from March 2026 through July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

The following table presents certain information relating to the tenancy at the 50 West 23rd Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
NYC Department of Education	NR/NR/NR	64,000	19.3%	$4,224,000	20.7%	$66.00	6/30/2030	1 x 5 yr	Y(4)
Buzzfeed, Inc.	NR/NR/NR	42,210	12.7%	$2,448,180	12.0%	$58.00	4/30/2036	1 x 5 yr	Y(5)
MSQ Partners NA LLC	NR/NR/NR	38,273	11.5%	$2,296,380	11.3%	$60.00	7/31/2036	1 x 5 yr	Y(6)
MF Services Delaware Inc.	NR/NR/NR	31,270	9.4%	$1,513,781	7.4%	$48.41	2/28/2027	N	N
Trustpilot, Inc.(7)	NR/NR/NR	30,737	9.3%	$2,152,811	10.6%	$70.04	3/31/2030	1 x 3 yr	Y(8)
Bizzabo Inc.(9)	NR/NR/NR	30,471	9.2%	$2,055,878	10.1%	$67.47	6/30/2027	N	N
Siro Technologies, Inc.	NR/NR/NR	20,489	6.2%	$1,208,851	5.9%	$59.00	2/28/2031	1 x 3 yr	N
Foto Care Rental LLC	NR/NR/NR	13,250	4.0%	$540,000	2.6%	$40.75	12/31/2029	N	N
Convive Brands LLC	NR/NR/NR	9,265	2.8%	$630,020	3.1%	$68.00	8/31/2031	N	N
Clinch US Inc.	NR/NR/NR	8,705	2.6%	$611,185	3.0%	$70.21	2/28/2030	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		288,670	87.0%	$17,681,087	86.8%	$61.25
Other Tenants		34,147	10.3%	$2,700,508	13.2%	$79.08
Occupied Subtotal/Wtd. Avg.		322,817	97.3%	$20,381,595	100.0%	$63.14
Vacant Space		8,927	2.7%
Total/Wtd. Avg.		331,744	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Each of the following tenants has abated rent as follows: Buzzfeed (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029), MSQ Partners (monthly abatement of $191,365 from March 2026 through July 2026), Trustpilot, Inc. (monthly abatement of $193,234.50 for the months of March 2028 and April 2028), Convive Brands LLC (monthly abatement of $35,001.11 from April 2026 through June 2026, and monthly abatement of $55,715 from July 2029 through August 2029), Bizzabo Inc. (monthly abatement of $171,323.20 from April 2027 through June 2027). At closing of the 50 West 23rd Street Whole Loan, approximately $2,746,644 was deposited into a free rent reserve.
(4)	NYC Department of Education has the option to terminate its lease at any time provided it gives 180 days’ prior written notice.
(5)	Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months’ prior written notice and pays an early termination fee.
(6)	MSQ Partners has the option to terminate its lease effective as of July 31, 2033, provided it gives 12 months’ prior written notice and pays an early termination fee.
(7)	Trustpilot, Inc. subleases 8,595 SF of its space to One Footprint Inc. and ShoulderTap Technologies, Inc., at an annual rent of $60.00 per square foot. The sublease is set to expire on March 30, 2030.
(8)	Trustpilot, Inc has the option to terminate its lease effective as of February 29, 2028, provided it gives nine months’ prior written notice and pays an early termination fee.
(9)	Bizzabo Inc subleases 21,345 SF of its space to Maplebear, Inc. at an annual rent of $68.03 PSF. The sublease is set to expire on April 29, 2027.

The following table presents certain information relating to the lease rollover schedule at the 50 West 23rd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	7,500	2.3%	2.3%	$579,684	2.8%	2.8%	$77.29
2027	2	61,741	18.6%	20.9%	$3,569,659	17.5%	20.4%	$57.82
2028	2	8,400	2.5%	23.4%	$605,215	3.0%	23.3%	$72.05
2029	1	13,250	4.0%	27.4%	$540,000	2.6%	26.0%	$40.75
2030	4	106,942	32.2%	59.6%	$7,254,997	35.6%	61.6%	$67.84
2031	3	37,539	11.3%	70.9%	$2,453,886	12.0%	73.6%	$65.37
2032	0	0	0.0%	70.9%	$0	0.0%	73.6%	$0.00
2033	1	4,621	1.4%	72.3%	$392,471	1.9%	75.5%	$84.93
2034	0	0	0.0%	72.3%	$0	0.0%	75.5%	$0.00
2035	1	2,341	0.7%	73.0%	$241,123	1.2%	76.7%	$103.00
2036 & Thereafter	2	80,483	24.3%	97.3%	$4,744,560	23.3%	100.0%	$58.95
Vacant	0	8,927	2.7%	100.0%	$0	0.0%		$0.00
Total/Wtd. Avg.(3)	18	331,744	100.0%		$20,381,595	100.0%		$63.14
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

The Market. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd and 23rd Street in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property is located within one block of Madison Square Park, Eataly, and the Flatiron Building. According to the appraisal, the Flatiron/Union Square submarket has historically attracted a variety of technology, advertising, media, and information service companies with recent leases including Impact Digital at 470 Park Avenue South and Tempus Labs at 11 Madison Avenue. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

According to a third-party market research report, the 50 West 23rd Street Property is located in the Chelsea office and retail submarkets of New York City. As of January 5, 2026, the Chelsea office submarket had a total inventory of 45,571,716 SF, an overall vacancy rate of 16.3%, and market asking rent of $65.40 per square foot. As of February 10, 2026, the Chelsea retail submarket had a total inventory of 4,104,832, a vacancy rate of 8.1% and market asking rent of $121.51 per square foot.

The following table presents certain information relating to comparable office rents with respect to the 50 West 23rd Street Property:

Market Rental Comparables(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos.)	Base Rent (PSF)
50 West 23rd Street	-	Siro Technologies, Inc.(2)	20,489(2)	Sep-25(2)	65.8(2)	$59.00(2)
New York, NY
220 Fifth Avenue New York, NY	0.3 mi	Sotheby's International Realty	9,990	Mar-25	130	$68.13
900 Broadway New York, NY	0.3 mi	Pomegrante Technologies Inc.	2,493	Jul-25	37	$63.00
26 West 17th Street New York, NY	0.4 mi	Faire Wholesale	19,958	Jan-25	90	$70.00
250 Park Avenue South New York, NY	0.4 mi	Wilson Daniels LLC	12,000	Jun-25	133	$68.00
250 Park Avenue South New York, NY	0.5 mi	Criterion Collection Inc.	35,905	Sep-25	181	$63.33
257 Park Avenue South New York, NY	0.5 mi	Options Group	12,617	Sep-25	160	$63.00
245 Fifth Avenue New York, NY	0.7 mi	Quaker Equities Ltd.	13,627	Aug-25	66	$67.00
3 East 28th Street New York, NY	0.7 mi	Tang Advisors, LLC	5,575	Aug-25	90	$61.00
27 West 24th Street New York, NY	0.7 mi	Breezi Inc.	2,587	Sep-25	25	$65.00
853 Broadway New York, NY	0.8 mi	Perplexity AI	8,013	May-25	39	$62.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2025. Base Rent (PSF) excludes rent steps.

Appraisal. The appraisal concluded to an “As-Is” value of $208,000,000 as of December 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 14, 2026, there were no recognized environmental conditions at the 50 West 23rd Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 50 West 23rd Street Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM(2)	UW(1)(2)	UW PSF
Base Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,140,391	$60.71
Contractual Rent Steps	0	0	0	0	241,204	$0.73
Potential Income from Vacant Space	0	0	0	0	448,175	$1.35
Gross Potential Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,829,770	$62.79
Reimbursements	672,443	170,408	324,352	479,866	351,336	$1.06
Total Gross Income	$18,576,168	$20,001,095	$16,298,477	$15,432,978	$21,181,106	$63.85
Other Income(3)	$0	$98,393	$96,204	$127,404	$127,404	$0.38
(Vacancy / Credit Loss)	$0	$0	$0	$0	($1,064,239)	($3.21)
Effective Gross Income	$18,576,168	$20,099,488	$16,394,681	$15,560,382	$20,244,271	$61.02

Management Fee	580,439	748,385	499,318	489,678	607,328	$1.83
Real Estate Taxes	4,485,528	4,736,483	4,830,892	4,851,853	4,781,052	$14.41
Insurance	124,392	141,507	183,936	238,528	294,939	$0.89
Utilities	271,943	288,662	281,673	383,711	$383,711	$1.16
Other Expenses(4)	1,942,692	1,869,570	1,236,041	1,438,490	1,494,593	$4.51
Total Expenses	$7,404,994	$7,784,607	$7,031,860	$7,402,260	$7,561,624	$22.79

Net Operating Income	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$12,682,647	$38.23
Replacement Reserves	0	0	0	0	66,349	$0.20
Normalized TI/LC	0	0	0	0	747,390	$2.25
Net Cash Flow	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$11,868,908	$35.78

Occupancy (%)	93.4%	96.1%	68.1%	97.3%(5)	95.0%(6)
NOI DSCR(7)	2.05x	2.27x	1.72x	1.50x	2.33x
NCF DSCR(7)	2.05x	2.27x	1.72x	1.50x	2.18x
NOI Debt Yield(7)	13.5%	14.8%	11.3%	9.8%	15.3%
NCF Debt Yield(7)	13.5%	14.8%	11.3%	9.8%	14.3%

(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	The increase from 9/30/2025 TTM Base Rent and Net Operating Income to UW Base Rent and Net Operating Income is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 SF and $9,445,952 of underwritten base rent since 2025.
(3)	Other Income consists of submetered electric income and various other sources of miscellaneous income.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, general and administrative, legal and professional expenses and business improvement district charges.
(5)	Represents occupancy as of the rent roll dated December 31, 2025.
(6)	Represents economic occupancy.
(7)	Metrics represent the 50 West 23rd Street Whole Loan.

Escrows and Reserves.

Tax Reserve – At origination of the 50 West 23rd Street Whole Loan, the borrower deposited approximately $854,048 into a reserve account for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $427,024).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to maintain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. An acceptable blanket policy was in place at origination of the 50 West 23rd Street Whole Loan and therefore, such requirement has been conditionally waived.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $5,529.

TI/LC Reserve – The borrower is required to deposit into a future tenant improvements and leasing commissions reserve, on a monthly basis, approximately $41,667.

Free Rent Reserve – At origination of the 50 West 23rd Street Whole Loan, the borrower deposited approximately $2,746,644 into a free rent reserve. For purposes of calculating operating expenses and operating income at the 50 West 23rd Street Property, the 50 West 23rd Street Whole Loan documents require that gross rents be calculated at certain calculation dates. The borrower may deposit cash into the free rent reserve in an amount equal to the free or abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date of gross rents, and if the borrower makes such voluntary deposit, the lender is then required to give credit for free rent which is the result of a free rent period or similar rent concession during the applicable calculation period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

Unfunded Obligations Reserve – At origination of the 50 West 23rd Street Whole Loan, the borrower deposited approximately $117,050 into an unfunded obligations reserve account for tenant improvement costs related to Chelsea Saunas LLC’s leased premises.

Lockbox and Cash Management. The 50 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Restricted Account Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Restricted Account Trigger Event, the borrower is required to deliver a notice to all tenants at the 50 West 23rd Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period (as defined below), the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 50 West 23rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 50 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 50 West 23rd Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any excess cash flow funds required to satisfy the ST Cap Condition (as defined below) are required to be retained in the excess cash flow reserve account until certain stabilization conditions have been satisfied with respect to the applicable tenant space. Upon an event of default under the 50 West 23rd Street Whole Loan documents, the lender may apply funds in the accounts to the 50 West 23rd Street Whole Loan in such priority as it may determine.

“Restricted Account Trigger Event” means an event occurring on the first to occur of (i) a Trigger Period and (ii) the debt service coverage ratio falling below 1.50x.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

The “Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in the amount of the ST Cap Amount (as defined below) and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(iii) of the definition of such term above) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount necessary to equal the ST Cap Amount. The lender is required to promptly return such collateral to the borrower, provided no event of default is continuing under the 50 West 23rd Street Whole Loan documents, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured without taking into account such collateral.

“Specified Tenant” means, as applicable, (i) any person that (together with its affiliates) leases, in the aggregate, 20% or more of (x) the total rental income at the 50 West 23rd Street Property or (y) the square footage of the 50 West 23rd Street Property and (ii) any guarantors, if any, of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in (x) material non-monetary default or (y) either (I) monetary default of the payment of base rent and/or (II) material monetary default in the payment of any additional rent (items (I) and (II), collectively, a “Monetary Default”), and such Monetary Default continues for 40 consecutive days (provided, however, that a Monetary Default will not include or be deemed to exist solely by reason of any dispute or reconciliation of additional rent payments that are subject to year-end or periodic reconciliation under the applicable Specified Tenant lease, provided that the Specified Tenant is current in the payment of base rent) under the applicable Specified Tenant lease, (ii) other than in connection with a permitted go-dark event, the Specified Tenant (x) failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), if such Specified Tenant is an office tenant or (y) failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, if such Specified Tenant is a retail tenant, (iii) Specified Tenant or the borrower giving written notice that it is terminating the Specified Tenant lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing either (i) the entire Specified Tenant space (or applicable portion thereof) or (ii) a portion of the Specified Tenant space that would result in the debt service coverage ratio being equal to or exceeding 1.25x, in each case, pursuant to one or more leases in accordance with the applicable terms and conditions of the 50 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical possession of the space demised, and each lease having commenced and a rent commencement date having been established (without possibility of delay); or (3) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space; provided, however, that (a) to the extent that a Specified Tenant Trigger Period exists solely due to clause (A)(iii) of this definition (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced until the date that is three months prior to the termination of the Specified Tenant lease (or any portion thereof) and (b) to the extent a Specified Tenant Trigger Period is solely due to a Monetary Default (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced if such Monetary Default has been cured.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), unless a permitted go-dark event is ongoing, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Office – CBD	Loan #4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease or the borrower has deposited cash into a reserve account with the lender in the amount of the abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date.

“ST Cap Condition” means (a) no event of default has occurred and is continuing, (b) the debt yield is equal to or greater than 8.50% as of the date of determination, and (c) the amount in the excess cash flow account is equal to or greater than (x) $65.00 multiplied by (y) the number of leasable SF demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period has occurred (the “ST Cap Amount”).

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the 50 West 23rd Street Property and business interruption insurance for 18 months plus an extended period of indemnity of up to 12 months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Domain at Town Centre
5000 Domain Drive
Morgantown, WV 26501
Pittsburgh, PA
68 miles
Charleston
151 miles
Morgantown
Granville
Westover
Star City
Maidsville
West Van Voorhis
Van Voorhis
Cassville
Brookhaven
Booth
Harmony Grove
MONONGALIA COUNTY
Monongahela River
University Town Centre
Monongalia County Ballpark
Mylan Park Ice Pavilion
Morgantown Commons
Morgantown Mall
Westover City Park
Hope Coliseum
Art Museum of WVU
Core Arboretum
WVU School of Medicine
J.W. Ruby Memorial Hospital
WVU Heart & Vascular Institute
West Virginia University
Mountaineer Field at Milan Puskar Stadium
Mon Health Medical Center
Suncrest Towne Centre
Bakers Ridge Park
Morgantown Municipal Airport
WVU Downtown Campus
DOWNTOWN MORGANTOWN
Whitmore Park
Morgantown Event Center
White Park
Spark! Imagination and Science Center
Mountaineer Mall & Professional Plaza
Brand Rd
Grafts Run Rd
Number 8 Hollow
Bethel Rd
Fort Martin Rd
Lazzelle Union Rd
W. Run Rd
Stewartstown Rd
University Ave
Memorial Way
Patteson Dr
Chaplin Rd
Jennings Randolph Hwy
Monongahela Ave
Beechurst Ave
College Ave
River Rd
Fairmont Rd
Dorsey Ave
Green Bag Rd
Kingwood Pike
Grafton Rd
Smithtown Rd
PRT
MEDICAL
TOWERS
ENGINEERING
BEECHURST
WALNUT
79
19
100
54
7
119
705
68
PENNSYLVANIA
OHIO
WEST VIRGINIA
MD
VIRGINIA
KY
APPALACHIAN MTS
PITTSBURGH
COLUMBUS
Akron
Canton
Ashland
Massillon
Mount Vernon
Steubenville
Boardman
Altoona
State College
Johnstown
Chambersburg
Hagerstown
Washington
Uniontown
Cambridge
Lancaster
Marietta
Parkersburg
Athens
Clarksburg
Buckhannon
Jackson
Gallipolis
Huntington
Charleston
Oak Hill
Logan
Beckley
Pikeville
Bluefield
Blacksburg
Roanoke
Lynchburg
Covington
Buena Vista
Staunton
Waynesboro
Charlottesville
Harrisonburg
Front Royal
Winchester
Aurora
White Sulphur Springs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 5 – Domain at Town Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Morgantown, WV 26501
Original Balance:	$35,805,000			General Property Type:	Multifamily
Cut-off Date Balance:	$35,805,000			Detailed Property Type:	Student Housing
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2012/2020-2025
Borrower Sponsor:	Fortress Investment Group LLC			Size:	912 Beds
Guarantor:	Drawbridge Special Opportunities Fund LP			Cut-off Date Balance per Bed:	$39,260
Mortgage Rate:	6.0980%			Maturity Date Balance per Bed:	$39,260
Note Date:	3/11/2026			Property Manager:	GREP Atlantic, LLC
Maturity Date:	3/11/2036
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$4,387,384
IO Period:	120 months			UW NCF:	$4,207,073
Seasoning:	1 month			UW NOI Debt Yield:	12.3%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF Debt Yield:	11.7%
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NOI Debt Yield at Maturity:	12.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.90x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,484,133 (12/31/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,158,357 (12/31/2025)
Reserves(2)				3rd Most Recent NOI:	$4,094,216 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.3% (3/1/2026)
RE Taxes:	$41,072	$41,072	NAP	2nd Most Recent Occupancy:	93.2% (10/1/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.7% (10/1/2024)
Replacement Reserve:	$1,862,684	$0	NAP	Appraised Value (as of):	$65,200,000 (1/29/2026)
Supplemental Trust Reserve:	$300,000	$0	NAP	Appraised Value per Bed:	$71,491
Radon Mitigation Reserve:	$50,150	$0	NAP	Cut-off Date LTV Ratio:	54.9%
Deductible Gap Reserve:	$50,000	Springing	NAP	Maturity Date LTV Ratio:	54.9%
Pre-Paid Rent Reserve:	$0	Springing	NAP
Master Tenant Overage Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,805,000	51.6%	Purchase Price:	$65,100,000	93.8%
Borrower Sponsor Equity:	$32,996,842	47.6%	Upfront Reserves:	$2,303,906	3.3%
Seller Prorations:	$590,648	0.9%	Closing Costs:	$1,988,584	2.9%
Total Sources:	$69,392,490	100.0%	Total Uses:	$69,392,490	100.0%

(1)	The Domain at Town Centre Mortgage Loan (as defined below) documents require that the borrower deliver a fully-executed DACA (as defined below) in form and substance reasonably satisfactory to the lender within 45 days of origination of the Domain at Town Centre Mortgage Loan, unless extended by the lender in writing. See “Lockbox and Cash Management” below for further discussion of the lockbox requirements.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Domain at Town Centre Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $35,805,000 and is secured by the borrower’s fee interest in a 912 bed, 336-unit, multifamily student housing property, located in Morgantown, West Virginia (the “Domain at Town Centre Property”).

The Borrower and the Borrower Sponsor. The borrower is FREX DB Series I DST, a Delaware statutory trust and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Domain at Town Centre Mortgage Loan. The borrower has leased the Domain at Town Centre Property to an affiliate of the borrower (the “Master Tenant”) under a master lease. The Master Tenant is responsible for all property-level operations. See “DST and Master Lease Structure” below. The borrower sponsor is Fortress Investment Group LLC and the non-recourse carveout guarantor is Drawbridge Special Opportunities Fund LP.

Fortress Investment Group LLC (“Fortress”) is an alternative asset manager headquartered in New York, New York. Founded in 1998, Fortress employs over 900 professionals and has $54 billion under management as of September 30, 2025. Fortress’ investment strategies include corporate credit, asset-based finance, real estate, private equity, insurance solutions, and multi-manager.

The Property. The Domain at Town Centre Property consists of 14, three-story buildings totaling 912 beds / 336-units located in Morgantown, West Virginia. The Domain at Town Centre Property comprises 48 one-bedroom units (14.3% of total units), 120 two-bedroom units (35.7% of total units), 48 three-bedroom units (14.3% of total units), and 120 four-bedroom units (35.7% of total units).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Built in 2012 and most recently renovated in 2025, the Domain at Town Centre Property is constructed on 109.93-acres of land (including 88.32-acres of surplus land) and contains 1,066 parking spaces (3.17 spaces per unit). Between 2020 and 2025, the prior owner invested approximately $7.3 million in capital expenditures at the Domain at Town Centre Property, including interior renovations of 340 beds / 122 units (36.3% of total units and 37.3% of total beds), common areas, clubhouse and various other upgrades. Unit amenities include granite countertops, stainless steel appliances, washer/dryers, walk-in closets, and high-speed WiFi. As of March 1, 2026, the Domain at Town Centre Property was 93.3% leased based on beds.

The following table presents certain information relating to the unit mix at the Domain at Town Centre Property:

Unit Mix(1)
Unit Mix / Type	Units	Beds	Occupied Beds	% Occupied Beds	Average SF per Unit	Average SF per Bed	Monthly Average Rent per Bed(2)	Monthly Average Market Rent per Bed(3)	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR / 1 BA (Standard)	33	33	32	97.0%	601	601	$1,531	$1,590	$1,531	$1,590
2 BR / 2 BA (Standard)	79	158	150	94.9%	860	430	$839	$885	$1,677	$1,770
3 BR / 3 BA (Standard)	27	81	79	97.5%	1,173	391	$703	$800	$2,108	$2,400
4 BR / 4 BA (Standard)	75	300	275	91.7%	1,475	369	$610	$670	$2,442	$2,680
Standard Subtotal/ Wtd. Avg.	214	572	536	93.7%	1,075	402	$743	$801	$1,952	$2,112
1 BR / 1 BA (Renovated)	15	15	15	100.0%	601	601	$1,618	$1,670	$1,618	$1,670
2 BR / 2 BA (Renovated)	41	82	80	97.6%	860	430	$945	$1,005	$1,890	$2,010
3 BR / 3 BA (Renovated)	21	63	58	92.1%	1,173	391	$839	$870	$2,518	$2,610
4 BR / 4 BA (Renovated)	45	180	162	90.0%	1,472	368	$715	$740	$2,862	$2,960
Renovated Subtotal/ Wtd. Avg.	122	340	315	92.6%	1,108	397	$840	$869	$2,281	$2,379
Total/Wtd. Avg.	336	912	851	93.3%	1,087	400	$779	$826	$2,072	$2,209

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Monthly Average Rent per Bed is based on occupied beds and Monthly Average Rent per Unit is based on units with all beds occupied.
(3)	Source: Appraisal.

The Market. The Domain at Town Centre Property is located at 5000 Domain Drive in Morgantown, West Virginia. The Domain at Town Centre Property is located adjacent to the northwest side of the West Virginia University campus. The Domain at Town Centre Property has immediate access to Interstate 79 and Chaplin Hill Road, which provides access to West Virginia University and Morgantown. Major employers include West Virginia University, the major driver of the local economy, providing numerous educational and employment opportunities. Healthcare is another cornerstone, with WVU Medicine and Mon Health Medical Center serving as key employers and providers of advanced medical services.

According to a third-party market research report, the Domain at Town Centre Property is located in the Morgantown, West Virginia multifamily market. As of the third quarter of 2025, the Morgantown, West Virginia multifamily market contained 6,493 units of multifamily inventory with an average rent of $1,095 per unit and a vacancy rate of 3.8%. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Domain at Town Centre Property was 3,186, 42,160, and 67,667, respectively, and a reported median household income within the same radius of $53,893, $49,870, and $54,430, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

The following table presents certain information relating to comparable student housing properties for the Domain at Town Centre Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Beds	Unit Type	Average Bed Size	Average Rent Per Bed
Domain at Town Centre 5000 Domain Drive Morgantown, WV	-	2012/2020-2025	93.3%(2)	912(2)	1 BR / 1 BA (Standard)(2)	601 SF(2)	$1,531(2)
					1 BR / 1 BA (Renovated)(2)	601 SF(2)	$1,618(2)
					2 BR / 2 BA (Standard)(2)	430 SF(2)	$839(2)
					2 BR / 2 BA (Renovated)(2)	430 SF(2)	$945(2)
					3 BR / 2 BA (Standard)(2)	391 SF(2)	$703(2)
					3 BR / 2 BA (Renovated)(2)	391 SF(2)	$839(2)
					4 BR / 4 BA (Standard)(2)	369 SF(2)	$610(2)
					4 BR / 4 BA (Renovated)(2)	368 SF(2)	$715(2)
The View at Morgantown 2188 University Avenue Morgantown, WV	2.4 mi	2016/NAP	100.0%	496	2 BR / 2 BA (Private)	460 SF	$1,060
					2 BR / 2 BA (Shared)	460 SF	$1,120
					4 BR / 4 BA (Private)	310 SF	$840
University Place 2161 University Avenue Morgantown, WV	2.4 mi	2015/NAP	95.0%	256	4 BR / 4 BA	282 SF	$810

Canvas Townhomes	3.8 mi	2009/NAP	97.0%	920	1 BR / 1 BA (Standard)	650 SF	$1,250
200 Tupelo Drive					1 BR / 1 BA (Renovated)	650 SF	$1,375
Morgantown, WV					2 BR / 2.5 BA (Standard)	650 SF	$785
					3 BR / 3.5 BA (Standard)	667 SF	$635
					3 BR / 3.5 BA (Renovated)	667 SF	$780
					4 BR / 4.5 BA (Standard)	500 SF	$600
					4 BR / 4.5 BA (Renovated)	500 SF	$690
West Run Apartments	4.0 mi	2007/2011	99.0%	994	2 BR / 2 BA	433 SF	$670
500 Koehler Drive					3 BR / 3 BA	353 SF	$500
Morgantown, WV					4 BR / 4 BA	307 SF	$440
Northside Hills	2.4 mi	2006/NAP	94.0%	924	2 BR / 2 BA	456 SF	$689
1000 District Drive					3 BR / 3 BA	483 SF	$539
Morgantown, WV					4 BR / 4 BA	328 SF	$475
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 1, 2026. Average Rent Per Bed is based on occupied beds.

The following table presents certain information relating to comparable student housing properties for the Domain at Town Centre Property:

Comparable Sales Summary(1)
Property Name / Address	Year Built/ Renovated	Number of Beds	Occupancy	Sale Date	Sale Price	Sale Price (Per Bed)	OAR
Domain at Town Centre 5000 Domain Drive Morgantown, WV	2012/2020-2025	912(2)	93.3%(2)	Jan-26	$65,100,000	$71,382	7.25%
The Province at Louisville 600 Ruggles Place Louisville, KY	2009/NAP	858	95.0%	Aug-25	$66,125,000	$77,069	5.64%
The Villas at Happy Valley 1335 Dreibelbis Street State Collage, PA	2013/NAP	435	91.0%	Jul-25	$30,000,000	$68,966	7.35%
The View at Morgantown 2188 University Avenue Morgantown, WV	2016/NAP	496	91.0%	May-25	$30,000,000	$60,484	7.50%
The Commons on Kinnear 1150 Kinnear Road Columbus, OH	2000/2025	502	53.4%	Feb-25	$30,000,000(3)	$59,761(3)	8.26%
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 1, 2026.
(3)	According to the appraisal, the actual sale price for The Commons on Kinnear was $22,000,000. The appraiser provided an adjusted sale price of $30,000,000 for cash equivalency, lease-up and/or deferred maintenance (where applicable).

Appraisal. The appraisal concluded to an “as-is” appraised value for the Domain at Town Centre Property of $65,200,000 as of January 29, 2026.

Environmental Matters. According to the Phase I environmental report dated January 12, 2026, there was no evidence of any recognized environmental conditions at the Domain at Town Centre Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Domain at Town Centre Property:

Cash Flow Analysis(1)
	2023	2024	2025	12/31/2025 T3 Annualized	UW	UW Per Unit
Base Rent	7,056,308	$7,339,389	$7,589,822	$7,910,172	$7,910,172	$23,542
Gross up of Vacant Space	476,854	$570,534	$669,999	$529,005	$601,940	$1,791
Gross Potential Rent	7,533,162	$7,909,924	$8,259,821	$8,439,176	$8,512,112	$25,334
Less Vacancy & Credit Loss	803,804	$875,232	$1,129,796	$1,037,258	$1,110,440	$3,305
Net Rental Income	6,729,359	$7,034,692	$7,130,025	$7,401,918	$7,401,671	$22,029
Parking Income	43,204	$46,730	$44,754	$47,440	$44,754	$133
Vending Income	$479,678	$537,579	$574,685	$487,197	$574,685	$1,710
Utility Reimbursement	$286,954	$222,496	$263,409	$310,038	$263,409	$784
Effective Gross Income	$7,539,194	$7,841,496	$8,012,872	$8,246,593	$8,284,519	$24,656
Management Fee	213,189	$219,645	$220,948	$224,910	$248,536	$740
Real Estate Taxes	$466,976	$465,561	$457,665	$457,665	$469,400	$1,397
Insurance	$225,648	$247,556	$241,703	$240,277	$245,000	$729
Other Operating Expenses	$2,668,000	$2,814,519	$2,934,199	$2,839,608	$2,934,199	$8,733
Total Expenses	3,573,814	$3,747,280	$3,854,515	$3,762,460	$3,897,135	$11,599

Net Operating Income	$3,965,381	$4,094,216	$4,158,357	$4,484,133	$4,387,384	$13,058
Replacement Reserves	$0	$0	$0	$0	$180,311	$537
Net Cash Flow	$3,965,381	$4,094,216	$4,158,357	$4,484,133	$4,207,073	$12,521

Occupancy %(2)	95.0%	88.7%	93.2%	93.3%	92.9%
NOI DSCR	1.79x	1.85x	1.88x	2.03x	1.98x
NCF DSCR	1.79x	1.85x	1.88x	2.03x	1.90x
NOI Debt Yield	11.1%	11.4%	11.6%	12.5%	12.3%
NCF Debt Yield	11.1%	11.4%	11.6%	12.5%	11.7%
(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	2023, 2024 and 2025 Occupancy % is based on borrower provided TTM rent rolls per bed dated October of each respective year. The 12/31/2025 T3 Annualized Occupancy % represents the in-place physical occupancy per bed as of the underwritten rent roll dated March 1, 2026. The UW Occupancy % represents the economic occupancy of 92.9%.

Escrows and Reserves.

Tax Escrow – The Domain at Town Centre Mortgage Loan documents require an upfront reserve of $41,072 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12-month period (initially $41,072).

Insurance Escrow – The Domain at Town Centre Mortgage Loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the Domain at Town Centre Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront replacement reserve of $1,862,684.

Supplemental Trust Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront supplemental trust reserve of $300,000.

Radon Mitigation Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront radon mitigation reserve of $50,150.

Deductible Gap Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront deductible gap reserve of $50,000. In the event that both (i) any deductible gap funds are withdrawn from the deductible gap reserve, and (ii) there is less than $50,000 then on deposit in the supplemental trust reserve, the borrower will, on the subsequent monthly payment date, deposit with the lender such amount as may be required to cause the balance of the deductible gap reserve to be equal to $50,000.

Pre-Paid Rent Reserve – The Domain at Town Centre Mortgage Loan documents require the borrower to deposit any pre-paid rent received within 10 business days of receipt into the pre-paid rent reserve.

Master Tenant Overage Reserve – During the continuance of a Cash Trap Event Period (as defined below), the borrower is required to deposit into a master tenant overage reserve, on a monthly basis, an amount equal to all amounts remaining in the cash management account after deposits for (i) an amount equal to the master lease rent, and (ii) and amount equal to the monthly operating expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Lockbox and Cash Management. The Domain at Town Centre Mortgage Loan is structured with a springing lockbox and springing cash management. The Domain at Town Centre Mortgage Loan documents require that the borrower deliver a fully executed deposit account control agreement (“DACA”) in form and substance reasonably satisfactory to the lender within 45 days of the origination of the Domain at Town Centre Mortgage Loan, unless extended by the lender in writing. Such DACA must require that any rents received by the borrower, Master Tenant or the property manager be deposited into a lender controlled lockbox account within one business day of receipt. If no Cash Trap Event Period is in effect, all such amounts are required to be transferred to an account designated by the borrower in accordance with the terms of the lockbox agreement. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Domain at Town Centre Mortgage Loan documents with all excess funds to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) (tested quarterly) falls below 1.15x.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default; or
(ii)	with regard to clause (ii) above, the DSCR is at least 1.20x for two consecutive calendar quarters.

DST and Master Lease Structure. The borrower, FREX DB Series I DST, is a Delaware statutory trust and special purpose entity. To accommodate certain restrictions related to the DST structure, the borrower has leased the Domain at Town Centre Property to the Master Tenant under a master lease. The Master Tenant maintains responsibility for all property-level operations and leasing across the Domain at Town Centre Property. The Master Tenant has pledged all rents received. All parties to the master lease are borrower affiliated.

Pursuant to the Domain at Town Centre Mortgage Loan documents, the borrower assigned and pledged to the lender as security for the Domain at Town Centre Mortgage Loan: (i) all rents payable to the borrower under any lease, including the master lease, and (ii) all rights of the borrower, as assigned, specific to the master lease structure. In the event of a foreclosure, the lender would retain the right to terminate the master lease structure or assume the borrower’s position in the master lease structure.

The master lease provides for certain lender protections, such as subordination to the Domain at Town Centre Mortgage Loan documents (and the terms thereof) and requiring the parties to the master lease to comply with the terms of the Domain at Town Centre Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

Terrorism Insurance. The Domain at Town Centre Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Domain at Town Centre Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

U-Haul AREC RW Portfolio
1 U-Haul at I-20 & 360 — Grand Prairie, TX
2 U-Haul at North Sam Houston & Antoine — Houston, TX
3 U-Haul at Fall River at I-195 — Fall River, MA
4 U-Haul of Eastgate & U-Haul of Irvington — Indianapolis, IN
5 U-Haul of West Hartford — West Hartford, CT
6 U-Haul of Anchorage — Anchorage, AK
7 U-Haul of Southern Plaza — Indianapolis, IN
8 U-Haul of Newark — Newark, OH
9 U-Haul Storage Of Clackamas Town Center — Happy Valley, OR
10 U-Haul of Levittown — Levittown, PA
11 U-Haul of Eastland — Columbus, OH
12 U-Haul of Lynwood — Lynwood, CA
13 U-Haul of New River — Jacksonville, NC
14 U-Haul of Redwood City — Redwood City, CA
15 U-Haul Storage Othello Station — Seattle, WA
16 U-Haul of Verde Valley — Cottonwood, AZ
17 U-Haul of Springfield — Springfield, OH
18 U-Haul of Rainier Valley — Seattle, WA
SEATTLE
PORTLAND
SAN FRANCISCO
SAN JOSE
LOS ANGELES
SAN DIEGO
LAS VEGAS
PHOENIX
TUCSON
ALBUQUERQUE
DENVER
Pacific Ocean
BUFFALO
NEW YORK
BOSTON
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
BALTIMORE
WASH. DC
WEST VIRGINIA
VIRGINIA
NORFOLK
NORTH CAROLINA
RALEIGH
CHARLOTTE
SOUTH CAROLINA
Atlantic Ocean
OKLAHOMA
ARKANSAS
FORT WORTH
DALLAS
TEXAS
LOUISIANA
AUSTIN
HOUSTON
SAN ANTONIO
Gulf of Mexico
Arctic Ocean
RUSSIA
ALASKA
CANADA
Fairbanks
ANCHORAGE
YUKON TERRITORY
Gulf of Alaska
Pacific Ocean
Lake Huron
ONTARIO
MICHIGAN
MILWAUKEE
CHICAGO
DETROIT
Lake Michigan
Lake Erie
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
COLUMBUS
CLEVELAND
CINCINNATI
LOUISVILLE
KENTUCKY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Mortgage Loan No. 6 – U-Haul AREC RW Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	SGFC			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location(4):	Various, Various
Original Balance(1):	$35,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$34,733,694			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	5.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various/Various
Borrower Sponsor:	U-Haul Holding Company			Size:	733,516 SF
Guarantor:	U-Haul Holding Company			Cut-off Date Balance per SF(1):	$141
Mortgage Rate(2):	5.5800%			Maturity Date Balance per SF(1):	$109
Note Date:	11/6/2025			Property Manager:	Various
Maturity Date(2):	11/6/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$10,926,646
Amortization Term:	300 months			UW NCF:	$10,816,619
IO Period:	0 months			UW NOI Debt Yield(1):	10.6%
Seasoning:	5 months			UW NCF Debt Yield(1):	10.5%
Prepayment Provisions:	L(29),DorYM1(84),O(7)			UW NOI Debt Yield at Maturity(1)(2):	13.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.40x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$11,096,328 (7/31/2025 TTM)
Additional Debt Balance(1):	$68,474,997			2nd Most Recent NOI:	$11,006,418 (3/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$11,004,553 (3/31/2024)
				Most Recent Occupancy:	93.1% (7/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	91.5% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.3% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(5):	$199,300,000 (9/23/2025)
Insurance:	$0	Springing	NAP	Appraised Value per SF(5):	$272
Replacement Reserve:	$0	Springing	$55,014	Cut-off Date LTV Ratio(1)5):	51.8%
				Maturity Date LTV Ratio(1)(2)(5):	40.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$104,000,000	100.0%	Return of Equity:	$56,309,230	54.1%
			Loan Payoff:	$46,166,684	44.4%
			Closing Costs:	$1,524,087	1.5%
Total Sources:	$104,000,000	100.0%	Total Uses:	$104,000,000	100.0%

(1)	The U-Haul AREC RW Portfolio Mortgage Loan (as defined below) is part of the U-Haul AREC RW Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $104,000,000. The information presented is based on the aggregate Cut-off Date principal balance of the U-Haul AREC RW Portfolio Whole Loan.
(2)	The U-Haul AREC RW Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035 (the “ARD”) and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%. The financial information above is calculated based on the ARD.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	Based on the portfolio appraised value of $199,300,000 (the “Portfolio Appraised Value”), prepared as of September 23, 2025, which is inclusive of an approximately 4.6% portfolio premium and reflects the “as-is” values of the U-Haul AREC RW Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Appraisal Valuation Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate totals $190,530,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the U-Haul AREC RW Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 54.2% and 41.8%, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “U-Haul AREC RW Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul AREC RW Portfolio Whole Loan”) evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $103,208,692. The U-Haul AREC RW Portfolio Whole Loan is secured by the borrowers’ fee interests in 18 self storage properties totaling 8,584 units and 733,516 SF located across Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania (the “U-Haul AREC RW Portfolio Properties”). The U-Haul AREC RW Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. The U-Haul AREC RW Portfolio Whole Loan is structured with an ARD of November 6, 2035, and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%, until the final maturity date of November 6, 2050. The U-Haul AREC RW Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $34,733,694.

The U-Haul AREC RW Portfolio Whole Loan was originated by Bank of Montreal (“BMO”) on November 6, 2025. The U-Haul AREC RW Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization trust. The relationship between the holders of the notes evidencing the U-Haul AREC RW Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

The table below summarizes the promissory notes that comprise the U-Haul AREC RW Portfolio Whole Loan.

U-Haul AREC RW Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$58,000,000	$57,558,694	BMO 2026-C14	Yes
A-1-2	$2,000,000	$1,984,783	Benchmark 2026-B42	No
A-2-1	$20,000,000	$19,847,825	WFCM 2026-C66	No
A-2-2	$4,000,000	$3,969,565	Benchmark 2026-B42	No
A-3	$15,000,000	$14,885,869	WFCM 2026-C66	No
A-4	$5,000,000	$4,961,956	BMO 2026-C14	No
Whole Loan	$104,000,000	$103,208,692

The Borrowers and the Borrower Sponsor. The borrowers are AREC RW, LLC and UHIL RW, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC RW Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company, a Nevada corporation (“U-Haul”). U-Haul has more than 24,000 locations in all 50 states in the United States and 10 Canadian provinces. The U-Haul fleet contains more than 192,100 trucks, 137,500 trailers and 39,700 towing devices. U-Haul offers more than 1,079,000 rentable storage units and more than 93.7 million SF of storage space at owned and managed facilities throughout North America.

The Properties. The U-Haul AREC RW Portfolio Properties consist of 18 self-storage properties, totaling 8,584 units and 733,516 SF, located across Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania. The U-Haul AREC RW Portfolio Properties were built between 1923 and 2023 and have an average facility size of approximately 40,751 SF in net rentable area. As of July 1, 2025, the U-Haul AREC RW Portfolio Properties were 93.1% occupied. The U-Haul AREC RW Portfolio Properties unit mix includes 3,345 climate-controlled units, as well as 130 RV units and 123,878 SF of commercial space leased to intercompany and third-party tenants located at the U-Haul of New River, U-Haul Storage Othello Station, U-Haul of Lynwood, U-Haul at Fall River at I-195, U-Haul of Anchorage, U-Haul of Eastgate & U-Haul of Irvington, U-Haul Storage of Clackamas Town Center and U-Haul at North Sam Houston & Antoine Properties.

The following table presents geographical information relating to the U-Haul AREC RW Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties(2)	SF	% of Total SF	Units	% of Units
Texas	2	180,010	24.5%	1,674	19.5%
Massachusetts	1	69,575	9.5%	671	7.8%
Indiana	2	121,779	16.6%	1,579	18.4%
Connecticut	1	60,135	8.2%	709	8.3%
Alaska	1	36,477	5.0%	453	5.3%
Oregon	1	12,586	1.7%	266	3.1%
Ohio	3	120,295	16.4%	1,373	16.0%
California	2	26,489	3.6%	587	6.8%
North Carolina	1	23,575	3.2%	296	3.4%
Washington	2	21,645	3.0%	305	3.6%
Arizona	1	20,035	2.7%	185	2.2%
Pennsylvania	1	40,915	5.6%	486	5.7%
Total	18	733,516	100.0%	8,584	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the U-Haul AREC RW Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Whole Loan Amounts ($)	Total Units(2)	Total Occ. %(2)	Year Built / Renovation(1)	As-is Appraised Value(1)	UW NOI(2)
U-Haul at I-20 & 360	Grand Prairie, TX	$15,245,600	1,006	91.2%	2000, 2023 / NAP	$25,420,000	$1,398,734
U-Haul at North Sam Houston & Antoine	Houston, TX	12,532,600	668	93.4%	2001 / NAP	21,000,000	1,299,394
U-Haul at Fall River at I-195	Fall River, MA	8,918,700	671	93.1%	2004 / NAP	14,900,000	927,291
U-Haul of Eastgate & U-Haul of Irvington	Indianapolis, IN	7,715,700	714	87.1%	1956, 1969, 2021 / 2005, 2019	12,900,000	805,598
U-Haul of West Hartford	West Hartford, CT	7,312,000	709	94.1%	1955, 2019 / NAP	12,500,000	760,701
U-Haul of Anchorage	Anchorage, AK	7,248,700	453	95.4%	1982 / NAP	11,140,000	750,653
U-Haul of Southern Plaza	Indianapolis, IN	6,981,700	865	86.0%	1956, 1968, 1991 / 1991, 2015	11,200,000	729,361
U-Haul of Newark	Newark, OH	5,972,600	533	96.8%	1979-2022 / NAP	9,580,000	620,922
U-Haul Storage of Clackamas Town Center	Happy Valley, OR	4,731,700	266	83.8%	1970 / NAP	8,740,000	624,264
U-Haul of Levittown	Levittown, PA	4,568,400	486	80.5%	1984 / 2005	8,000,000	446,917
U-Haul of Eastland	Columbus, OH	4,289,800	521	91.0%	1981 / NAP	8,850,000	548,532
U-Haul of Lynwood	Lynwood, CA	4,251,300	353	90.4%	1962 / NAP	7,250,000	465,972
U-Haul of New River	Jacksonville, NC	3,271,500	296	96.6%	1950-2002 / NAP	5,450,000	372,055
U-Haul of Redwood City	Redwood City, CA	2,866,100	234	93.2%	1953 / NAP	8,210,000	334,848
U-Haul Storage Othello Station	Seattle, WA	2,858,600	191	97.9%	1955 / NAP	10,440,000	295,608
U-Haul of Verde Valley	Cottonwood, AZ	2,103,900	185	100.0%	1980 / NAP	3,350,000	219,288
U-Haul of Springfield	Springfield, OH	1,581,700	319	78.1%	1923, 1953 / NAP	2,870,000	165,718
U-Haul of Rainier Valley	Seattle, WA	1,549,400	114	93.9%	1981 / NAP	8,730,000	160,789
Total		$104,000,000	8,584	90.7%		$190,530,000	$10,926,646
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated July 1, 2025. Total Occ. % presented above is based on Total Units.

The following table presents certain information relating to the unit mix at the U-Haul AREC RW Portfolio Properties:

U-Haul AREC RW Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(3)
U-Haul at I-20 & 360	1,006	11.7%	95,120	13.0%	44.4%	45.8%	91.2%
U-Haul at North Sam Houston & Antoine	668	7.8%	84,890	11.6%	53.3%	25.2%	93.4%
U-Haul at Fall River at I-195	671	7.8%	69,575	9.5%	32.5%	20.9%	93.1%
U-Haul of Eastgate & U-Haul of Irvington	714	8.3%	61,535	8.4%	78.0%	75.0%	87.1%
U-Haul of West Hartford	709	8.3%	60,135	8.2%	0.0%	0.0%	94.1%
U-Haul of Anchorage	453	5.3%	36,477	5.0%	0.0%	0.0%	95.4%
U-Haul of Southern Plaza	865	10.1%	60,244	8.2%	36.4%	37.4%	86.0%
U-Haul of Newark	533	6.2%	46,163	6.3%	54.2%	38.8%	96.8%
U-Haul Storage of Clackamas Town Center	266	3.1%	12,586	1.7%	69.9%	55.2%	83.8%
U-Haul of Levittown	486	5.7%	40,915	5.6%	19.5%	13.8%	80.5%
U-Haul of Eastland	521	6.1%	53,387	7.3%	48.6%	25.4%	91.0%
U-Haul of Lynwood	353	4.1%	16,106	2.2%	98.6%	98.9%	90.4%
U-Haul of New River	296	3.4%	23,575	3.2%	88.5%	86.2%	96.6%
U-Haul of Redwood City	234	2.7%	10,383	1.4%	0.0%	0.0%	93.2%
U-Haul Storage Othello Station	191	2.2%	11,568	1.6%	0.0%	0.0%	97.9%
U-Haul of Verde Valley	185	2.2%	20,035	2.7%	0.0%	0.0%	100.0%
U-Haul of Springfield	319	3.7%	20,745	2.8%	6.0%	5.4%	78.1%
U-Haul of Rainier Valley	114	1.3%	10,077	1.4%	0.0%	0.0%	93.9%
Total	8,584	100.0%	733,516	100.0%	39.0%	31.3%	90.7%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Available SF excludes 123,878 square feet of commercial space.
(3)	Current Occupancy presented above is based on Available Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

The Market. The U-Haul AREC RW Portfolio Properties are located within Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania. The following table includes information regarding the demographics of each immediate trade area for the individual U-Haul AREC RW Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
U-Haul at I-20 & 360	Grand Prairie, TX	13,365	131,383	324,731	$74,604	$76,742	$73,708
U-Haul at North Sam Houston & Antoine	Houston, TX	14,232	121,895	324,933	$66,415	$70,113	$61,178
U-Haul at Fall River at I-195(3)	Fall River, MA	36,168	75,953	96,535	$49,651	$54,254	$59,609
U-Haul of Eastgate & U-Haul of Irvington	Indianapolis, IN	5,563	65,369	211,368	$65,137	$62,025	$57,088
U-Haul of West Hartford(3)	West Hartford, CT	10,528	42,465	123,706	$85,992	$88,968	$80,049
U-Haul of Anchorage	Anchorage, AK	9,866	103,226	206,602	$88,588	$88,053	$92,412
U-Haul of Southern Plaza	Indianapolis, IN	10,254	73,208	219,498	$60,050	$62,476	$66,864
U-Haul of Newark	Newark, OH	6,375	32,189	66,951	$60,512	$61,911	$60,978
U-Haul Storage of Clackamas Town Center	Happy Valley, OR	13,767	121,374	315,949	$63,965	$90,560	$96,317
U-Haul of Levittown	Levittown, PA	6,179	76,272	181,144	$75,251	$87,951	$93,906
U-Haul of Eastland	Columbus, OH	9,483	90,655	236,005	$44,642	$53,373	$58,113
U-Haul of Lynwood	Lynwood, CA	42,000	359,880	925,111	$72,445	$70,227	$70,235
U-Haul of New River	Jacksonville, NC	1,611	31,898	72,311	$54,157	$61,221	$61,562
U-Haul of Redwood City	Redwood City, CA	41,763	136,148	276,553	$117,262	$174,324	$180,784
U-Haul Storage Othello Station	Seattle, WA	32,740	109,972	361,772	$111,744	$120,598	$118,114
U-Haul of Verde Valley	Cottonwood, AZ	6,583	25,531	32,485	$48,282	$59,628	$58,979
U-Haul of Springfield	Springfield, OH	8,707	52,128	81,572	$39,167	$48,674	$53,146
U-Haul of Rainier Valley	Seattle, WA	27,755	186,078	439,136	$126,788	$114,463	$132,160
Wtd. Avg.(4)		15,540	101,570	251,083	$69,936	$76,025	$75,851
(1)	Source: Appraisals.
(2)	Population and Median Household Income reflect 2024 values.
(3)	U-Haul at Fall River at I-195 and U-Haul of West Hartford have a Population based on a 1-, 2- and 3-mile radius and a Median Household Income within the same radii.
(4)	Wtd. Avg. numbers are based on UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

Appraisal. According to the appraisals as of various dates between August 28, 2025 and September 11, 2025 and the aggregate portfolio appraisal dated September 23, 2025, the U-Haul AREC RW Portfolio Properties had a Portfolio Appraised Value of $199,300,000, which is inclusive of an approximately 4.6% aggregate “as-is” portfolio premium and reflects the “as-is” value of the U-Haul AREC RW Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC RW Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $190,530,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul at I-20 & 360	$25,420,000	6.09%
U-Haul at North Sam Houston & Antoine	$21,000,000	6.25%
U-Haul at Fall River at I-195	$14,900,000	6.25%
U-Haul of Eastgate & U-Haul of Irvington	$12,900,000	6.50%
U-Haul of West Hartford	$12,500,000	6.50%
U-Haul of Anchorage	$11,140,000	6.50%
U-Haul of Southern Plaza	$11,200,000	6.25%
U-Haul of Newark	$9,580,000	6.25%
U-Haul Storage of Clackamas Town Center	$8,740,000	6.25%
U-Haul of Levittown	$8,000,000	5.75%
U-Haul of Eastland	$8,850,000	5.75%
U-Haul of Lynwood	$7,250,000	5.75%
U-Haul of New River	$5,450,000	6.25%
U-Haul of Redwood City(2)	$8,210,000	5.00%
U-Haul Storage Othello Station	$10,440,000	5.25%
U-Haul of Verde Valley	$3,350,000	6.00%
U-Haul of Springfield	$2,870,000	6.00%
U-Haul of Rainier Valley	$8,730,000	5.25%
Total / Wtd. Avg.	$190,530,000	6.05%
Portfolio Appraised Value	$199,300,000	5.46%
(1)	Source: Appraisals.
(2)	Based on the concluded market value.

Environmental Matters. According to the Phase I environmental reports, dated between September 8, 2025 and September 15, 2025, recognized environmental conditions and controlled recognized environmental conditions were identified at seven of the U-Haul AREC RW Portfolio Properties, including a recognized environmental condition with respect to nine out-of-service hydraulic lifts at the U-Haul of New River property. According to the Phase I environmental report for the U-Haul of New River property, the hydraulic lifts were noted to have been abandoned with no associated assessment activities. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul AREC RW Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	2025	7/31/2025 TTM	UW	UW Per Unit	PSF
Gross Potential Rent	$8,560,599	$8,856,527	$10,514,464	$11,727,720	$12,218,882	$12,352,688	$12,444,568	$14,903,710	$1,736	$20.32
In Place Vacancy	0	0	0	0	0	0	0	(1,058,581)	(123)	(1.44)
Collection Loss	0	0	0	0	0	0	0	(1,400,561)	(163)	(1.91)
Net Rent Income	$8,560,599	$8,856,527	$10,514,464	$11,727,720	$12,218,882	$12,352,688	$12,444,568	$12,444,568	$1,450	$16.97
Other Income(2)	2,704,956	3,042,635	3,448,853	3,340,323	3,195,683	3,097,964	3,145,000	3,152,471	367	4.30
Effective Gross Income	$11,265,555	$11,899,162	$13,963,316	$15,068,044	$15,414,565	$15,450,652	$15,589,568	$15,597,038	$1,817	$21.26

Real Estate Taxes	1,231,514	1,253,722	1,369,338	1,421,984	1,422,872	1,444,528	1,452,722	1,629,500	190	2.22
Insurance	105,989	122,871	127,046	146,002	141,161	173,698	192,806	192,806	22	0.26
Management Fees	563,278	594,958	698,166	753,402	770,728	772,533	779,478	779,852	91	1.06
Other Expenses(3)	1,884,237	1,901,691	1,990,119	2,030,487	2,075,250	2,053,476	2,068,233	2,068,233	241	2.82
Total Expenses	$3,785,018	$3,873,241	$4,184,669	$4,351,875	$4,410,011	$4,444,234	$4,493,240	$4,670,392	$544	$6.37

Net Operating Income	$7,480,537	$8,025,921	$9,778,648	$10,716,168	$11,004,553	$11,006,418	$11,096,328	$10,926,646	$1,273	$14.90
Replacement Reserves	0	0	0	0	0	0	0	110,027	13	0.15
Net Cash Flow	$7,480,537	$8,025,921	$9,778,648	$10,716,168	$11,004,553	$11,006,418	$11,096,328	$10,816,619	$1,260	$14.75

Occupancy(4)	80.4%	82.3%	91.5%	93.3%	91.5%	91.4%	91.0%	92.9%
NOI DSCR(5)	0.97x	1.04x	1.27x	1.39x	1.42x	1.43x	1.44x	1.41x
NCF DSCR(5)	0.97x	1.04x	1.27x	1.39x	1.42x	1.43x	1.44x	1.40x
NOI Debt Yield(5)	7.2%	7.8%	9.5%	10.4%	10.7%	10.7%	10.8%	10.6%
NCF Debt Yield(5)	7.2%	7.8%	9.5%	10.4%	10.7%	10.7%	10.8%	10.5%
(1)	Based on the underwritten rent roll dated July 1, 2025. Historical cash flows are based on a trailing twelve-month period ending March 31 for each respective year.
(2)	Other Income consists of commercial income, miscellaneous income and net sales.
(3)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies, telephone costs and other operating expenses.
(4)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy.
(5)	DSCR and Debt Yields are based on the U-Haul AREC RW Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. Notwithstanding the foregoing, the borrowers’ obligation to deposit the aforementioned amounts on a monthly basis will be suspended provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers or (B) if the U-Haul AREC RW Portfolio Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC RW Portfolio Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.15 per rentable square foot per annum at the U-Haul AREC RW Portfolio Properties (initially estimated to be approximately $9,169 per month), and such payments will cease upon the total funds in the replacement reserve exceeding approximately $55,014.

Lockbox and Cash Management. The U-Haul AREC RW Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the U-Haul AREC RW Portfolio Properties (individually or collectively as the context may require, the “Blocked Account”) and, upon a Cash Sweep Period, the lender is required to establish, on the borrowers’ behalf, a cash management account. The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the self-storage and/or any other non-commercial and/or retail components at the U-Haul AREC RW Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Blocked Account. Upon the occurrence and continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied as provided in the U-Haul AREC RW Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the U-Haul AREC RW Portfolio Whole Loan documents, (ii) the date that the debt service coverage ratio falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to the U-Haul AREC RW Portfolio Whole Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, (c) with regard to clause (A)(iii), the borrowers have provided evidence of payment of real estate taxes to the lender or has provided evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to the U-Haul AREC RW Portfolio Whole Loan documents, as applicable and (d) with regard to clause (A)(iv), the borrowers enter into a replacement management agreement; provided that (x) no (other) event of default has occurred and is continuing under the U-Haul AREC RW Portfolio Whole Loan documents, (ii) a Cash Sweep Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC RW Portfolio Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC RW Portfolio Whole Loan has not been repaid in full.

Release of Property. Provided that (a) no event of default is continuing under the U-Haul AREC RW Portfolio Whole Loan documents at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Permitted Par Prepayment Date (as defined below), the borrowers may deliver defeasance collateral and obtain release of one or more individual U-Haul AREC RW Portfolio Properties, in each case, provided that, among other conditions, (I) if immediately following a release of the any individual U-Haul AREC RW Portfolio Properties, the loan-to-value ratio is greater than 125%, the principal balance of the undefeased note must be paid down by an amount not less than the greater of (i) the Individual Property Release Amount (as defined below) or (ii) the least of one of the following amounts: (A) only if the released individual property is sold, the net proceeds of an arm’s length sale of the released individual property to an unrelated person, (B) the fair market value of the released individual property at the time of the release, or (C) an amount such that the loan-to-value ratio after the release of the applicable individual property is not greater than the loan-to-value ratio of the U-Haul AREC RW Portfolio Properties immediately prior to such release, unless the lender receives an opinion of counsel that, if (ii) is not followed, the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable individual property, (II) the borrowers deliver a REMIC opinion, (III) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining U-Haul AREC RW Portfolio Properties is equal to or greater than the greater of (a) 10.4%, and (b) the debt yield for all of the U-Haul AREC RW Portfolio Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Properties that were subject to the liens of the U-Haul AREC RW Portfolio Whole Loan as of that date, and (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining U-Haul AREC RW Portfolio Properties is equal to or greater than the greater of (a) 1.40x, and (b) the debt service coverage ratio for all of the U-Haul AREC RW Portfolio Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Properties that were subject to the liens of the U-Haul AREC RW Portfolio Whole Loan as of that date.

The “Permitted Par Prepayment Date” means the first business day on or after the payment date which is six months prior to the ARD.

The “Individual Property Release Amount” means (i) 110% of the allocated loan amount for the individual U-Haul AREC RW Portfolio Property being released plus (ii) the pro rata amount of any accrued and unpaid interest on the U-Haul AREC RW Portfolio Whole Loan and/or any other sums payable to the lender.

Terrorism Insurance. The U-Haul AREC RW Portfolio Whole Loan documents require that an “all risk” insurance policy be maintained by the borrowers, in an amount equal to the full replacement cost of the U-Haul AREC RW Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
THE EVERGLADES
Miami Gardens
North Miami Beach
North Miami
Hialeah
MIAMI
Miami Beach
Coral Gables
Atlantic Ocean
Kendale Lakes
EVERGLADES NATIONAL PARK
The Hammocks
Kendall
Biscayne Bay
Homestead
La Gorce Country Club
Alton Rd.
A1A
Pine Tree Dr.
Collins Ave.
907
Grand Beach Hotel
Eden Roc Miami Beach
Fontainebleau Miami Beach Hotel
MIAMI-DADE COUNTY
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle
195
Causeway
MIAMI BEACH
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
Biscayne Bay
Miami Beach Golf Club
Sunset Islands
Atlantic Ocean
The Bass
W South Beach
Collins Park
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Setai, Miami Beach
Venetian Island
Dade Blvd.
City Hall
The Fillmore Miami Beach
Marseilles Beachfront Hotel
Belle Isle
17th St
New World Center
National Hotel, The Sagamore Hotel, Ritz-Carlton
Miami Intl. Airport 8 miles
Venetian Causeway
LINCOLN ROAD MALL
1688 Meridian Avenue
1688 Meridian Avenue
Miami Beach, FL 33139
Colony Theatre
Loews Miami Beach
15th St.
Royal Palm South Beach Miami
City Center
Mac's Club Deuce
Clinton Hotel South Beach
Watson Island
Hibiscus Island
Flamingo Park
Lummus Park
Mondrian South Beach Miami
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel
Palm Island
PORT OF MIAMI TUNNEL
Star Island
Oceans Ten, Mango's South Beach
MacArthur Causeway
South Beach
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Jewish Museum of Florida
Bentley Hotel South Beach
The Savoy Hotel & Beach Club
Dodge Island
Sams Island
Forte dei Marmi
US Coast Guard Base Miami Beach
Miami Beach Marina
1st St.
Marriott Stanton South Beach
S. Pointe Dr.
The Yacht Club at Portofino
Jetty Lifeguard Tower
South Pointe Park Pier
Fisher Island
Fisher Island Club
Virginia Key

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Mortgage Loan No. 7 – 1688 Meridian Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Miami Beach, FL 33139
Original Balance:	$28,750,000			General Property Type:	Office
Cut-off Date Balance:	$28,750,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961/2024
Borrower Sponsors:	Ophira Cukierman and Joram Cukierman			Size:	87,056 SF
Guarantors:	Ophira Cukierman and Joram Cukierman			Cut-off Date Balance PSF:	$330
Mortgage Rate:	6.1870%			Maturity Date Balance PSF:	$330
Note Date:	2/10/2026			Property Manager:	Jones Lang LaSalle Americas, Inc.
Maturity Date:	2/6/2036
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(3):	$2,920,785
IO Period:	120 months			UW NCF:	$2,762,405
Seasoning:	2 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(26),D(87),O(7)			UW NCF Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$2,217,632 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,477,711 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,818,430 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.3% (11/14/2025)
RE Taxes:	$234,726	$51,027	NAP	2nd Most Recent Occupancy:	85.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.0% (12/31/2023)
Deferred Maintenance:	$46,748	$0	NAP	Appraised Value (as of):	$55,100,000 (10/10/2025)
Replacement Reserve:	$0	$2,176	$78,350	Appraised Value PSF:	$633
TI/LC Reserve:	$750,000	$14,509	NAP	Cut-off Date LTV Ratio:	52.2%
Other Reserves(2):	$541,391	(2)	NAP	Maturity Date LTV Ratio:	52.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,750,000	94.3%	Loan Payoff:	$27,690,930	90.8%
Borrower Equity:	$1,731,618	5.7%	Upfront Reserves:	$1,572,864	5.2%
			Closing Costs:	$1,217,824	4.0%
Total Sources:	$30,481,618	100.0%	Total Uses:	$30,481,618	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consists of (i) an approximately $91,747 upfront reserve for rent concession funds, (ii) a $447,028 upfront reserve for outstanding tenant allowances, tenant improvements and leasing commissions (“TATILC”) funds, (iii) an approximately $2,616 upfront reserve and an approximately $344 monthly reserve for national flood insurance program (“NFIP”) premiums and (iv) a springing monthly Material Tenant (as defined below) reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(3)	The increase in UW NOI from Most Recent NOI is primarily attributed to increased physical occupancy from 79.0% as of 11/30/2025 TTM to 84.3% as of the underwritten rent roll dated November 14, 2025 as well as new leasing. New leases that started in the third and fourth quarters of 2025 and the first quarter of 2026 included concession packages and in place underwritten rent reflects annualized unabated rent. The lender has reserved for concessions and gap rent associated with underwritten new and renewal leasing.

The Mortgage Loan. The seventh largest mortgage loan (the “1688 Meridian Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,750,000 and secured by the fee interest in an 87,056 SF Class A office building located in Miami Beach, Florida (the “1688 Meridian Avenue Property”).

The Borrower and the Borrower Sponsors. The borrower is 1688 Property Owner, LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1688 Meridian Avenue Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Ophira Cukierman and Joram Cukierman. Ophira Cukierman is the founder and principal at Greenacres Management, where she is responsible for the strategy and execution of all U.S.-based acquisitions for the Samuel Braun Group, a German-based family office, with a primary focus on office and small bay industrial assets. Greenacres Management is a boutique New York City and Northern New Jersey property management firm experienced in multifamily buildings, office buildings, medical office properties, and shopping centers currently overseeing the operations of over 50 buildings.

The Property. The 1688 Meridian Avenue Property is a Class A 10-story office building known as The Morris, totaling 87,056 SF located at 1688 Meridian Avenue in Miami Beach, Florida, within close proximity of Lincoln Road and the Miami Beach Convention Center. Originally constructed in 1961 and recently renovated in 2024, the 1688 Meridian Avenue Property is situated on a 0.43-acre site with 25 on-site parking spaces (0.29 per 1,000 SF) and a newly redesigned state-of-the-art lobby. The 1688 Meridian Avenue Property’s architectural character pays homage to Morris Lapidus, the renowned Miami Modernist architect whose designs helped define the South Beach aesthetic. Since acquisition, the borrower sponsors have invested approximately $3.2 million in capital improvements, leasing costs, and other soft costs, which included upgrades to the lobby and common area, new building systems, enhanced accessibility, and move-in-ready suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

The 1688 Meridian Avenue Property was 84.3% occupied as of November 14, 2025 by 20 tenants including 6,150 SF of ground floor retail space, of which 4,565 SF of retail space and 484 SF of other space is leased by Cajun Boil (5.8% of NRA; 5.9% of underwritten base rent). The largest tenant at the 1688 Meridian Avenue Property is RGN-Miami Beach II, LLC (“Regus”) making up 19,374 SF (22.3% of NRA; 20.0% of underwritten base rent) and has maintained a presence at the 1688 Meridian Avenue Property since 2015. No other tenant at the 1688 Meridian Avenue Property comprises more than 6.6% of the total NRA or 10.1% of underwritten base rent. Additionally, since acquisition, the borrower sponsors have successfully leased or renewed approximately 47,618 SF (54.7% of NRA) to 17 tenants.

Major Tenants.

Regus (19,374 SF; 22.3% of NRA; 20.0% of underwritten base rent). International Workplace Group PLC (“IWG”) (London: IWG) (Fitch: BBB), parent company to Regus, owns a network of business centers leased to various business customers and offers flexible workspace options operating brands like Regus, Signature, Spaces, HQ and No 18. Regus has been at the 1688 Meridian Avenue Property since December 2015 and currently occupies two suites totaling 19,374 SF with a lease expiration in June 2032. Regus’s lease does not contain any renewal or termination options.

Ryan Specialty, LLC (5,729 SF; 6.6% of NRA; 10.1% of underwritten base rent). Ryan Specialty, LLC (“Ryan Specialty”) (NYSE: RYAN) (Fitch/S&P: BB+/BB-) is an international specialty insurance service firm that provides specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty has been in occupancy of 5,729 SF since July 2025 with a lease expiration in October 2030. Ryan Specialty previously entered into a lease in November 2020 for 2,635 SF at the 1688 Meridian Avenue Property. Ryan Specialty has one, three-year renewal option and has a one time right to terminate its lease effective October 31, 2028 and is exercisable with 12 months’ notice, subject to a termination fee of (x) the unamortized amount of (i) the total hard and soft costs of the landlord improvements, (ii) the rent abatement specified in the first amendment to the lease and (iii) any leasing commissions paid for under the lease in connection with the extension term, all calculated as of the early termination date (all such amounts being amortized on a straight-line basis over the extension term, plus interest on all such amortized amounts, payable at a rate of 8.0% per annum); plus (y) the sum of one month of the then prevailing rent under the lease.

The following table presents certain information relating to the tenancy at the 1688 Meridian Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Regus	BBB/NR/NR	19,374	22.3%	$617,644	20.0%	$31.88	6/30/2032	N	None
Ryan Specialty	BB+/NR/BB-	5,729	6.6%	$312,746	10.1%	$54.59	10/31/2030	Y(3)	1 x 3 yr
NRT New York LLC	NR/NR/NR	5,528	6.3%	$209,621	6.8%	$37.92	1/31/2028	N	1 x 5 yr
Cajun Boil	NR/NR/NR	5,049	5.8%	$182,600	5.9%	$36.17	4/30/2038	N	2 x 5 yr
Cygna Labs	NR/NR/NR	3,958	4.5%	$221,408	7.2%	$55.94	9/30/2030	N	None
Major Tenants Subtotal/Wtd. Avg.		39,638	45.5%	$1,544,019	49.9%	$38.95

Other Tenants		33,726	38.7%	$1,550,315	50.1%	$45.97
Occupied Subtotal/Wtd. Avg.		73,364	84.3%	$3,094,334	100.0%	$42.18

Vacant Space		13,692	15.7%
Total/Wtd. Avg.		87,056	100.0%
(1)	Information is based on the underwritten rent roll dated November 14, 2025 inclusive of contractual rent steps totaling $112,039 through March 31, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Ryan Specialty has a one time right to terminate its lease effective October 31, 2028 and is exercisable with 12 months’ notice, subject to a termination fee of (x) the unamortized amount of (i) the total hard and soft costs of the landlord improvements, (ii) the rent abatement specified in the first amendment to the lease and (iii) any leasing commissions paid for under the lease in connection with the extension term, all calculated as of the early termination date (all such amounts being amortized on a straight-line basis over the extension term, plus interest on all such amortized amounts, payable at a rate of 8.0% per annum); plus (y) the sum of one month of the then prevailing rent under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the 1688 Meridian Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	5	10,608	12.2%	12.2%	$420,850	13.6%	13.6%	$39.67
2027	1	2,296	2.6%	14.8%	$87,225	2.8%	16.4%	$37.99
2028	2	9,481	10.9%	25.7%	$404,093	13.1%	29.5%	$42.62
2029	3	7,140	8.2%	33.9%	$350,505	11.3%	40.8%	$49.09
2030	3	11,771	13.5%	47.4%	$643,626	20.8%	61.6%	$54.68
2031	1	1,432	1.6%	49.1%	$80,208	2.6%	64.2%	$56.01
2032	1	19,374	22.3%	71.3%	$617,644	20.0%	84.2%	$31.88
2033	1	2,253	2.6%	73.9%	$89,872	2.9%	87.1%	$39.89
2034	0	0	0.0%	73.9%	$0	0.0%	87.1%	$0.00
2035	1	1,325	1.5%	75.4%	$70,121	2.3%	89.3%	$52.92
2036	1	2,635	3.0%	78.5%	$147,590	4.8%	94.1%	$56.01
2037 & Thereafter	2	5,049	5.8%	84.3%	$182,600	5.9%	100.0%	$36.17
Vacant	0	13,692	15.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	87,056	100.0%		$3,094,334	100.0%		$42.18
(1)	Information is based on the underwritten rent roll dated November 14, 2025 inclusive of contractual rent steps totaling $112,039 through March 31, 2027.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.

The Market. The 1688 Meridian Avenue Property is located in Miami Beach, Florida, within the Miami Beach City Center district, approximately 6.9 miles east of Miami, Florida and approximately 10.9 miles east of Miami International Airport. The 1688 Meridian Avenue Property is located at the northeast corner of Meridian Avenue and 17th Street, one block north of Lincoln Road Mall. Miami Beach is a coastal resort city on the barrier islands between the Atlantic Ocean and Biscayne Bay. Main highways serving the area include Interstate 195, and State Routes A1A, 907, and 934. Public transportation to the 1688 Meridian Avenue Property includes multiple Miami-Dade Transit bus routes and the Miami Beach Trolley, which provides service along Meridian Avenue, Lincoln Road, and Washington Avenue, offering direct connections to downtown Miami, Mid-Beach, and North Beach.

The area surrounding the 1688 Meridian Avenue Property features a dense mix of retail, office, and residential development supported by strong pedestrian activity. Retail uses include Apple Lincoln Road, Nike Miami Beach, CVS, Shake Shack, and Havana 1957. Office uses consist of Regus Meridian Center, WeWork Lincoln Building, and other professional firms and municipal offices along Meridian Avenue and Washington Avenue. According to the appraisal, Miami Beach is a regional destination with approximately 11 million day-trips by residents of the surrounding area. The city is an international destination for annual events, including Art Basel Miami Beach, the South Beach Food and Wine Festival, the Miami International Auto Show, Yachts Miami Beach Show, and the Winter Music Conference.

According to a third-party market research report, the 1688 Meridian Avenue Property is located in the Miami - FL office market within the Miami Beach office submarket. As of October 2025, the Miami Beach office submarket contained 5,281,574 SF of office inventory space with an average rent of $66.36 PSF and a vacancy rate of 9.6%. As of year-end 2024, the Miami Beach office submarket contained 5,265,814 SF of office inventory space with an average rent of $65.17 and a vacancy rate of 10.7%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the 1688 Meridian Avenue Property is 27,697, 49,947 and 276,764, respectively, and the estimated 2025 average household income within the same radii is $117,527, $137,494 and $122,975, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

The table below presents certain information relating to comparable properties to the 1688 Meridian Avenue Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant Names	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
1688 Meridian Avenue Miami Beach, FL	1961/2024	87,056(2)
404 Washington Avenue Miami Beach, FL	1995/NAV	159,887	Lincoln Alternative Strategies	Nov-25	5.0	1,692	$78.00
429 Lenox Avenue Miami Beach, FL	2005/NAV	81,674	REGUS	May-25	3.0	45,789	$70.78
1111 Lincoln Road Miami Beach, FL	1970/NAV	146,287	Telna City of Miami Beach Pension	Mar-25 Feb-25	3.3 10.7	2,600 2,800	$85.00 $80.00
1674 Meridian Avenue Miami, FL	1959/NAV	32,015	IRA	Feb-24	5.3	1,364	$82.50
555 Washington Avenue Miami Beach, FL	2001/NAV	64,016	NAV	Dec-23	5.0	64,016	$65.00
(1)	Source: Appraisal unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated November 14, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the 1688 Meridian Avenue Property of $55,100,000 as of October 10, 2025.

Environmental Matters. According to the Phase I environmental report dated December 4, 2025, there was no evidence of any recognized environmental conditions at the 1688 Meridian Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1688 Meridian Avenue Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 11/30/2025	UW	UW PSF
Base Rent(2)	$2,073,142	$2,800,266	$2,678,541	$2,387,949	$3,094,334	$35.54
Vacant Income	$0	$0	$0	$0	$708,425	$8.14
Gross Potential Rent	$2,073,142	$2,800,266	$2,678,541	$2,387,949	$3,802,759	$43.68
Total Reimbursements	$1,353,725	$1,409,463	$1,616,338	$1,425,010	$1,767,048	$20.30
Net Rental Income	$3,426,867	$4,209,729	$4,294,879	$3,812,959	$5,569,807	$63.98
Less Vacancy & Credit Loss	$0	$0	$0	$0	($988,464)	($11.35)
Other Income	$189,230	$177,947	$184,442	$283,201	$331,885	$3.81
Effective Gross Income	$3,616,097	$4,387,676	$4,479,321	$4,096,159	$4,913,229	$56.44
Total Expenses	$1,717,103	$1,569,246	$2,001,610	$1,878,527	$1,992,444	$22.89
Net Operating Income	$1,898,994	$2,818,430	$2,477,711	$2,217,632	$2,920,785	$33.55
CapEx	$1,000	$0	$0	$2,836	$23,612	$0.27
TI/LC	$0	$0	$0	$0	$134,769	$1.55
Net Cash Flow	$1,897,994	$2,818,430	$2,477,711	$2,214,796	$2,762,405	$31.73

Occupancy %(2)	82.0%	94.0%	85.0%	84.3%	82.3%
NOI DSCR	1.05x	1.56x	1.37x	1.23x	1.62x
NCF DSCR	1.05x	1.56x	1.37x	1.23x	1.53x
NOI Debt Yield	6.6%	9.8%	8.6%	7.7%	10.2%
NCF Debt Yield	6.6%	9.8%	8.6%	7.7%	9.6%
(1)	Base Rent is based on the underwritten rent roll dated November 14, 2025 inclusive of contractual rent steps totaling $112,039 through March 31, 2027.
(2)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy. TTM 11/30/2025 occupancy is based on the underwritten rent roll dated November 14, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

Escrows and Reserves.

Real Estate Taxes – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $234,726 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $51,027.

Insurance – The 1688 Meridian Avenue Mortgage Loan documents require an ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the 1688 Meridian Avenue Mortgage Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the above waiver of deposits will not apply to deposits due related to flood insurance premiums, and the borrower will be required to make deposits to the extent such insurance premiums relate to flood insurance.

NFIP Insurance – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $2,616 and an ongoing monthly NFIP insurance deposit of approximately $344.

Deferred Maintenance – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $46,748 with respect to immediate required repairs.

Replacement Reserve – The 1688 Meridian Avenue Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $2,176 to be deposited into a replacement reserve account subject to a cap of $78,350.

TI/LC Reserve – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of $750,000 and an ongoing monthly tenant improvements and leasing commissions reserve deposit of $14,509.

Rent Concession Funds – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $91,747 with respect to the outstanding free rents, rent abatements or other rent concessions.

TATILC Reserves – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of $447,028 with respect to the outstanding tenant allowances, tenant improvements and leasing commissions.

Lockbox and Cash Management. The 1688 Meridian Avenue Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the 1688 Meridian Avenue Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 1688 Meridian Avenue Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 1688 Meridian Avenue Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 1688 Meridian Avenue Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.25x, (iv) an indictment of the borrower, the guarantors, an affiliated manager or any director or officer of any such person for fraud or misappropriation of funds or an indictment of a third party manager or any director or officer of a third party manager for fraud or misappropriation of funds related to the 1688 Meridian Avenue Property or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, (A) the dismissal of the applicable indictment with prejudice, (B) the acquittal of each applicable person with respect to the related charge(s), or (C) the replacement of such affiliated manager or third party manager, as applicable, with a third party qualified manager pursuant to a replacement management agreement in accordance with the 1688 Meridian Avenue Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 1688 Meridian Avenue Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors, the key principals or an affiliated manager or (iii) the trailing 12-month period DSCR falling below 1.25x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’, the key principals’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving written notice to the borrower of its intention to terminate or not extend its Material Tenant lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant not extending such Material Tenant lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, such Material Tenant not giving such notice, (iv) an event of default under a Material Tenant lease and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease, (vi) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its space a portion of its Material Tenant Space, other than (A) pursuant to one or more subleases of up to 30% in the aggregate of its Material Tenant space or (B) the temporary cessation of operations in connection with remodeling, renovation or restoration of the applicable premises or a portion thereof, (viii) a Material Tenant announcing or disclosing publicly, its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

intention to relocate or vacate all or any portion of its Material Tenant space (other than pursuant to one or more subleases of up to 30% in the aggregate of its Material Tenant space) or (ix) 30% or more of a Material Tenant’s space being marketed for sublease or being subleased by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 1688 Meridian Avenue Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the 1688 Meridian Avenue Property or a portion thereof, (f) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space.

A “Material Tenant” means (i) Regus or (ii) any other lease that, individually or together with its affiliates, either (a) leases no less than 20% of the total NRA of the 1688 Meridian Avenue Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 1688 Meridian Avenue Property.

Property Management. The 1688 Meridian Avenue Property is managed by Jones Lang LaSalle Americas, Inc.

Terrorism Insurance. The 1688 Meridian Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1688 Meridian Avenue Property, as well as business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

255 Greenwich
255 Greenwich Street
New York, NY 10007
MANHATTAN
Hudson River
East River
Hudson River Park Pier 40
UPS Customer Center
Color Factory - NYC
The Dominick
NYC Fire Museum
SoHo 54 Hotel
Jackie Robinson Museum
Soho Grand Hotel
Hunter College MFA Building
Fouquet's New York
Cristina Grajales Gallery
St. John's Park
Sheraton Tribeca NY Hotel
The Roxy Hotel New York
Tribeca
388 Greenwich Street
Pier 25
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
Smyth Tribeca
Warren St. Hotel
Gov. Nelson A. Rockefeller Park
200 West Street
250 Vesey Street
200 Vesey Street
Brookfield Place
North Cove Marina
225 Liberty St
200 Liberty Street
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
North Pool
South Pool
National September 11 Memorial
WTC Transportation Hub
Westfield WTC
3 World Trade Center
5 World Trade Ctr.
Metropolitan College of New York
50 West Street
Battery Park City
Alliance Theological Seminary
The Skyscraper Museum
Museum of Jewish Heritage – A Living Memorial to the Holocaust
The Whitehall Building
Castle Clinton Natl. Monument
Battery Park
Brooklyn-Battery Tunnel
Nolita
The Bowery Ballroom
Little Italy
Italian American Museum
Museum of Chinese in America
Banksy Museum New York
Chinatown
New York County Criminal Court
Columbus Park
NY County Supreme Court
US District Court
US Justice Department
1 Police Plaza
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Woolworth Building
Pace University
Schimmel Center
8 Spruce
NewYork-Presbyterian Lower Manhattan Hospital
Brooklyn Bridge
55 John Street
Federal Reserve Bank
Fulton Market Building
Financial District
80 Pine Street
Biodome
120 Wall Street
NY Stock Exchange
20 Exchange Place
1 Financial Square
60 Broad Street
85 Broad Street
7 Hanover Square
Double Tree NYC - Financial Dist.
The Dead Rabbit
25 Water Street
One New York Plaza
Downtown Manhattan Heliport
FDR Drive
Holland Tunnel
Hudson River Greenway
Spring St
Vandam St
Canal St
Watts St
West St
Washington St
Hubert St
Greenwich St
Franklin St
Hudson St
6th Ave
West Broadway
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
Broome St
Grand St
Kenmare St
Mulberry St
Mott St
Elizabeth St
Bowery
Walker St
White St
Church St
Bayard St
Leonard St
Worth St
Centre St
Duane St
Reade St
Chambers St
Warren St
Park Pl
Park Row
Vesey St
Ann St
Fulton St
John St
Platt St
Pearl St
Maiden Ln
Water St
South St
Pine St
Wall St
Nassau St
Battery Pl
Battery St
St. James Pl
Pearl St
Ferry
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Astoria
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Greenpoint
Union City
Chelsea
Williamsburg
Greenwich Village
Hoboken
Little Italy
Lower East Side
SoHo
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mortgage Loan No. 8 – 255 Greenwich

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SGFC			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	New York, NY 10007
Original Balance(1):	$27,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$27,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2024
Borrower Sponsor:	Jack Resnick & Sons, Inc.			Size:	626,617 SF
Guarantor:	Jonathan D. Resnick			Cut-off Date Balance Per SF(1):	$235
Mortgage Rate:	6.4050%			Maturity Date Balance Per SF(1):	$235
Note Date:	11/4/2025			Property Manager:	Jack Resnick & Sons, Inc.
Maturity Date:	12/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$18,893,213
IO Period:	120 months			UW NCF:	$18,141,272
Seasoning:	4 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions:	L(23),YM1(5),DorYM1(85),O(7)			UW NCF Debt Yield(1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.90x
Additional Debt Balance(1):	$120,000,000			Most Recent NOI(4):	$16,402,863 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$16,417,572 (12/31/2024)
Reserves(2)				3rd Most Recent NOI(5):	$18,318,434 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (10/1/2025)
RE Taxes:	$3,188,067	$273,643	NAP	2nd Most Recent Occupancy:	88.6% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.6% (12/31/2023)
Replacement Reserve:	$0	$10,444	NAP	Appraised Value (as of):	$280,000,000 (9/25/2025)
TI/LC Reserve:	$0	$52,218	NAP	Appraised Value Per SF:	$447
Outstanding TI/LCs & LL Work Reserve(3):	$1,623,080	$0	NAP	Cut-off Date LTV Ratio(1):	52.5%
Rent Abatement Reserve(3):	$193,184	$0	NAP	Maturity Date LTV Ratio(1):	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$147,000,000	97.1%	Loan Payoff:	$145,044,009	95.8%
Borrower Equity:	$4,417,946	2.9%	Upfront Reserves:	$5,004,331	3.3%
			Closing Costs:	$1,369,605	0.9%
Total Sources:	$151,417,946	100.0%	Total Uses:	$151,417,946	100.0%

(1)	The 255 Greenwich Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate original principal balance of $147,000,000. The financial information presented in the chart above is based on the 255 Greenwich Whole Loan (as defined below).
(2)	See “Escrows and Reserves”.
(3)	On the loan origination date, the borrower was required to make an upfront deposit of (i) $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations granted to the tenant NCS Pearson and (ii) approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.
(4)	The increase in Most Recent NOI to UW NOI is primarily due to the inclusion of straight-line rent, as well as NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(5)	The decrease in 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to the tenant WeWork (51,953 square feet) vacating the 255 Greenwich Property (as defined below) in December 2023.

The Mortgage Loan. The ninth largest mortgage loan (the “255 Greenwich Mortgage Loan”) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $147,000,000 (the “255 Greenwich Whole Loan”). The 255 Greenwich Whole Loan is secured by the borrower’s fee interest in a 626,617 SF office property in New York, New York (the “255 Greenwich Property”). The 255 Greenwich Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Societe Generale Financial Corporation (“SocGen”) on November 4, 2025 and Note A-6 was subsequently acquired by Bank of Montreal (“BMO”). The non-controlling Note A-5 with an original principal balance of $27,000,000 represents the 255 Greenwich Mortgage Loan and will be included in the WFCM 2026-C66 securitization trust. The 255 Greenwich Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The table below summarizes the promissory notes that comprise the 255 Greenwich Whole Loan.

255 Greenwich Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2025-BNK51	Yes
A-2	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-3	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-4	$5,000,000	$5,000,000	BANK 2025-BNK51	No
A-5	$27,000,000	$27,000,000	WFCM 2026-C66	No
A-6	$20,000,000	$20,000,000	BMO 2026-C14	No
A-7	$10,000,000	$10,000,000	BMO 2026-C14	No
Total	$147,000,000	$147,000,000

The Borrower and the Borrower Sponsor. The borrower for the 255 Greenwich Whole Loan is Resnick 255 Greenwich, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 255 Greenwich Whole Loan. The borrower is wholly owned by Resnick Murray St. Associates, LP, which is owned by multiple individuals, entities and trusts, most of which are various members of the Resnick family, and none of which have greater than an 18.4% equity stake in the borrower. The borrower is controlled by 75 Park Place Corp (G.P), which is owned by Jonathan D. Resnick (90%), Steven Rotter (5%) and Kalpana Gajjar (5%).

The borrower sponsor is Jack Resnick & Sons, Inc., which, since its founding in 1928, has become one of the largest private owners of commercial real estate in New York City, operating in residential, retail, and commercial building ownership to ground-up development, construction, leasing and management. Jack Resnick & Sons, Inc. currently owns and manages over five million SF of commercial office and retail space and approximately 900 residences in Manhattan. The borrower sponsor developed the 255 Greenwich Property, designed by architect Emery Roth & Sons, in 1987. Other properties developed by the borrower sponsor in Lower Manhattan include One Seaport Plaza, 161 William Street, 200 Chambers Street, and 52 Broadway.

The non-recourse carveout guarantor for the 255 Greenwich Whole Loan is Jonathan D. Resnick, who is the President and third-generation operator of the borrower sponsor.

The Property. The 255 Greenwich Property is comprised of a 13-story Class A office building with one ground floor retail unit, totaling 626,617 SF located in the Tribeca neighborhood of New York, New York. The 255 Greenwich Property is made up of 555,809 SF of office space (88.7% of NRA, 80.6% of underwritten rent), 54,337 SF of retail space, fully leased to Target (8.7% of NRA, 17.3% of underwritten rent), and a parking garage totaling 16,471 SF (2.6% of NRA, 2.1% of underwritten rent), fully leased to Icon Parking offering 100 parking spaces. Built in 1987, the 255 Greenwich Property is situated on an entire city block bound by Greenwich Street to the west, Murray Street to the north, West Broadway to the east, and Park Place to the south totaling 42,601 SF of land area. The borrower sponsor recently completed a $14.3 million renovation in 2020 to replace the building air conditioning unit, make general building enhancements, and perform local law work. As of October 1, 2025, the 255 Greenwich Property was 91.7% leased to eight different tenants, with approximately 84.1% of NRA and 91.5% of underwritten base rent made up of investment-grade tenancy.

Major Tenants.

City University of New York – BMCC (244,092 SF, 39.0% of NRA, 44.0% of underwritten rent). The City University of New York - Borough of Manhattan Community College (“BMCC”) is a public community college in New York City, founded in 1963 as part of the City University of New York (CUNY) system. BMCC grants associate degrees in a wide variety of vocational, business, health, science, engineering and continuing education fields. BMCC currently enrolls more than 20,000 students. The 255 Greenwich Property is known throughout the school as the Murray Building and is mission critical space for BMCC, which includes classrooms, computer labs, conference rooms and a student lounge on floors 2, 3, 10, 11 and 14, as well as BMCC Express on the ground floor, which provides information for both students and the general public that would like to learn more about the college. BMCC has a private entrance to its space at the 255 Greenwich Property along Murray Street. The 255 Greenwich Property is located near the other two major portions of BMCC’s campus, which include Fiterman Hall (directly adjacent), a 15-story academic facility that houses a first floor art gallery, 65 classrooms, 35 computer labs, 130 offices for faculty, library spaces and several large assembly and performance rooms, and the Main Campus (two blocks to the north at 199 Chambers Street), which is the hub of life at the college, spanning four blocks and 4.3 acres. BMCC has been a tenant at the 255 Greenwich Property since 2004, and in 2019, expanded to fully occupy the second and third floors, increasing its total footprint at the 255 Greenwich Property by nearly 50%. BMCC has a lease expiration date of May 31, 2035 and two, 5-year renewal options remaining.

The City of New York – DCAS (217,942 SF, 34.8% of NRA, 27.9% of underwritten rent). The City of New York – Department of Citywide Administrative Services (“DCAS”), is a department of the New York City government tasked with recruiting, hiring, and training City employees, managing 55 public buildings, acquiring, selling, and leasing City property, purchasing over $1 billion in goods and services for City agencies, and overseeing the municipal vehicle fleet, among other things. The 255 Greenwich Property serves as the primary location for the City of New York’s Office of Management and Budget, Office of the Actuary, Mayor’s Office of Contract Services, Department of Information, Technology and Telecommunications, Municipal Water Finance Authority and Transitional Finance Authority. DCAS has occupied the 255 Greenwich Property since 1998, and in 2018, expanded into an additional 10,130 SF of space. Additionally, in 2023, the tenant exercised its five-year extension option early to extend its lease through 2028. The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

Target (54,337 square feet, 8.7% of NRA, 17.3% of underwritten base rent). Founded in 1962 and headquartered in Minneapolis, Minnesota, Target is a general merchandise retailer with 1,989 stores across the entire United States. Target has been a tenant at the 255 Greenwich Property since November 2015. Target’s lease has an expiration date of January 31, 2037, with two, 10-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents a summary regarding the major tenants at the 255 Greenwich Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
City University of New York - BMCC	Aa1/AA/AA	244,092	39.0%	$13,362,192	44.0%	$54.74	5/31/2035	2 x 5 year	N
The City of New York - DCAS	Aa1/AA/AA	217,942	34.8%	$8,476,334	27.9%	$38.89	Various(3)	Various(3)	N
Target	A2/A/A	54,337	8.7%	$5,243,419	17.3%	$96.50	1/31/2037	2 x 10 year	N
Icahn School of Medicine	NR/NR/NR	14,607	2.3%	$934,813	3.1%	$64.00	5/31/2031	1 x 5 year	N
Cornell University	NR/NR/NR	10,546	1.7%	$728,244	2.4%	$69.05	1/31/2032	1 x 10 year	N
NCS Pearson	NR/NR/NR	11,716	1.9%	$656,096	2.2%	$56.00	4/30/2036	1 x 5 year	N
Icon Parking	NR/NR/NR	16,471	2.6%	$650,250	2.1%	$39.48	12/31/2032	None	N
Medeast, Inc.	NR/NR/NR	4,953	0.8%	$343,491	1.1%	$69.35	5/31/2031	None	N
Subtotal/Wtd. Avg.		574,664	91.7%	$30,394,839	100.0%	$52.89

Vacant Space		51,953	8.3%
Total/Wtd. Avg.		626,617	100.0%
(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

The following table presents certain information relating to the lease rollover schedule at the 255 Greenwich Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	10,130	1.6%	1.6%	$592,605	1.9%	1.9%	$58.50
2029	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2030	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2031	2	19,560	3.1%	4.7%	$1,278,304	4.2%	6.2%	$65.35
2032	2	27,017	4.3%	9.0%	$1,378,494	4.5%	10.7%	$51.02
2033	1	207,812	33.2%	42.2%	$7,883,729	25.9%	36.6%	$37.94
2034	0	0	0.0%	42.2%	$0	0.0%	36.6%	$0.00
2035	3	244,092	39.0%	81.2%	$13,362,192	44.0%	80.6%	$54.74
2036 & Thereafter	3	66,053	10.5%	91.7%	$5,899,515	19.4%	100.0%	$89.31
Vacant	0	51,953	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	12	626,617	100.0%		$30,394,839	100.0%		$52.89
(1)	Information is based on the underwritten rent roll as of October 1, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 255 Greenwich Property is located in Manhattan’s Tribeca neighborhood, on a square block bounded by West Broadway, Murray Street, Greenwich Street and Park Place. The 255 Greenwich Property sits two blocks north of the World Trade Center, the Oculus Transportation Hub, 9/11 Memorial Museum and Memorial Pools, and two blocks northeast of Brookfield Place. Transportation access is from 12 subway lines (1, 2, 3, 4, 5, A, C, E, R, W, J, Z) within a 5-minute walk of the 255 Greenwich Property, as well as PATH access, and ferry access at the Brookfield Place/Battery Park Ferry Terminal for passage to New Jersey and the other boroughs.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown West office submarket was approximately 12.7%, with average asking rents of $61.63 PSF and inventory of approximately 35.3 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown office market was approximately 16.2%, with average asking rents of $58.42 PSF and inventory of approximately 86.5 million SF. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5-, and 1.0-mile radius of the 255 Greenwich Property was 24,434, 50,684, and 110,129, respectively. According to the appraisal, the 2024 average household income within the same radii was $231,594, $204,307 and $199,116, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Retail Lease Summary
Subject/Neighborhood/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Financial District New York, NY	Target	54,337	Nov. 2015	$96.50	MG
102 Fulton Street Financial District Manhattan, NY	Luckin Coffee	1,318	Q3 2025	$145.68	MG
62 Fulton Street Financial District Manhattan, NY	Xi’an Famous Foods	2,350	Q1 2025	$89.36	MG
28 Liberty Street Financial District Manhattan, NY	Madman Espresso	956	Q4 2024	$94.14	MG
55 Water Street Financial District Manhattan, NY	Chase	12,500	Q4 2024	$106.96	MG
130 Water Street Financial District Manhattan, NY	Le Jardine Café	4,440	Q3 2024	$77.03	MG
195 Broadway Financial District Manhattan, NY	Brooks Brothers	9,871	Q3 2024	$75.98	MG
86 Broad Street Financial District Manhattan, NY	Oxford Café	2,060	Q2 2024	$110.00	MG
111 Fulton Street Financial District Manhattan, NY	Wendy’s	2,000	Q2 2024	$156.00	MG
5 Hanover Square Financial District Manhattan, NY	Wonder	3,500	Q2 2024	$85.71	MG
20 Broad Street Financial District Manhattan, NY	Subway	783	Q2 2023	$143.04	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than Neighborhood/Location.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Office Lease Summary
Subject/Submarket, Market/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Downtown West, Downtown New York, NY 10007	1987 / 2024	626,617	City University of New York - BMCC The City of New York - DCAS Icahn School of Medicine	244,092 217,942 14,607	Jun. 2015 Mar. 2018 Jun. 2016	$54.74 $38.89 $64.00	MG MG MG
99 Hudson Street Tribeca/City Hall, Downtown Manhattan, NY	1930 / NAP	193,749	Danielle Guizio LLC	12,159	Aug. 2025	$47.04	MG
1 New York Plaza Downtown East, Downtown Manhattan, NY	1970 / 1995	2,582,316	NYS Office of General Services	44,009	Aug. 2025	$45.13	MG
250 Broadway Downtown East, Downtown Manhattan, NY	1962 / NAP	648,000	WeWork	60,305	Jul. 2025	$38.14	MG
225 Liberty Street Downtown West, Downtown Manhattan, NY	1987 / NAP	2,591,244	Invesco (Renewal)	222,846	Jun. 2025	$53.08	MG
32 Old Slip Downtown East, Downtown Manhattan, NY	1987 / NAP	1,161,435	CFG Merchant Solutions	20,585	Apr. 2025	$37.52	MG
55 Broadway Downtown West, Downtown Manhattan, NY	1982 / NAP	363,378	CSA Group NY Architects & Engineers, P.C.	10,557	Mar. 2025	$48.00	MG
120 Wall Street Downtown East, Downtown Manhattan, NY	1929 / 2013	618,801	German American Chamber of Commerce in New York (GACC New York)	11,465	Jan. 2025	$46.69	MG
1 State Street Plaza Downtown East, Downtown Manhattan, NY	1970 / NAP	802,025	IPC Systems Inc.	26,580	Jan. 2025	$53.10	MG
28 Liberty Street Downtown East, Downtown Manhattan, NY	1964 / 2018	2,117,938	New York State Attorney General	34,954	Sep. 2024	$39.55	MG
200 Vesey Street Downtown West, Downtown Manhattan, NY	1986 / NAP	1,268,216	American Express	74,439	Sep. 2024	$50.29	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than Submarket, Market Location, Year Built/Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 255 Greenwich Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Concession (New/Renewal)	Lease Type (Reimbursements)
Office	$57.00	120	$5.00 PSF Inc. Year 6	$130.00 / $65.00	4.0% / 2.0%	12 months / 6 months	MG
Lower Level Retail	$85.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG
Retail Ground	$125.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG

Source: Appraisal.

Appraisal. The appraisal concluded to an “As-Is” value for the 255 Greenwich Property of $280,000,000 as of September 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 1, 2025, there was no evidence of any recognized environmental conditions at the 255 Greenwich Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 255 Greenwich Property:

Cash Flow Analysis
	2022	2023	2024	TTM 8/31/2025	UW	UW PSF
Gross Potential Rent(1)	$31,009,916	$30,564,059	$30,750,060	$30,776,332	$33,356,160	$53.23
Reimbursements	$2,088,783	$2,537,148	$3,039,127	$3,113,588	$3,269,751	$5.22
Other Income(2)	$65,998	$60,833	$57,248	$110,629	$0	$0.00
Less Vacancy & Credit Loss	($644,380)	($1,009,494)	($3,501,795)	($3,261,940)	($2,961,321)	($4.73)
Effective Gross Income	$32,520,317	$32,152,546	$30,344,640	$30,738,609	$33,664,589	$53.72

Real Estate Taxes	$5,316,943	$5,892,246	$6,134,616	$6,384,518	$6,568,686	$10.48
Insurance	$427,145	$521,932	$562,381	$540,957	$477,363	$0.76
Other Expenses(3)	$7,480,256	$7,419,934	$7,230,071	$7,410,271	$7,725,328	$12.33
Total Expenses	$13,224,344	$13,834,112	$13,927,068	$14,335,746	$14,771,377	$23.57

Net Operating Income	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,893,213	$30.15
Capital Expenditures	$0	$0	$0	$0	$125,323	$0.20
TI/LC	$0	$0	$0	$0	$626,617	$1.00
Net Cash Flow	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,141,272	$28.95

Occupancy %(4)	97.9%	96.6%	88.6%	91.7%	91.1%
NOI DSCR(5)	2.02x	1.92x	1.72x	1.72x	1.98x
NCF DSCR(5)	2.02x	1.92x	1.72x	1.72x	1.90x
NOI Debt Yield(5)	13.1%	12.5%	11.2%	11.2%	12.9%
NCF Debt Yield(5)	13.1%	12.5%	11.2%	11.2%	12.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated as of October 1, 2025. UW Gross Potential Rent includes $1,383,883 in straight line rent for four investment-grade tenants, the City University of NY – Borough of Manhattan Community College, the City of New York – Department of Citywide Administrative Services, Target Corporation, and Cornell University, as well as $37,342 of rent steps taken through September 2026 for two tenants, Medeast and Icon Parking. The increase in Gross Potential Rent and Net Operating Income from TTM 8/31/2025 to UW is primarily due to the inclusion of such straight line rent, as well as new tenant NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(2)	Other Income includes license arrangements, elevator and miscellaneous income.
(3)	Other Expenses includes management fees, general administrative, repairs and maintenance, payroll and utilities.
(4)	Underwritten Occupancy represents economic occupancy and historical occupancies represent physical occupancies.
(5)	DSCR and Debt Yields are based on the 255 Greenwich Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $3,188,067 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $273,643 per month).

Insurance Escrows – The 255 Greenwich Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 255 Greenwich Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender (x) evidence of renewal of such policies pursuant to the 255 Greenwich Whole Loan documents and (y) no later than 45 days following the inception or renewal of such policies, paid receipts for the related insurance premiums. At origination, there was such a blanket policy in place.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $10,444 into a reserve for capital expenditures.

Rollover Reserve – On the loan origination date the borrower was required to make an upfront deposit of $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations (collectively, “Leasing Obligations”) granted to the tenant NCS Pearson. In addition the borrower is required to deposit into such reserve, on a monthly basis, an amount equal to approximately $52,218 for future Leasing Obligations.

Rent Concession Reserve - On the loan origination date, the borrower was required to make an upfront deposit of approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.

Lockbox and Cash Management. The 255 Greenwich Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender within 30 days of the loan origination date, and within 10 business days after the lockbox account is established, must direct all tenants to deposit rents directly into the lockbox account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents from the 255 Greenwich Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the borrower is required to establish a lender-controlled cash management account, into which, during the continuance of a Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all funds on deposit in the lockbox account. Provided no event of default is continuing under the 255 Greenwich Whole Loan,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

funds on deposit in the cash management account are required to be applied on each monthly payment date, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 255 Greenwich Whole Loan, (iii) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, (iv) to fund the required monthly deposits into the rollover reserve and the replacement reserve, as described above under “Escrows and Reserves,” and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the 255 Greenwich Whole Loan during the continuance of a Cash Sweep Event Period (provided that if a Cash Sweep Event Period is commenced in connection with any combination of clauses (A) (ii) (iii) (iv) and/or (v) of the definition of Cash Sweep Event Period, the lender is required to release funds in such account to the borrower to pay operating expenses, extraordinary expenses, and rollover and replacement reserves to the extent there is insufficient cash flow during any month to pay the same). Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing, all funds on deposit in such excess cash flow account will be returned to the borrower.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the 255 Greenwich Whole Loan;

(ii) the debt service coverage ratio being less than 1.25x at the end of any calendar quarter;

(iii) the occurrence of a Tenant Credit Event (as defined below);

(iv) the occurrence of a BMCC Lease Expiration Event (as defined below);

(v) the occurrence of a Tenant Downgrade Event (as defined below); and

(vi) the date that is 18 months prior to the maturity date, if prior to such date DCAS has executed a written agreement to vacate the DCAS space and relocate the personnel in the DCAS space to a location other than the 255 Greenwich Property;

and

(B) expiring upon:

(i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure or waiver by the lender (if applicable) of such event of default;

(ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding two consecutive calendar quarters;

(iii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, as applicable, (W) the lease of the BMCC/City Tenant (as defined below) is affirmed by the trustee in any such petition, case or proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (X) if the Tenant Credit Event is the result of an involuntary petition to which BMCC/City Tenant did not consent, the date that such petition is discharged or dismissed, (Y) the BMCC/City Tenant is open for business and in occupancy of substantially all of the premises leased pursuant to its lease, or (Z) in the event the BMCC/City Tenant is no longer in occupancy, the premises formerly occupied by the BMCC/City Tenant is re-leased to a new tenant on terms and conditions acceptable to the lender in its reasonable discretion;

(iv) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iv) above, (X) BMCC renews or extends the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender, or (Y) substantially all of the premises formerly occupied by BMCC is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender, and each new tenant delivers to the lender an estoppel certificate certifying that such new tenant is in occupancy of substantially all of its space, is open for business, and is paying full, unabated rent with no outstanding remaining landlord obligations (provided, that if the borrower reserves with the lender any free rent to which each applicable tenant is entitled, then such estoppel will not be required to evidence that such tenant is paying full, unabated rent);

(v) regarding any Cash Sweep Event Period commenced in connection with clause (A)(v) above, the BMCC/City Tenant maintains a long-term unsecured debt rating of at least “BBB-” from S&P or an equivalent rating from any of the other rating agencies which rate such entity; and

(vi) regarding any Cash Sweep Event Period commenced in connection with clause (A)(vi) above, (a) substantially all of the premises formerly occupied by DCAS is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender; and (b) the borrower has deposited with the lender an amount of funds sufficient (as determined by the lender in its sole but good faith discretion taking into account all cash then on deposit in the excess cash flow account, which, subject to the terms and conditions of the loan agreement, must be made available to the borrower to pay for such items) to pay for all obligations of the borrower with respect to Leasing Obligations.

“Adjusted Net Cash Flow” means the underwritten net operating income less (a) normalized tenant improvement and leasing commission expenditures equal to $1.00 per square foot per annum, and (b) normalized capital improvements equal to $0.20 per square foot per annum.

“BMCC/City Tenant” means (i) BMCC, which is in occupancy of the BMCC space pursuant to the BMCC lease as of the loan origination date, (ii) DCAS, which is in occupancy of the DCAS space pursuant to the DCAS lease as of the loan origination date, and (iii) any other lessee(s) of the entire or substantially all of the BMCC space (if any) and/or the entire or substantially all of the DCAS space (if any) following the expiration or earlier termination of the BMCC lease and/or the DCAS lease, as applicable.

“BMCC Lease Expiration Event” means the lapse of the day that is 18 months prior to the expiration date set forth in the BMCC lease and BMCC has not otherwise renewed or extended the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender.

“Tenant Credit Event” means a BMCC/City Tenant (a) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seeking or consenting to the appointment of a receiver, liquidator or any similar official, (c) taking any action that would cause such entity to become insolvent, or (d) making an assignment for the benefit of creditors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

“Tenant Downgrade Event” means any BMCC/City Tenant (other than any BMCC/City Tenant as set forth in clause (iii) of the definition of “BMCC/City Tenant” that does not have a long-term unsecured debt rating) failing to maintain a long-term unsecured debt rating of at least “BBB-“ from S&P and an equivalent rating from each of the other rating agencies which rate such entity, provided that for purposes of determining the credit ratings of the BMCC/City Tenants (x) with respect to BMCC, such credit rating will be based upon the issuer rating of BMCC (which as of the loan origination date was rated at least AA- by S&P) and (y) with respect to DCAS, such credit rating will be based upon the City of New York general obligation bond issuer rating (which as of the loan origination date was rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

Terrorism Insurance. The 255 Greenwich Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the 255 Greenwich Property, as well as business interruption insurance covering a period of at least 18 months, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the borrower will not be obligated to expend an amount for terrorism insurance coverage that is more than two times the amount of the annual insurance premium that is payable at such time with respect to its all risk or special form and business interruption policies (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the 255 Greenwich Property based on market rates, in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

Air Depot Industrial
532 East Emaus Street
Middletown, PA 17057
HARRISBURG
Paxtonia
Paxton Square
Colonial Commons
Paxton Towne Center
Colonial Park Mall
Colonial Park
Windsor Manor
The Shoppes at Susquehanna
Progress
Progress Plaza
UPMC Community Hospital
Dauphin Plaza
Penbrook
The National Civil War Museum
Pepsi Bottling Group
The Point Shopping Ctr.
Rutherford
Lawnton
Swatara Square
Amazon Distribution Center
Hummelstown
Hershey
Hershey Links
Hershey Gardens
Tanger Outlets Hershey
Hersheypark
Giant Center
Hersheypark Stadium
Hershey Plaza
Hershey Square
Penn State College of Medicine
Penn State Health Milton S. Hershey Medical Center
Deer Valley GC
UPS East Zone Regional Hub
DAUPHIN COUNTY
Scottsdale Plaza
Harrisburg Mall
High Pointe Commons
Hershey's Distribution Center
New Cumberland
Fairview Commons
Capitol City Airport
New Cumberland Army Depot
Dauphin Highlands GC
Steelton
Highspire
Middletown
Penn State Harrisburg
Westporte Center
Mid-Town Plaza
Harrisburg Intl. Airport
MIDDLETOWN AMTRAK
SUSQUEHANNA RIVER BRIDGE
Susquehanna River
PA Tpke.
Pennsylvania Turnpike
Philadelphia 90 miles
Amazon Distribution Center
Par Line GC
Sunset GC
Amazon Distribution Center
Elizabethtown
ELIZABETHTOWN AMTRAK
AMTRAK
Goldsboro
YORK COUNTY
Falmouth
York Haven
LANCASTER COUNTY
Bainbridge
Baltimore, MD 63 miles
N. Progress Ave
Hoernerstown Rd
N. Nyles Rd
Locust Ln
Union Deposit Rd
N. Union St
Middletown Rd
Waltonville Rd
S. 19th St
S. Front St
S. Harrisburg St
E. Harrisburg Pike
Old York Rd
Susquehanna Expwy
Fishing Creek Rd
River Rd
Cly Rd
Turnpike Rd
Bossler Rd
Old Trail Rd
81
22
322
83
230
283
441
76
743
39
422
341
262
392
382
295
181
241
Millersburg
Newport
Bloomfield
Linglestown
Marysville
Grantville
Myerstown
Lebanon
Cornwall
Harrisburg
Carlisle
Mechanicsburg
Newville
Dillsburg
Mt. Holly Springs
Lancaster
Columbia
York
East York
Dover
North York
Aspers
Gettysburg
Hanover
New Freedom
Stewartstown
PENNSYLVANIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 9 – Air Depot Industrial

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Middletown, PA 17057
Original Balance:	$24,500,000			General Property Type:	Industrial
Cut-off Date Balance:	$24,500,000			Detailed Property Type:	Warehouse
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1940/2024
Borrower Sponsor:	Ira J. Miller			Size:	435,880 SF
Guarantor:	Ira J. Miller			Cut-off Date Balance PSF:	$56
Mortgage Rate:	6.4200%			Maturity Date Balance PSF:	$56
Note Date:	12/23/2025			Property Manager:	Self-managed
Maturity Date:	1/6/2036
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(2):	$2,971,500
Seasoning:	3 months			UW NCF:	$2,818,942
Prepayment Provisions:	YM1(116),O(4)			UW NOI Debt Yield:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	11.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.77x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$2,141,465 (10/31/2025 TTM)
				2nd Most Recent NOI:	$1,823,998 (12/31/2024)
				3rd Most Recent NOI:	$832,067 (12/31/2023)
Reserves(1)				Most Recent Occupancy(3):	91.9% (11/5/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$70,880	$11,813	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$92,677	$46,338	NAP	Appraised Value (as of) (3):	$39,200,000 (4/15/2025)
Replacement Reserve:	$0	$3,632	NAP	Appraised Value PSF(3):	$90
TI/LC Reserve:	$0	$9,081	$327,000	Cut-off Date LTV Ratio(3):	62.5%
				Maturity Date LTV Ratio(3):	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$24,500,000	100.0%	Return of Equity:	$12,292,957	50.2%
			Loan Payoff:	$11,524,951	47.0%
			Closing Costs:	$518,535	2.1%
			Upfront Reserves:	$163,557	0.7%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%
(1)	See "Escrows and Reserves" section below for further discussion.
(2)	UW NOI increased by 38.8% from Most Recent NOI due to recent leasing by Diamond Motor Corporation, Miller Property, Librandi, and Whitman Design Group in 2025, as well as the inclusion of rent steps.
(3)	The Air Depot Industrial Property (as defined below) is currently 91.9% occupied and 97.4% leased. Diamond Motor Corporation recently executed a new lease at the Air Depot Industrial Property for 24,300 SF, which increases Diamond Motor Corporation’s total space to 49,300 SF on June 1, 2027. Due to the step-up, the appraiser included an as-stabilized value of $42,200,000 ($97 PSF) which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.1%.

The Mortgage Loan. The ninth largest mortgage loan (the “Air Depot Industrial Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000 and secured by a first priority fee interest in a 435,880 square foot industrial warehouse property located in Middletown, Pennsylvania (the “Air Depot Industrial Property”).

The Borrower and the Borrower Sponsor. The borrower is 532 E. Emaus Street, LLC, a single-purpose, Maryland limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Ira J. Miller. Ira J. Miller is the founder of Miller Investments, Miller Property Management and Baltimore Construction. Ira J. Miller has over 40 years of real estate experience and has amassed a large portfolio of buildings including a 110,000 square foot industrial facility in Chambersburg, Pennsylvania.

The Property. The Air Depot Industrial Property is a 435,880 square foot industrial property containing five warehouse buildings located in Middletown, Pennsylvania. Situated on a 29.37-acre site, the Air Depot Industrial Property was constructed in 1940 and renovated in 2024. The Air Depot Industrial Property features 14 to 52-foot clear heights, 12 dock doors and 33 drive-in doors. In addition, approximately 2.30% of the net rentable area at the Air Depot Industrial Property is comprised of office space. Recent renovations to the Air Depot Industrial Property include LED lighting, new gutters, new bathrooms and office cores, new paving and upgrades to dock locking. As of November 5, 2025, the Air Depot Industrial Property was 91.9% occupied by eight tenants as well as a lease for 150 trailer parking spaces by the tenant, Syncreon. The Air Depot Industrial Property has 100 surface parking spaces (excluding the trailer parking spaces) resulting in a parking ratio of approximately 0.23 parking spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

Major Tenants.

Univar Solutions (196,382 SF; 45.1% of NRA; 57.1% of UW Rent). Headquartered in Downers Grove, Illinois and founded in 1924, Univar Solutions (“Univar”) is a global distributor of specialty chemicals and ingredients that connects chemical manufacturers with industrial and commercial customers across multiple industries. Univar provides chemical distribution and supply chain services including warehousing, transportation, and inventory management, while also offering technical and formulation support to customers. Univar additionally provides digital procurement tools that allow customers to source chemicals and manage orders more efficiently. In 2023, Univar was acquired by funds managed by Apollo Global Management in a transaction valued at approximately $8.1 billion, which included a minority investment from the Abu Dhabi Investment Authority. Univar has been a tenant at the Air Depot Industrial Property since 1998 and most recently executed a 12-year lease in January 2023 with an expiration date of December 31, 2034. Univar has two, five-year extension options remaining.

Midwest Trucking (59,970 SF; 13.8% of NRA; 13.7% of UW Rent). Headquartered in Mansfield, Ohio and founded in 2003, Midwest Trucking is a provider of specialized transportation and logistics solutions serving the automotive recycling industry. Midwest Network operates a logistics network supported by 13 strategic locations across the United States that now serves more than 300 automotive recyclers. In 2025, Midwest Trucking was acquired by Team PRP, a cooperative network of independent automotive recyclers, to support and expand transportation services across its member network. Midwest Trucking executed a 10-year lease at the Air Depot Industrial Property in October 2023 with an expiration date of September 30, 2033. Midwest Trucking has one, five-year extension option with no termination options.

Safway (42,600 SF; 9.8% of NRA; 9.1% of UW Rent). Headquartered in Atlanta, Georgia and founded in 1936, Safway operates as part of BrandSafway, a global provider of access, scaffolding, and industrial services supporting construction, infrastructure, and industrial maintenance projects. Safway supports industries including commercial construction, infrastructure, energy, and manufacturing by providing equipment and services that allow workers to safely perform work at height. In 2017, Safway Group merged with Brand Energy & Infrastructure Services to form BrandSafway, creating one of the largest access and industrial service providers in North America. Safway executed a 10-year lease at the Air Depot Industrial Property in May 2024 with an expiration date of July 31, 2034. Safway has two, five-year extension options with no termination options.

The following table presents certain information relating to the tenancy at the Air Depot Industrial Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Univar	NR/NR/NR	196,382	45.1%	$1,566,202	57.1%	$7.98	12/31/2034	2, 5-year options	N
Midwest Trucking	NR/NR/NR	59,970	13.8%	$376,802	13.7%	$6.28	9/30/2033	1, 5-year option	N
Safway	NR/NR/NR	42,600	9.8%	$248,569	9.1%	$5.83	7/31/2034	2, 5-year options	N
PA Home Outlet	NR/NR/NR	34,449	7.9%	$100,800	3.7%	$2.93	11/30/2029	1, 5-year option	N
Diamond Motor Corporation	NR/NR/NR	25,000	5.7%	$157,700	5.7%	$6.31	5/31/2035	N	N
Librandi	NR/NR/NR	21,985	5.0%	$153,900	5.6%	$7.00	5/31/2028	N	N
Miller Property	NR/NR/NR	10,034	2.3%	$73,045	2.7%	$7.28	2/29/2028	N	N
Whitman Design Group	NR/NR/NR	10,000	2.3%	$67,600	2.5%	$6.76	7/31/2030	N	N
Occupied Collateral Total		400,420	91.9%	$2,744,618	100.0%	$6.85

Vacant Space		35,460(3)	8.1%
Total/Wtd. Avg.		435,880	100.0%

(1)	Based on the underwritten rent roll dated November 5, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The Air Depot Industrial Property is currently 91.9% occupied and 97.4% leased. Diamond Motor Corporation recently executed a new lease at the Air Depot Industrial Property for 24,300 SF, which increases Diamond Motor Corporation’s total space to 49,300 SF on June 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Air Depot Industrial Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	2	32,019	7.3%	7.3%	$226,945	8.3%	8.3%	$7.09
2029	1	34,449	7.9%	15.2%	$100,800	3.7%	11.9%	$2.93
2030	1	10,000	2.3%	17.5%	$67,600	2.5%	14.4%	$6.76
2031	0	0	0.0%	17.5%	$0	0.0%	14.4%	$0.00
2032	0	0	0.0%	17.5%	$0	0.0%	14.4%	$0.00
2033	1	59,970	13.8%	31.3%	$376,802	13.7%	28.1%	$6.28
2034	2	238,982	54.8%	86.1%	$1,814,771	66.1%	94.3%	$7.59
2035	1	25,000	5.7%	91.9%	$157,700	5.7%	100.0%	$6.31
2036 & Thereafter	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
Vacant(3)	0	35,460	8.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	435,880	100.0%		$2,744,618	100.0%		$6.85(4)
(1)	Based on the underwritten rent roll dated November 5, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Vacant space includes a 24,300 square foot step-up as part of Diamond Motor Corporation’s lease in 2027.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Air Depot Industrial Property is located in Middletown, Pennsylvania, within the eastern submarket of the Harrisburg-Carlisle core-base statistical area (the “Harrisburg CBSA”). The region, comprising Cumberland, Dauphin and Perry counties, is home to Harrisburg, the capital of Pennsylvania. The Harrisburg CBSA employment is dominated by the trade transportation and utilities sector with a mix of education and health services and government lagging closely behind. These three industries make up 56.8% of the overall employment based off 2024 estimates. Major employers with the Harrisburg CBSA include the Pennsylvania Higher Education Assistance Agency, Pennsylvania Department of Transportation, Pennsylvania Department of Human Services, Legislative Office of The Commonwealth of Pennsylvania and Pennsylvania Department of Revenue. The Air Depot Industrial Property is located 5 miles southeast of the City of Harrisburg and is bordered to the north and west by Swatara Township, to the east by Derry Township and to the south by Steelton, Highspire and Middletown Township and the Susquehanna River. Regional access to the Air Depot Industrial Property is provided by Pennsylvania Turnpike (I-76), Interstate 81, Route 283 and US Route 11. The Air Depot Industrial Property is situated between two exits off Route 283, which provides access immediately west to the Pennsylvania Turnpike and southeast to Lancaster.

According to the appraisal, the Air Depot Industrial Property is located within the PA I-81 & I-78 industrial market and the Central PA industrial submarket. As of the first quarter of 2025, the PA I-81 & I-78 industrial market reported inventory of approximately 423,860,948 square feet with a 7.5% vacancy rate and an average asking rent of $8.81 per square foot. As of the first quarter of 2025, the Central PA industrial submarket reported inventory of approximately 131,880,519 square feet with a 4.7% vacancy rate and an average asking rent of $8.67 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Air Depot Industrial Property:

Market Rent Summary
Industrial Space
Market Rent (PSF)	$5.95
Lease Term (Years)	5
Lease Type	NNN
Escalations	3.5% annually
Tenant Improvements (New/Renewal)	$3.00/$1.00
Leasing Commissions (New/Renewal)	5.25%/3.75%
Free Rent (Months) (New/Renewal)	3/0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

The following table presents comparable industrial leases with respect to the Air Depot Industrial Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Air Depot Industrial 532 East Emaus Street Middletown, PA	1940/2024	435,880(2)
1499 East Philadelphia Street York, PA	1953/1970	176,000	Current Offering	176,000	May-25	5.0	$5.50	NNN
101 Carleton Avenue Hazleton, PA	1920/2021	185,100	Current Offering	185,100	May-25	5.0	$6.80	NNN
2802 South Turnpike Drive Middletown, PA	1973/NAP	60,894	SEL Holdings	15,318	Nov-24	3.0	$7.75	NNN
181 Fulling Mill Road Middletown, PA	1999/NAP	185,988	K&M Tire	53,135	Nov-24	5.0	$7.80	NNN
601 Memory Lane Springettsbury Township, PA	1953/2004	1,524,977	LSC Communication	597,600	Apr-24	7.0	$7.00	NNN
50 Rock Street Hughestown, PA	1965/1983	117,517	Kappa Graphics, LLC	117,517	Apr-24	20.0	$5.97	NNN
201 Cumberland Parkway Mechanicsburg, PA	1986/1999	563,800	Schneider Electric	340,000	Jan-24	2.8	$7.85	NNN
2571 Mitchell Avenue Allentown, PA	1974/NAP	64,379	Alleguard	64,379	Oct-23	20.0	$7.61	NNN
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated November 5, 2025.

Appraisal. The appraisal concluded to an “As-Is” value for the Air Depot Industrial Property of $39,200,000 as of April 15, 2025 and an “As-Stabilized” value of $42,200,000 with an anticipated stabilized date of July 1, 2027.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2025, there was no evidence of any recognized environmental conditions at the Air Depot Industrial Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Air Depot Industrial Property:

Cash Flow Analysis
	2023	2024	10/31/2025 TTM	UW	UW PSF
Base Rent	$1,398,651	$1,840,384	$2,132,437	$2,967,403	$6.81
Grossed Up Vacant Space	$0	$0	$0	$0	$0.00
Gross Potential Rent	$1,398,651	$1,840,384	$2,132,437	$2,967,403	$6.81
Total Recoveries	$780,871	$846,137	$903,475	$1,243,019	$2.85
Net Rental Income	$2,179,523	$2,686,521	$3,035,912	$4,210,422	$9.66
(Vacancy & Credit Loss)	$0	$0	$0	($222,785)	($0.51)
Parking Income(1)	$0	$135,000	$329,400	$336,960	$0.77
Effective Gross Income	$2,179,523	$2,821,521	$3,365,312	$4,324,597	$9.92

Real Estate Taxes	$102,828	$127,896	$133,877	$137,631	$0.32
Insurance	$441,790	$520,037	$387,777	$539,864	$1.24
Management Fee	$65,386	$84,646	$100,959	$129,738	$0.30
Other Operating Expenses	$737,452	$264,944	$601,233	$545,864	$1.25
Total Expenses	$1,347,456	$997,523	$1,223,847	$1,353,097	$3.10

Net Operating Income(2)	$832,067	$1,823,998	$2,141,465	$2,971,500	$6.82
Replacement Reserves	$43,588	$43,588	$43,588	$43,588	$0.10
TI/LC	$108,970	$108,970	$108,970	$108,970	$0.25
Net Cash Flow	$679,509	$1,671,440	$1,988,907	$2,818,942	$6.47

Occupancy %(3)	NAV	NAV	NAV	92.5%
NOI DSCR	0.52x	1.14x	1.34x	1.86x
NCF DSCR	0.43x	1.05x	1.25x	1.77x
NOI Debt Yield	3.4%	7.4%	8.7%	12.1%
NCF Debt Yield	2.8%	6.8%	8.1%	11.5%

(1)	Parking Income includes 150 trailer parking spaces leased to Syncreon, expiring July 31, 2029.
(2)	UW Net Operating Income increased by 38.8% from 10/31/2025 TTM Net Operating Income due to recent leasing by Diamond Motor Corporation, Miller Property, Librandi, and Whitman Design Group in 2025, as well as the inclusion of rent steps.
(3)	The UW Occupancy % represents the in-place economic occupancy.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $70,880 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $11,813).

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit into a reserve for insurance premiums of approximately $92,677. In addition, the borrower is required to make ongoing monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums due for renewal of the required insurance coverage (which currently equates to $46,338). The Air Depot Industrial Mortgage Loan documents permit the borrower to obtain a blanket insurance policy, subject to lender approval and satisfaction of the applicable coverage requirements, however, monthly insurance reserves will still be required notwithstanding such blanket coverage .. If the lender determines that the amounts on deposit or scheduled to be deposited in the insurance account will be insufficient to pay insurance premiums in full when due, the borrower is required to fund such deficiency in an amount reasonably determined by the lender. In addition, not less than 10 days prior to the expiration of the policies previously furnished to the lender, the borrower is required to deliver certificates of insurance and, if requested by the lender, other acceptable documentation evidencing such policies, together with evidence satisfactory to the lender of payment of the premiums then due. Any blanket insurance policy is subject to lender approval and must provide the same protection as a separate policy insuring only the Air Depot Industrial Property.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $3,632 into a reserve for capital expenditures. The lender may reassess the amount necessary for capital expenditures from time to time based on updated property condition reports and may require the borrower to increase such monthly deposits upon 30 days’ notice if lender determines, in its reasonable discretion, that an increase is necessary to maintain proper operation of the Air Depot Industrial Property.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $9,081 into a reserve for tenant improvements and leasing commissions that may be incurred up to a cap of $327,000. To the extent amounts in the reserve equal or exceed the cap, the borrower is not required to make such monthly deposits. The lender may reassess its estimate of the amount necessary for tenant improvements and leasing commissions from time to time and may require the borrower to increase such monthly deposits upon 30 days’ notice if lender determines, in its reasonable discretion, that such increase is necessary to maintain proper operation of the Air Depot Industrial Property.

Lockbox and Cash Management. The Air Depot Industrial Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Period (as defined below) the borrower is required to establish a lender-controlled lockbox account and send tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

direction letters to all tenants at the Air Depot Industrial Property instructing them to deposit all rent and other sums due under their lease directly into the lockbox account. During the continuance of a Cash Sweep Period, funds on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled account and applied by the lender in accordance with the Air Depot Industrial Mortgage Loan documents. In addition, the lockbox account is required to be established within 10 business days following the earlier to occur of (i) a Cash Sweep Period and (ii) the date that is three months prior to the date on which any of the events described in clause (a) of the definition of Specified Tenant Sweep Event (as defined below) are scheduled to occur.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.10x, and (iii) the occurrence and continuance of a Specified Tenant Sweep Event; and will end upon (x) with respect to clause (i) above, a cure of such event of default, (y) with respect to clause (ii) above, the date that the debt service coverage ratio remains at or above 1.15x for two consecutive calendar quarters, and (z) with respect to clause (iii) above, a cure of such Specified Tenant Sweep Event. During the continuance of a Cash Sweep Period, all excess cash flow remaining after the payment of debt service and all applicable reserves will be held by the lender as additional collateral for the Air Depot Industrial Mortgage Loan, and any such excess cash flow will be released to the borrower upon the cessation of such Cash Sweep Period.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant (as defined below) defaults under its lease beyond all applicable notice and cure periods; (ii) a Specified Tenant goes dark, vacates, abandons or ceases ordinary course business operations at 50% or more of the space leased under such Specified Tenant’s lease, or gives notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminates, cancels or surrenders its lease, or gives notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration date of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option thereunder, unless the conditions set forth in clause (E) of the definition of Specified Tenant Sweep Event Cure (as defined below) have already occurred; and (vi) if such Specified Tenant has long-term senior unsecured debt rated by a Rating Agency, the reduction, downgrade or lowering of such rating by two or more levels or notches from the rating applicable as of the relevant Specified Tenant Rating Date (as defined below).

“Specified Tenant Sweep Event Cure” means, with respect to: (A) clause (i) in the definition of Specified Tenant Sweep Event, if all defaults under the applicable Specified Tenant’s lease have been cured and such cures accepted by borrower; (B) clause (ii) in the definition of Specified Tenant Sweep Event, if the applicable Specified Tenant resumes ordinary course business operations during customary hours at all of the space leased under such Specified Tenant’s lease and delivers to lender a tenant estoppel certificate in form and substance acceptable to lender; (C) clause (iii) in the definition of Specified Tenant Sweep Event, if the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv) in the definition of Specified Tenant Sweep Event, if the applicable Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease, resumes ordinary course business operations during customary hours at all of the space leased under such lease and delivers to lender a tenant estoppel certificate in form and substance acceptable to lender; (E) clause (v) in the definition of Specified Tenant Sweep Event, if lender receives evidence, in form and substance satisfactory to lender, that such Specified Tenant has extended or renewed its lease for the entire space pursuant to terms and conditions acceptable to lender, with no outstanding landlord obligations, including leasing commissions, owed thereunder (unless sufficient funds to cover such costs are deposited in a lease sweep reserve, and such Specified Tenant is in occupancy of its space, open for business and paying full, unabated rent (unless sufficient funds to cover such amounts are deposited in a lease sweep reserve; and (F) clause (vi) in the definition of Specified Tenant Sweep Event, if the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the applicable Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will also end if substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to lender, all landlord obligations have been satisfied in full (or sufficient funds are escrowed in a lease sweep reserve for such purposes), such replacement tenant or tenants are in occupancy, open for business and paying full, unabated rent under their respective leases (or sufficient funds are escrowed in a lease sweep reserve to cover applicable operating shortfalls), and such replacement tenants deliver acceptable tenant estoppel certificates to lender.

A “Specified Tenant” means, individually and collectively, Univar and any other tenant leasing 70,000 or more square feet at the Air Depot Industrial Property (and any parent company of any of the foregoing, and any guarantor of any such tenant’s lease, as applicable), and any replacement tenant occupying all or a portion of the space leased to Univar as of origination (and any parent company thereof, and any guarantor of such replacement tenant’s lease, as applicable).

“Specified Tenant Rating Date” means, with respect to any Specified Tenant, (x) the origination date, if such Specified Tenant was a Specified Tenant and was rated as of the origination date, (y) the date the lease with such Specified Tenant was entered into, if such Specified Tenant enters into its lease after the origination date and is rated as of the date such lease is entered into, or (z) the date that such Specified Tenant is initially so rated, if such Specified Tenant is not rated as of the origination date or the date its lease is entered into, as applicable.

Terrorism Insurance. The Air Depot Industrial Mortgage Loan documents require that the insurance policies required to be maintained by the borrower provide coverage for terrorism to the extent any such policy contains a terrorism exclusion, as well as rental loss and/or business interruption insurance covering at least the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Anchor
Major / Inline
Vacant
Unowned
vf OUTLET
PUMA
adidas
GAP
OLD NAVY
Columbia
Banana Republic
VACANT
Calvin Klein
ZALES
Huk
NAUTICA
TALBOTS
LACOSTE
COACH
kate spade
LOFT
OFF 5TH
asics
TORRID
VANS
EXPRESS
J.CREW
KAY
carter's
chico's
PLACE
Finish Line
PACSUN
HOT TOPIC
Lids

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Tampa 36 miles
HILLSBOROUGH COUNTY
Airport Manatee
Tampa Bay
41
Tamiami Trail
75
St. Petersburg 15 miles
Terra Ceia Preserve State Park
Moccasin Wallow Golf Club
SUNSHINE SKYWAY BRIDGE
275
19
Terra Ceia
69th St E.
Parrish
301
Golf Course Rd
Terra Ceia Aquatic Preserve
Terra Ceia Bay
S. Tamiami Trail
49th St E.
39th St E.
Mendoza Rd
Ellenton Ice and Sports Complex
Erie Rd
Creekside Commons
Parkwood Square Shopping Center
The Club at River Wilderness
Fort Hamer Rd
Terra Ceia Bay Country Club
36th Ave E.
Memphis
Ellenton Premium Outlets
5103-5135 Factory Shops Boulevard
Ellenton, FL 34222
Snead Island
Memphis Rd
Ellenton
Palmetto
8th Ave W.
Palmetto Village
Bradenton Area Convention Center
Manatee River
Waterlefre Golf and River Club
Upper Manatee River Rd
River Strand Golf and Country Club
West Bradenton
64
Manatee Ave W.
Manatee Memorial Hospital
Manatee Ave E.
Tom Bennett Park
Traveler's Oasis
Links at Greenfield Plantation
DOWNTOWN BRADENTON
Bradenton Country Club
Manatee Village Historical Park
HCA Florida Blake Hospital
17th Ave W.
LECOM Park
27th St E.
Braden River
Lakewood Ranch Plaza
Rye Rd E.
G.T. Bray Park
Bradenton
West Samoset
MANATEE COUNTY
59th St W.
Cortez Rd
College Plaza
684
Cortez Plaza
301 Blvd W.
South Bradenton
Manatee County Golf Course
Oneco Town Center
Rosedale Golf and Country Club
53rd Ave W.
Manatee Technical College W. Campus
70
53rd Ave E.
Creekwood Crossing
Lorraine Rd
IMG Academy
Bayshore Gardens
Oneco
Tara Golf and Country Club
Washington Blvd
State College of Florida - SCF Bradenton
Bayshore Gardens Shopping Ctr.
Lakewood Walk
63rd Ave E.
9th St E.
Sara Bay Golf and Country Club
Whitfield Ave
Lockwood Ridge Rd
Honore Ave
The River Club
Whitfield
Lakewood Ranch Blvd
Sarasota Bay
Sarasota/ Bradenton Intl. Airport
Tallevast Rd
Palm-Aire Country Club
University Park Country Club
University Park
USF Sarasota-Manatee
New College of Florida
Centre at University Parkway
Shoppes at University Center
Main Street at Lakewood Ranch
University Pkwy
The Mall at University Town Center
Sarasota
SARASOTA COUNTY
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Spring Hill
ORLANDO
Winter Park
Palm Harbor
TAMPA
Lakeland
Clearwater
Brandon
Kissimmee
Melbourne
Palm Bay
ST. PETERSBURG
Bradenton
Ellenton
Sarasota
Port St. Lucie
Gulf of Mexico
Port Charlotte
Cape Coral
Ft. Myers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Mortgage Loan No. 10 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SGFC			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Ellenton, FL 34222
Original Balance(1):	$18,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$18,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1991/2015
Borrower Sponsor:	Simon Property Group, L.P.			Size:	477,175 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$251
Mortgage Rate:	6.2080%			Maturity Date Balance PSF(1):	$251
Note Date:	11/18/2025			Property Manager:	Simon Management Associates, LLC
Maturity Date:	12/1/2035				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$18,228,803
IO Period:	120 months			UW NCF:	$17,436,692
Seasoning:	4 months			UW NOI Debt Yield(1):	15.2%
Prepayment Provisions:	L(28),D(85),O(7)			UW NCF Debt Yield(1):	14.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.31x
Additional Debt Balance(1):	$102,000,000			Most Recent NOI:	$19,698,987 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$18,986,213 (12/31/2024)
				3rd Most Recent NOI:	$18,777,241 (12/31/2023)
Reserves(2)				Most Recent Occupancy(4):	84.4% (10/15/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	85.2% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	85.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$198,000,000 (8/21/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$415
TI/LC Reserve:	$0	$60,000	$1,432,000	Cut-off Date LTV Ratio(1):	60.6%
Outstanding TI/LC Reserve(3):	$1,472,100	$0	NAP	Maturity Date LTV Ratio(1):	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	66.9%	Loan Payoff:	$178,650,473	99.6%
Borrower Sponsor Equity:	$59,439,911	33.1%	Closing Costs:	$789,438	0.4%
Total Sources:	$179,439,911	100.0%	Total Uses:	$179,439,911	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan (as defined below) is part of the Ellenton Premium Outlets Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $120,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The borrower sponsor provided a guaranty in lieu of the Outstanding TI/LC Reserve.
(4)	The Ellenton Premium Outlets Property (as defined below) was 98.6% occupied as of October 15, 2025, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(5)	Historical occupancies exclude RDP tenants.

The Mortgage Loan. The tenth largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a whole loan (the “Ellenton Premium Outlets Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $120,000,000 and secured by a first priority fee mortgage encumbering a 477,175 SF retail outlet center located in Ellenton, Florida (the “Ellenton Premium Outlets Property”). The Ellenton Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Societe Generale Financial Corporation. The Ellenton Premium Outlets Mortgage Loan is evidenced by the non-controlling Note A-3-1, with an original principal balance of $18,000,000. The promissory notes comprising the Ellenton Premium Outlets Whole Loan are summarized in the below table. The Ellenton Premium Outlets Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 securitization trust. The relationship between the holders of the Ellenton Premium Outlets Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non—Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The table below identifies the promissory notes that comprise the Ellenton Premium Outlets Whole Loan.

Ellenton Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2025-BNK51	Yes
A-2	$14,000,000	$14,000,000	BANK 2025-BNK51	No
A-3-1	$18,000,000	$18,000,000	WFCM 2026-C66	No
A-3-2	$8,000,000	$8,000,000	BMO 2026-C14	No
A-4	$10,000,000	$10,000,000	BMO 2026-C14	No
Total	$120,000,000	$120,000,000

The Borrower and the Borrower Sponsor. The borrower for the Ellenton Premium Outlets Whole Loan is Gulf Coast Factory Shops Limited Partnership, an Illinois limited partnership and single purpose entity. The non-recourse carveout guarantor and borrower sponsor for the Ellenton Premium Outlets Whole Loan is Simon Property Group, L.P. (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($24,000,000) of the original principal amount of the Ellenton Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group, Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2025, Simon Property Group, Inc. had ownership interests in 194 income-producing properties in the United States, which consisted of 92 malls, 14 Mills, 70 premium outlets, six lifestyle centers and 12 other retail properties across 37 states and Puerto Rico. Additionally, as of June 30, 2025, Simon Property Group, Inc. had ownership interests in 38 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada. Simon Property Group, Inc. also owns, through its acquisition of The Taubman Realty Group, LLC, interests in an additional 22 regional, super-regional, and outlet malls in the United States and Asia. Simon Property Group, Inc. also has a 22.4% equity stake (as of June 30, 2025) in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 14 countries in Europe. As of November 2025, Simon Property Group, Inc. had a market cap of approximately $70 billion.

The Property. The Ellenton Premium Outlets Property is a 477,175 SF retail outlet center located in Ellenton, Florida. The Ellenton Premium Outlets Property is comprised of seven buildings situated on 70.05 acres. Parking is provided by 2,400 surface spaces, equating to a ratio of 5.03 spaces per 1,000 SF of NRA. The Ellenton Premium Outlets Property was originally developed in 1991 by Prime Outlets, which was subsequently acquired by the borrower sponsor in 2009. Since acquisition, the borrower sponsor has invested approximately $4.6 million in various capital improvements including landscaping, HVAC, fire safety, roof replacement, paving, lighting, furniture and signage. The Ellenton Premium Outlets Property is the largest outlet shopping center in Southwest Florida serving residents and the approximately 2.9 million annual visitors to the area.

As of October 15, 2025, the Ellenton Premium Outlets Property was 84.4% occupied by a granular rent roll consisting of approximately 86 unique tenants (98.6% occupied including 24 RDP tenants), with no single tenant occupying more than 4.9% of NRA or contributing more than 4.5% of underwritten rent. Historical occupancy at the Ellenton Premium Outlets Property has averaged 98.5%, including RDP tenants, since 2022. The ten largest tenants at the Ellenton Premium Outlets Property account for approximately 23.0% of the underwritten rent. The Ellenton Premium Outlets Property is anchored by Saks Fifth Avenue Off Fifth, Lee Wrangler Clearance Center, Gap Outlet, Nike Factory Store, Adidas, Under Armour and Old Navy, and is home to many national brands including J. Crew Factory Store, Victoria's Secret Clearance, Columbia Sportswear Company, Banana Republic Factory Store, American Eagle Outfitters, Kate Spade and Ann Taylor Factory Store, as well as an indoor food court.

As of the trailing-12 months ending August 31, 2025, the Ellenton Premium Outlets Property generated total sales of approximately $157.1 million. Over the same time period, inline tenants with less than 10,000 SF generated sales of $406 PSF (at an occupancy cost of 13.7%). The comparable store sales at the Ellenton Premium Outlets Property (as shown below) have declined moderately. A major reason for the decline is the disruption in nearby traffic due to the reconstruction of nearby highways I-75 and US 301 by the Florida Department of Transportation. This reconstruction was completed by the end of October 2025.

The following table contains sales history for the Ellenton Premium Outlets Property:

Sales History(1)
	2019	2020(2)	2021	2022	2023	2024	August 2025 TTM
Gross Mall Sales	$174,106,899	$124,418,644	$165,570,307	$176,959,669	$164,356,846	$158,840,445	$157,075,402
Sales PSF (Inline < 10,000 SF)	$437	$299	$452	$464	$430(3)	$406(3)	$406(3)
Occupancy Cost (Inline < 10,000 SF)	14.8%	19.3%	14.4%	14.1%	13.4%(3)	14.3%(3)	13.7%(3)

(1)	Information is as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Ellenton Premium Outlets Property was closed between March 18, 2020 and May 4, 2020 due to COVID-19 restrictions.
(3)	For 2023 onwards, Simon adjusted its comparable sales reporting to include inline stores less than 20,000. The comparable inline sales PSF for this revised reporting methodology are $447 PSF, $420 PSF and $420 PSF for 2023, 2024 and TTM August 2025, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table contains anchor and major tenant sales history at the Ellenton Premium Outlets Property:

Tenant Sales
Tenant	SF	2022 Sales/PSF(1)	2023 Sales/PSF(1)	2024 Sales/PSF(1)	August 2025 TTM Sales PSF
Lee Wrangler Clearance Center	23,272	$109	$118	$112	$115
Saks Fifth Avenue Off 5th	19,804	$232	$181	$152	$137
Nike Factory Store	15,076	$1,108	$1,094	$1,017	$1,052
Gap Outlet	11,429	$249	$252	$251	$255
Adidas	10,500	$632	$533	$510	$526
Under Armour	10,055	$578	$577	$538	$501
Polo Ralph Lauren	9,243	$615	$563	$572	$590
Columbia Sportswear Company	8,889	$677	$608	$689	$594
Victoria's Secret Clearance	8,116	$407	$446	$520	$566
Loft Outlet	7,680	$194	$209	$205	$201
Rack Room Shoes	7,137	$628	$554	$505	$499
Skechers	7,080	$426	$506	$505	$522
Calvin Klein	6,638	$251	$242	$241	$243
Charlotte Russe	6,587	$154	$161	$179	$196
American Eagle Outfitters	6,298	$577	$563	$600	$619

(1)	Information is as of December 31, of each respective year as provided by the borrower sponsor.

Major Tenants.

Lee Wrangler Clearance Center (23,272 SF, 4.9% of NRA, 3.3% of underwritten base rent). Lee Wrangler Clearance Center, a division of Kontoor Brands, Inc., (NYSE: KTB) (S&P: BB-/Moody's: Ba2) is a unique discount clothing store chain that specializes in offering a wide selection of clothes, brands sizes and styles at low prices. In 2019, the company was split into Kontoor Brands, Inc., which holds the jeans and outlet stores (Wrangler, Lee, Helly Hansen, Musto and Rock & Republic brands and the VF Outlets), and VF Corporation, which holds the sports apparel and footwear businesses (The North Face, Altra, icebreaker, Smartwool, Vans, Timberland, Eastpak, Kipling and Jansport). Lee Wrangler Clearance Center has been a tenant at the Ellenton Premium Outlets Property since 2008 and has renewed its lease multiple times. After origination, the tenant executed a three-year renewal option extending its lease term through January 31, 2029, with base rent starting at $19.57 PSF plus overage rent equal to 10.0% of sales over a $2,750,000 ($119 PSF) breakpoint. Lee Wrangler Clearance Center reported sales of $118 PSF in 2023, $112 PSF in 2024 and $115 PSF as of TTM August 2025.

Saks Fifth Avenue Off 5th (19,804 SF, 4.2% of NRA, 1.8% of underwritten base rent). Saks Fifth Avenue (“Saks”) is an American luxury department store chain headquartered in New York City. Founded by Andrew Saks, the company offers dresses, blazers, tops, sweaters, jeans, skirts, shoes, bags, jewelry, gift sets and accessories. The original store opened in the F Street shopping district of Washington, D.C. in 1867. Saks expanded into Manhattan with its Herald Square store in 1902 and flagship store on Fifth Avenue in 1924. The company currently has 42 stores across North America. In 1992, the company launched Saks Off 5th to sell off clearance merchandise at a reduced price. Saks Fifth Avenue Off 5th has been a tenant at the Ellenton Premium Outlets Property since May of 1996 and has renewed its lease multiple times. Its current lease extends through October 31, 2031. The tenant’s current base rent is $13.75 PSF. Saks Fifth Avenue Off Fifth reported sales of $181 PSF in 2023, $152 PSF 2024 and $137 PSF as of TTM August 2025.

Nike Factory Store (15,076 SF, 3.2% of NRA, 4.1% of underwritten base rent). Nike Factory Store (S&P: A+/Moody's: A2) offers Nike performance products and athletic wear at discounted prices. Nike operates different types of retail stores, and the primary difference between a Nike store and a Nike factory outlet lies in the types of products they offer and their pricing. These stores often sell products from previous seasons or with minor imperfections, such as cosmetic blemishes or discontinued styles. Nike factory outlet stores provide an opportunity to purchase Nike products at lower prices compared to regular retail stores. Prices are generally lower, with discounts ranging from 20% to 50% off regular retail prices. Nike Factory Store has been a tenant at the Ellenton Premium Outlets Property since March of 2014. After origination, the tenant executed a lease renewal extending the tenant's term through January 31, 2032 at an initial base rent of $41.01 PSF. The tenant is also required to pay overage rent equal to 4.0% of sales over a $16.805 million ($1,115 PSF) breakpoint. Nike Factory Store reported sales of $1,094 PSF in 2023, $1,017 PSF in 2024 and $1,052 PSF as of TTM August 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table presents certain information relating to the tenancy at the Ellenton Premium Outlets Property:

Tenant Summary(1)
							August 2025 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Lee Wrangler Clearance Center	NR/Ba2/BB-	23,272	4.9%	$499,249	3.3%	$21.45	$2,683,904	$115	18.6%	1/31/2029	None	None
Saks Fifth Avenue Off 5th	NR/NR/NR	19,804	4.2%	$272,305	1.8%	$13.75	$2,709,230	$137	14.5%	10/31/2031	None	None
Nike Factory Store	NR/A2/A+	15,076	3.2%	$633,723	4.1%	$42.04	$16,053,852	$1,065	5.8%	1/31/2032	1, 5-year	None
Old Navy	NR/Ba3/BB	12,771	2.7%	$260,528	1.7%	$20.40	NAV	NAV	NAV	11/30/2035	None	None
Gap Outlet	NR/Ba3/BB	11,429	2.4%	$252,228	1.6%	$22.07	$2,943,987	$258	16.8%	1/31/2027	None	None
Occupied Subtotal/Wtd. Avg.		82,352	17.3%	$1,918,033	12.5%	$23.29

Other Tenants		320,214	67.1%	$13,411,528	87.5%	$41.88
Occupied Total/Wtd. Avg.		402,566	84.4%	$15,329,561	100.0%	$38.08

Vacant Space		74,609	15.6%
Total/Wtd. Avg.		477,175	100.0%

(1)	Based on the underwritten rent roll dated October 15, 2025, UW Rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. The Old Navy lease was executed in November 2025. Accordingly, no sales data is available for the tenant.

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	9	20,729	4.3%	4.3%	$1,114,150	7.3%	7.3%	$53.75
2027	18	76,845	16.1%	20.4%	$2,749,195	17.9%	25.2%	$35.78
2028	19	79,131	16.6%	37.0%	$2,639,157	17.2%	42.4%	$33.35
2029	19	89,489	18.8%	55.8%	$3,325,196	21.7%	64.1%	$37.16
2030	7	24,479	5.1%	60.9%	$1,295,809	8.5%	72.6%	$52.94
2031	8	57,059	12.0%	72.9%	$2,396,609	15.6%	88.2%	$42.00
2032	3	19,615	4.1%	77.0%	$785,400	5.1%	93.3%	$40.04
2033	3	13,455	2.8%	79.8%	$487,312	3.2%	96.5%	$36.22
2034	1	2,355	0.5%	80.3%	$98,069	0.6%	97.1%	$41.64
2035	2	19,409	4.1%	84.4%	$438,665	2.9%	100.0%	$22.60
2036	0	0	0.0%	84.4%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	84.4%	$0	0.0%	100.0%	$0.00
Vacant	0	74,609	15.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	89	477,175	100.0%		$15,329,561	100.0%		$38.08(3)
(1)	Based on the underwritten rent roll dated October 15, 2025, UW rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Manatee County, Florida, and is part of the North Port-Sarasota-Bradenton core-based statistical area (“CBSA”) in southwestern Florida. The CBSA is served by Interstate-75 which extends north-south along the west coast of Florida and U.S. Highway 301, which extends in an east-west direction in the vicinity of the Ellenton Premium Outlets Property. The Ellenton Premium Outlets Property is located immediately south of the Tampa Bay area and north of Sarasota/Bradenton.

The population of the North Port-Sarasota-Bradenton, FL CBSA is estimated at 957,900 as of 2025 and has increased at an annual rate of 2.4% since 2014. The unemployment rates are 3.7% and 3.8% for the North Port-Sarasota-Bradenton FL CBSA and the State of Florida, respectively. The economy of the North Port‒Sarasota‒Bradenton metropolitan statistical area is characterized by recent population and employment growth and a diversified sectoral base. Major growth sectors include healthcare and education, tourism, professional/business services, and advanced manufacturing, especially aviation/aerospace in the Bradenton area. Major employers in the market area include Sarasota Memorial Healthcare System (6,550), Bealls, Inc. (1,996), PGT Innovations (1,975), Tropicana Products (900) and IMG Academy (787).

The Ellenton Premium Outlets Property is part of the Sarasota, FL retail market. As of the fourth quarter of 2025, the Sarasota retail market contained a total of 53.8 million SF of retail space. Overall market vacancy is 4.3%, with average asking rents of $24.68 PSF. The Ellenton Premium Outlets Property is part of the Manatee County, FL retail submarket. As of the fourth quarter of 2025, the Manatee County retail submarket contained a total inventory of 20.31 million SF of retail space with an overall vacancy of 5.4%. Average asking rents were $22.39 PSF, up 1.4% over year-end 2024 asking rents.

According to the appraisal, the 2024 population within a 7-, 10- and 15-mile radius of the Ellenton Premium Outlets Property was 228,941, 396,003 and 600,789, respectively. The 2024 average household income within the same radii was $93,120, $97,049 and $100,358, respectively.

The following table presents information regarding certain competitive properties to the Ellenton Premium Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Inline Sales PSF	Distance to Subject	Anchor Tenants
Ellenton Premium Outlets 5103-5135 Factory Shops Boulevard Ellenton, FL	1991/2015	477,175(2)	84.4%(2)	$406(2)	NAP	Lee Wrangler Clearance Center, Saks Fifth Avenue Off 5th, Nike Factory Store(2)
Mall at University Town Center(3) 140 Town Center Drive Sarasota, FL	2014/NAP	867,000	97.0%	$1,440	12.5 miles	Dillard's, Macy's, Saks Fifth Avenue
Tampa Premium Outlets(3) 2300 Grand Cypress Drive Wesley Chapel, FL	2015/NAP	460,387	100.0%	$522	52.0 miles	Saks Off Fifth
Miromar Outlets 10801 Corkscrew Road Estero, FL	1998/2015	671,000	98.0%	$699	103.0 miles	Bloomingdale's Outlet, Neiman Marcus Last Call, Saks Off Fifth, Polo/Ralph Lauren, Nike

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated October 15, 2025. Sales for the Ellenton Premium Outlets Property were provided by the borrower sponsor.
(3)	The Mall at University Town Center and Tampa Premium Outlets are also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ellenton Premium Outlets Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Under 2,000 SF	$60.00	5	3.0% annual
2,000 - 4,999 SF	$40.00	7	3.0% annual
5,000 - 9,999 SF	$40.00	7	3.0% annual
Food Court	$40.00	7	3.0% annual
10,000+ SF Tenants	$25.00	10	10% in Yr. 6
Majors	$22.00	10	10% in Yr. 6

Appraisal. The appraiser concluded to an “as-is” value for the Ellenton Premium Outlets Property of $198,000,000 as of August 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Ellenton Premium Outlets Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2021	2022	2023	2024	9/30/2025 TTM	UW	UW PSF
Base Rental Income(1)	$14,528,665	$14,469,985	$15,208,185	$15,542,761	$14,966,770	$14,503,615	$30.39
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$825,946	$1.73
Gross Up of Vacant Space	$0	$0	$0	$0	$0	$4,497,749	$9.43
Overage Rent(3)	$940,335	$1,210,946	$1,013,379	$731,296	$456,908	$426,035	$0.89
Percentage Rent in Lieu(4)	$245,920	$0	$0	$0	$15,333	$86,661	$0.18
Expense Reimbursements	$6,376,720	$6,220,279	$6,506,415	$6,688,704	$7,912,339	$6,593,162	$13.82
Net Rental Income	$22,091,640	$21,901,210	$22,727,979	$22,962,761	$23,351,350	$26,933,168	$56.44
(Vacancy & Credit Loss)	$273,291	$163,491	($120,177)	($111,680)	$258,277	($4,497,749)	($9.43)
Temporary Tenant / Other Rents	$951,746	$1,447,255	$1,405,501	$1,622,064	$1,437,864	$1,492,477	$3.13
Other Income(5)	$141,795	$182,906	$214,316	$221,511	$269,903	$307,326	$0.64
Effective Gross Income	$23,458,472	$23,694,862	$24,227,619	$24,694,656	$25,317,394	$24,235,222	$50.79

Real Estate Taxes	$1,438,615	$1,443,928	$1,448,786	$1,309,146	$1,277,444	$1,421,604	$2.98
Insurance	$579,311	$649,462	$802,817	$972,596	$1,102,008	$1,142,039	$2.39
Other Operating Expenses	$3,238,237	$3,057,613	$3,198,775	$3,426,701	$3,238,955	$3,442,777	$7.21
Total Operating Expenses	$5,256,163	$5,151,003	$5,450,378	$5,708,443	$5,618,407	$6,006,419	$12.59

Net Operating Income	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$18,228,803	$38.20
Replacement Reserves	$0	$0	$0	$0	$0	$76,348	$0.16
TI/LC	$0	$0	$0	$0	$0	$715,763	$1.50
Net Cash Flow	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$17,436,693	$36.54

Occupancy %	82.0%(6)	84.6%(6)	85.2%(6)	85.2%(6)	84.4%(7)	83.3%(8)
NOI DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.41x
NCF DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.31x
NOI Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	15.2%
NCF Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	14.5%

(1)	UW Base Rental Income is based on the underwritten rent roll dated October 15, 2025, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	UW Contractual Rent Steps were taken through December 2026.
(3)	UW Overage Rent is based on the terms of applicable leases using TTM August 2025 sales figures.
(4)	UW Percentage Rent in Lieu is based on the terms of applicable leases using TTM August 2025 sales figures.
(5)	UW Other income is based on the borrower sponsor’s budget and includes media participation, Simon ad panels and miscellaneous income.
(6)	UW Historical occupancies are as of December 31 for each respective year and exclude RDP tenants.
(7)	Represents occupancy per the underwritten rent roll dated October 15, 2025 and excludes RDP tenants. The Ellenton Premium Outlets Property was 98.6% occupied as of October 15, 2025, including the RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	Based on the economic vacancy of 16.7%.
(9)	Debt service coverage ratios and debt yields are based on the Ellenton Premium Outlets Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – After the occurrence of a Lockbox Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Ellenton Premium Outlets Property is insured under an acceptable blanket policy (in which case, no insurance escrows will be required). At origination, a blanket policy was in place.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrower is required to escrow $6,000 on a monthly basis for replacements and repairs to be made at the Ellenton Premium Outlets Property.

TI/LC Reserve – On each payment date, the borrower is required to deposit approximately $60,000 for future tenant improvements and leasing commissions, subject to a cap of $1,432,000 (except such cap will not apply during a Lockbox Event Period).

Outstanding TI/LC Reserve –The borrower sponsor provided a guaranty in lieu of reserves for all outstanding landlord obligations at the time of loan origination, in the amount of $1,472,100.

The borrower has the right, in lieu of making cash deposits into the reserve accounts described above, to provide a letter of credit from Simon Property Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Lockbox and Cash Management. The Ellenton Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and on the to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Ellenton Premium Outlets Whole Loan, or, (ii) if no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager if the property manager is not replaced within 60 days with a qualified property manager, or (iii) the debt yield for the Ellenton Premium Outlets Whole Loan based on the trailing four quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to the matters described in clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to the matters described in clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Ellenton Premium Outlets Property or the Ellenton Premium Outlets Whole Loan provided that a Lockbox Event Period triggered by bankruptcy action of the borrower cannot be cured, or (c) with respect to matters described in clause (iii) above, (x) the debt yield for the Ellenton Premium Outlets Whole Loan is greater than or equal to 10.0% for two consecutive calendar quarters, (y) a partial prepayment in an amount sufficient such that the debt yield is no less than 10.0%, or (z) the borrower delivers cash, U.S. obligations, other lender acceptable securities or a letter of credit in an amount if applied to the repayment of the Ellenton Premium Outlets Whole Loan would result in a debt yield equal to 10.0%.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Wells Fargo Commercial Mortgage Trust 2026-C66	Characteristics of the Mortgage Pool
III.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

A.J. Sfarra	Tel. (212) 214-5613

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

BMO Capital Markets Corp.

Paul Vanderslice	Tel. (917) 996-4514

David Schell	Tel. (347) 996-0721

Andrew Noonan	Tel. (347) 446-3147

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Avinash Sharma	Tel. (212) 834-3111

SG Americas Securities, LLC

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Claire Weiss	Tel. (212) 278-6570

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Andrew Lisa	Tel. (212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100